FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-199921-03

CREDIT SUISSE

July 29, 2015

CSAIL 2015-C3
Commercial Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

Credit Suisse First Boston Mortgage Securities Corp.
as Depositor

Commercial Mortgage Pass-Through Certificates Series 2015-C3

Column Financial, Inc.
UBS Real Estate Securities Inc.
The Bank of New York Mellon
Benefit Street Partners CRE Finance LLC
The Bancorp Bank
as Sponsors and Mortgage Loan Sellers

Credit Suisse
Lead Manager and Joint Bookrunner

UBS Securities LLC
Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-199921) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Credit Suisse Securities (USA) LLC and the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CSAIL 2015-C3 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA/Morningstar)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf) / AAA	$60,509,000	30.000%(2)	2.81	09/15-05/20	44.5%	15.9%
A-2	Aaa(sf) / AAAsf / AAA(sf) / AAA	$148,324,000	30.000%(2)	4.89	05/20-07/20	44.5%	15.9%
A-3	Aaa(sf) / AAAsf / AAA(sf) / AAA	$200,000,000	30.000%(2)	9.49	11/24-03/25	44.5%	15.9%
A-4	Aaa(sf) / AAAsf / AAA(sf) / AAA	$502,390,000	30.000%(2)	9.85	03/25-07/25	44.5%	15.9%
A-SB	Aaa(sf) / AAAsf / AAA(sf) / AAA	$82,627,000	30.000%(2)	7.19	07/20-11/24	44.5%	15.9%
X-A	Aa1(sf) /AAAsf / AAA(sf) / AAA	$1,080,812,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AA-sf / AAA(sf) / AAA	$86,961,000(6)	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAAsf / AAA(sf) / AAA	$86,962,000	23.875%	9.91	07/25-07/25	48.4%	14.6%
B	NR / AA-sf / AA-(sf) / AA	$86,961,000	17.750%	9.91	07/25-07/25	52.3%	13.5%
C	NR / A-sf / A-(sf) / A-	$63,891,000	13.250%	9.99	07/25-08/25	55.2%	12.8%
D	NR / BBB-sf / BBB-(sf) / BBB	$72,764,000	8.125%	9.99	08/25-08/25	58.4%	12.1%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s/Fitch/KBRA/Morningstar)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-E	NR / BB-sf / BB-(sf) / AAA	$35,495,000(6)	N/A	N/A	N/A	N/A	N/A
X-F	NR / B-sf / B-(sf) / AAA	$14,197,000(6)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / NR / AAA	$65,666,014(6)	N/A	N/A	N/A	N/A	N/A
E	NR / BB-sf / BB-(sf) / BB	$35,495,000	5.625%	9.99	08/25-08/25	60.0%	11.8%
F	NR / B-sf / B-(sf) / B+	$14,197,000	4.625%	9.99	08/25-08/25	60.7%	11.6%
NR	NR / NR / NR / NR	$65,666,014	0.000%	9.99	08/25-08/25	63.6%	11.1%

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and an August 18, 2015 closing date. Based on “Modeling Assumptions” as described in the Free Writing Prospectus relating to the Publicly Offered Certificates, dated July 29, 2015 (the “Free Writing Prospectus”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Free Writing Prospectus.
(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Principal Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Principal Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Principal Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Principal Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each Class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The notional amounts of the Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates (collectively, the “Class X Certificates”) are defined in the Free Writing Prospectus.
(7)	The Class Z and Class R certificates are not shown above.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

Summary of Transaction Terms

Securities Offered:	$1,419,786,014 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Joint Bookrunners:	Credit Suisse Securities (USA) LLC. and UBS Securities LLC
Co-Manager:	Drexel Hamilton, LLC
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (39.9%), UBS Real Estate Securities Inc. (“UBSRES”) (30.3%), The Bank of New York Mellon (“BNYM”) (13.5%), Benefit Street Partners CRE Finance LLC (“BSP”) (9.7%), and The Bancorp Bank (“Bancorp”) (6.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)
Special Servicer:	Rialto Capital Advisors, LLC (“Rialto”).
Controlling Class Representative:	RREF II CMBS AIV, LP or another affiliate of Rialto.
Trustee:	Wells Fargo Bank, National Association (“Wells Fargo”)
Certificate Administrator:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Morningstar Credit Ratings, LLC (“Morningstar”)
Closing Date:	On or about August 18, 2015.
Cut-off Date:	With respect to each mortgage loan, the related due date in August 2015, or with respect to any mortgage loan that has its first due date in September 2015, the date that would otherwise have been the related due date in August 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2015.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2015.
Rated Final Distribution Date:	The Distribution Date in August 2048.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Intex Solutions, Inc., Trepp, LLC, Bloomberg Financial Markets, L.P. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$1,419,786,015
Number of Mortgage Loans:	89
Number of Mortgaged Properties:	168
Average Cut-off Date Balance per Mortgage Loan:	$15,952,652
Weighted Average Current Mortgage Rate:	4.3748%
10 Largest Mortgage Loans as % of IPB:	46.3%
Weighted Average Remaining Term to Maturity(2):	112
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.89x
Weighted Average UW NOI Debt Yield(3)(5):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5)(6):	63.6%
Weighted Average Maturity Date LTV(2)(3)(6):	56.4%
Other Statistics
% of Mortgage Loans with Additional Debt:	24.8%
% of Mortgaged Properties with Single Tenants:	17.9%
Amortization
Weighted Average Original Amortization Term(7):	352
Weighted Average Remaining Amortization Term(7):	352
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	42.3%
% of Mortgage Loans with Interest-Only:	24.9%
% of Mortgage Loans with Amortizing Balloon:	23.4%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	9.2%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	0.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	0.0%
Cash Management(8)
% of Mortgage Loans with In-Place, Hard Lockboxes:	63.6%
% of Mortgage Loans with Springing Lockboxes:	27.9%
% of Mortgage Loans with In-Place, Soft Lockboxes:	6.9%
% of Mortgage Loans with No Lockbox:	1.6%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	68.1%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	51.6%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(9):	66.4%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(10):	39.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	In the case of Loan Nos. 1 and 85 with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.
(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.
(5)	In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.
(6)	In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.
(7)	Excludes 11 mortgage loans that are interest-only for the entire term. In the case of Loan Nos. 1, 2 and 5, the related loan will amortize based on the assumed principal payment schedule set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to the free writing prospectus.
(8)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Lockbox Accounts” in the Free Writing Prospectus.
(9)	CapEx Reserves include FF&E reserves for hospitality properties.
(10)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Collateral Characteristics

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	Column	29	88	$566,469,109	39.9%
UBSRES	UBSRES	23	30	$430,199,106	30.3%
BNYM	BNYM	12	18	$192,080,194	13.5%
BSP	BSP	13	19	$137,817,628	9.7%
Bancorp	Bancorp	12	13	$93,219,978	6.6%
Total:		89	168	$1,419,786,015	100.0%

(1)	Certain of the Column mortgage loans were originated by Pillar Funding LLC, Centerline Finance Corporation, KGS-Alpha Real Estate Capital Markets, LLC, and Western Alliance Bank and acquired by Column. Column has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors—Column Financial, Inc.” in the Free Writing Prospectus.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/Pads Beds Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)(3)
1	Charles River Plaza North	UBSRES	1	$130,000,000	9.2%	354,594	Office	1.85x	11.6%	46.6%	34.5%
2	Starwood Capital Extended Stay Portfolio	Column	50	$105,000,000	7.4%	6,106	Hotel	2.26x	14.0%	64.3%	61.3%
3	The Mall of New Hampshire	UBSRES	1	$100,000,000	7.0%	405,723	Retail	2.52x	11.1%	58.6%	58.6%
4	Westfield Wheaton	Column	1	$97,000,000	6.8%	1,649,363	Retail	2.43x	10.1%	58.4%	58.4%
5	Arizona Grand Resort & Spa	Column	1	$50,000,000	3.5%	744	Hotel	2.50x	16.3%	46.1%	41.5%
6	Soho-Tribeca Grand Hotel Portfolio	Column	2	$50,000,000	3.5%	554	Hotel	2.25x	10.5%	57.8%	57.8%
7	Westfield Trumbull	Column	1	$41,162,162	2.9%	1,130,472	Retail	2.73x	11.3%	58.1%	58.1%
8	Venue Emerald Coast	BNYM	1	$30,000,000	2.1%	233	Multifamily	1.39x	8.4%	79.8%	72.7%
9	16542 & 16550 Ventura	BNYM	1	$27,500,000	1.9%	95,355	Office	1.40x	9.2%	72.0%	66.0%
10	21 Astor Place	BSP	1	$26,650,000	1.9%	11,121	Retail	1.46x	6.8%	63.5%	63.5%
Top 3 Total/Weighted Average			52	$335,000,000	23.6%			2.18x	12.2%	55.7%	50.1%
Top 5 Total/Weighted Average			54	$482,000,000	33.9%			2.27x	12.2%	55.2%	50.9%
Top 10 Total/Weighted Average			60	$657,312,162	46.3%			2.18x	11.5%	57.8%	54.0%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6 and 7 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.
(3)	In the case of Loan No. 1 with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Pari Passu Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer
1	Charles River Plaza North	$130,000,000	$81,000,000	$211,000,000	CSAIL 2015-C3	Midland	Rialto
2	Starwood Capital Extended Stay Portfolio	$105,000,000	$95,000,000	$200,000,000	CSAIL 2015-C3	Midland	Rialto
3	The Mall of New Hampshire	$100,000,000	$50,000,000	$150,000,000	CSAIL 2015-C3	Midland	Rialto
4	Westfield Wheaton	$97,000,000	$137,617,526	$234,617,526	CSAIL 2015-C2	Wells Fargo	Rialto
5	Arizona Grand Resort & Spa	$50,000,000	$45,000,000	$95,000,000	CSAIL 2015-C3	Midland	Rialto
6	Soho-Tribeca Grand Hotel Portfolio	$50,000,000	$175,000,000	$225,000,000	CSAIL 2015-C1	KeyBank National Association (“Keybank”)	C-III Asset Management LLC (“C-III”)
7	Westfield Trumbull	$41,162,162	$111,137,838	$152,300,000	CSAIL 2015-C1	Keybank	C-III
22	WPC Department Store Portfolio	$17,170,000	$40,000,000	$57,170,000	CSAIL 2015-C3(2)	Midland(2)	Rialto(2)
24	Sterling & Milagro Apartments	$16,933,509	$29,882,664	$46,816,173	CSAIL 2015-C2	Wells Fargo	Rialto
26	Cape May Hotels	$16,000,000	$16,000,000	$32,000,000	CSAIL 2015-C3	Midland	Rialto

(1)	In the case of Loan No. 1, 2, 5, 6 and 24 excludes one or more mezzanine loans and subordinate B-Note described below.
(2)	The WPC Department Store Portfolio whole loan will initially be serviced under the pooling and servicing agreement. Midland will be the primary servicer for the whole loan. The Special Servicer under the pooling and servicing agreement will initially service the whole loan. Following the securitization of the controlling Companion Loan, the whole loan will be (i) primary serviced by Midland and (ii) specially serviced by the special servicer for such other securitization, in each case pursuant to the pooling and servicing agreement for such other securitization. The controlling Companion Loan is currently held by UBSRES and is expected to be contributed to a future securitization. Prior to the securitization of the controlling Companion Loan, UBSRES will remain the controlling holder of the whole loan. Following the securitization of the controlling Companion Loan, the rights of the controlling holder of the whole loan are expected to be exercised by the controlling class representative (or an equivalent entity) with respect to such other securitization (prior to a control termination event (or the equivalent thereof) with respect to such other securitization).

Additional Subordinate Debt Summary(1)

No.	Loan Name	Pari Passu Loan Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut- off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut- off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
1	Charles River Plaza North	$211,000,000	$134,000,000	$345,000,000	1.85x	1.14x	46.6%	76.1%	11.6%	7.1%
2	Starwood Capital Extended Stay Portfolio	$200,000,000	$25,000,000	$225,000,000	2.26x	1.83x	64.3%	72.3%	14.0%	12.4%
5	Arizona Grand Resort & Spa	$95,000,000	$25,000,000	$120,000,000	2.50x	1.55x	46.1%	58.2%	16.3%	12.9%
6	Soho-Tribeca Grand Hotel Portfolio	$225,000,000	$25,000,000	$250,000,000	2.25x	1.93x	57.8%	64.3%	10.5%	9.5%
24	Sterling & Milagro Apartments	$46,816,173	$2,948,552	$49,764,725	1.46x	1.23x	74.1%	78.8%	9.3%	8.7%

(1)	In the case of Loan Nos. 1 and 6, the subordinate debt includes a B-Note. In the case of Loan Nos. 1, 2, 5, and 24, the subordinate debt includes one or more mezzanine loans.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)(6)
Retail
	Anchored	11	$245,146,948	17.3%	96.5%	2.05x	9.9%	62.0%	58.0%
	Regional Mall	1	$100,000,000	7.0%	95.5%	2.52x	11.1%	58.6%	58.6%
	Unanchored	9	$59,529,535	4.2%	91.0%	1.49x	9.8%	69.8%	59.4%
	Single Tenant	12	$42,693,396	3.0%	100.0%	1.47x	9.5%	67.7%	60.0%
	Shadow Anchored	1	$11,100,000	0.8%	100.0%	1.40x	9.2%	75.0%	66.1%
	Subtotal	34	$458,469,879	32.3%	96.0%	2.01x	10.1%	63.1%	58.7%
Hotel
	Full Service	9	$188,891,746	13.3%	73.9%	2.44x	14.5%	57.1%	51.6%
	Extended Stay	51	$115,473,658	8.1%	79.4%	2.21x	13.8%	65.0%	61.1%
	Limited Service	3	$31,472,664	2.2%	81.1%	1.71x	12.5%	67.3%	53.2%
	Subtotal	63	$335,838,067	23.7%	76.5%	2.30x	14.1%	60.8%	55.0%
Office
	CBD	5	$178,975,000	12.6%	99.1%	1.78x	11.4%	52.2%	41.3%
	Medical	3	$57,200,000	4.0%	91.8%	1.35x	9.0%	72.5%	65.9%
	Suburban	4	$45,032,824	3.2%	95.8%	1.38x	9.8%	74.6%	62.5%
	Single Tenant	1	$9,000,000	0.6%	100.0%	1.61x	11.4%	65.7%	51.8%
	Subtotal	13	$290,207,824	20.4%	97.2%	1.63x	10.7%	60.1%	49.8%
Multifamily
	Garden	26	$203,083,091	14.3%	95.1%	1.41x	9.1%	73.2%	63.5%
	Subtotal	26	$203,083,091	14.3%	95.1%	1.41x	9.1%	73.2%	63.5%
Industrial
	Warehouse	4	$29,767,473	2.1%	100.0%	1.36x	9.4%	69.8%	57.2%
	Cold Storage	1	$23,100,000	1.6%	100.0%	1.49x	8.9%	70.0%	61.0%
	Flex	1	$8,100,000	0.6%	100.0%	1.61x	11.5%	73.6%	60.1%
	Flex/Office	1	$6,100,000	0.4%	90.1%	1.73x	12.7%	68.5%	58.5%
	Subtotal	7	$67,067,473	4.7%	99.1%	1.47x	9.8%	70.2%	59.0%
Self Storage
	Self Storage	14	$45,471,251	3.2%	89.9%	2.26x	12.3%	56.9%	50.8%
	Subtotal	14	$45,471,251	3.2%	89.9%	2.26x	12.3%	56.9%	50.8%
Manufactured Housing
	Manufactured Housing	5	$13,755,106	1.0%	91.0%	1.56x	10.0%	70.2%	59.6%
	Subtotal	5	$13,755,106	1.0%	91.0%	1.56x	10.0%	70.2%	59.6%
Other
	Leased Fee(7)	6	$5,893,323	0.4%	N/A	1.49x	9.4%	61.1%	52.0%
	Subtotal	6	$5,893,323	0.4%	N/A	1.49x	9.4%	61.1%	52.0%
Total / Wtd. Avg.:		168	$1,419,786,015	100.0%	91.4%	1.89x	11.1%	63.6%	56.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.
(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.
(4)	In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.
(5)	In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.
(6)	In the case of Loan Nos. 1 and 85 with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.
(7)	The collateral for the loan consists of the borrower’s fee interest in the land parcel. Neither the tenant’s leasehold interest nor the improvements are part of the collateral.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)(6)
CA	21	$251,246,054	17.7%	87.9%	1.62x	10.5%	66.7%	58.6%
TX	22	$144,896,394	10.2%	90.5%	1.63x	10.8%	69.3%	58.8%
MA	1	$130,000,000	9.2%	100.0%	1.85x	11.6%	46.6%	34.5%
MD	2	$105,000,000	7.4%	94.5%	2.38x	10.3%	59.0%	57.7%
NH	1	$100,000,000	7.0%	95.5%	2.52x	11.1%	58.6%	58.6%
NY	6	$99,467,362	7.0%	89.5%	1.88x	9.9%	63.0%	60.2%
FL	13	$93,200,604	6.6%	90.3%	2.20x	12.5%	69.0%	61.9%
AZ	4	$67,345,748	4.7%	72.4%	2.22x	14.6%	53.2%	46.5%
GA	14	$58,188,671	4.1%	91.6%	1.71x	11.1%	66.8%	59.8%
NJ	5	$41,383,983	2.9%	90.1%	1.61x	11.0%	70.3%	58.7%
CT	1	$41,162,162	2.9%	98.0%	2.73x	11.3%	58.1%	58.1%
AL	13	$38,493,042	2.7%	90.6%	1.73x	11.5%	66.7%	57.9%
IL	4	$34,141,698	2.4%	98.0%	1.54x	9.7%	69.2%	60.2%
NC	10	$32,788,390	2.3%	89.0%	1.77x	11.2%	71.0%	63.4%
OH	7	$31,402,710	2.2%	96.6%	1.61x	10.6%	69.8%	59.0%
PA	5	$29,912,054	2.1%	93.4%	1.54x	10.6%	73.6%	60.5%
MI	8	$26,119,303	1.8%	95.6%	1.51x	10.1%	68.3%	56.9%
TN	6	$17,519,722	1.2%	91.9%	1.74x	11.0%	70.3%	62.2%
WI	4	$13,755,184	1.0%	100.0%	1.76x	11.7%	63.9%	58.4%
LA	4	$13,317,227	0.9%	87.0%	2.04x	13.0%	66.9%	62.1%
MS	3	$12,926,441	0.9%	95.5%	1.43x	9.7%	70.3%	62.3%
NV	1	$9,000,000	0.6%	100.0%	1.61x	11.4%	65.7%	51.8%
CO	3	$7,452,201	0.5%	77.7%	2.12x	13.3%	65.7%	60.9%
VA	3	$5,474,553	0.4%	85.4%	1.72x	10.7%	67.7%	61.1%
OK	1	$3,990,106	0.3%	89.4%	1.74x	11.0%	66.8%	54.3%
SC	2	$3,491,233	0.2%	85.3%	1.85x	10.1%	67.6%	66.4%
AR	1	$3,094,127	0.2%	91.7%	1.36x	9.9%	74.8%	64.6%
KS	1	$2,713,312	0.2%	98.7%	1.36x	9.9%	74.8%	64.6%
ND	1	$1,573,117	0.1%	100.0%	1.76x	11.7%	63.9%	58.4%
KY	1	$730,616	0.1%	56.2%	2.26x	14.0%	64.3%	61.3%
Total / Wtd. Avg.	168	$1,419,786,015	100.0%	91.4%	1.89x	11.1%	63.6%	56.4%

(1)         Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)         In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.

(3)         For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)         In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.

(5)         In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(6)         In the case of Loan Nos. 1 and 85 with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
$1,398,523 - $4,999,999	21	$64,723,020	4.6%	4.6300%	118	1.80x	11.0%	62.3%	53.6%
$5,000,000 - $9,999,999	27	$205,044,962	14.4%	4.6130%	117	1.54x	10.2%	69.6%	58.9%
$10,000,000 - $19,999,999	25	$353,159,269	24.9%	4.6290%	116	1.70x	11.0%	68.2%	58.0%
$20,000,000 - $24,999,999	4	$88,340,000	6.2%	4.4786%	102	1.61x	11.0%	69.5%	61.0%
$25,000,000 - $49,999,999	6	$176,518,764	12.4%	4.3885%	118	1.74x	9.4%	69.2%	63.9%
$50,000,000 - $130,000,000	6	$532,000,000	37.5%	4.0615%	106	2.26x	12.0%	55.5%	51.5%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
3.8000% - 4.0000%	4	$152,662,162	10.8%	3.8086%	115	2.92x	12.4%	55.7%	55.7%
4.0001% - 4.2500%	9	$428,683,509	30.2%	4.1116%	104	2.16x	11.9%	56.9%	51.4%
4.2501% - 4.5000%	19	$261,724,682	18.4%	4.3486%	114	1.77x	11.1%	65.3%	57.0%
4.5001% - 4.7500%	31	$361,232,120	25.4%	4.6311%	114	1.46x	9.8%	70.6%	61.7%
4.7501% - 5.0000%	22	$164,072,389	11.6%	4.8443%	119	1.48x	10.3%	69.9%	58.9%
5.0001% - 5.1320%	4	$51,411,153	3.6%	5.0860%	119	1.54x	11.2%	64.9%	52.4%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
60	4	$152,491,536	10.7%	4.1791%	59	2.11x	13.2%	65.1%	62.1%
120	85	$1,267,294,479	89.3%	4.3984%	118	1.86x	10.8%	63.4%	55.7%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

(1)         In the case of Loan Nos. 1 and 85 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)         In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.

(3)         For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)         In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.

(5)         In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Remaining Term to Maturity/ARD in Months(1)

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
57 - 60	4	$152,491,536	10.7%	4.1791%	59	2.11x	13.2%	65.1%	62.1%
61 - 120	85	$1,267,294,479	89.3%	4.3984%	118	1.86x	10.8%	63.4%	55.7%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
Interest Only	11	$355,942,162	25.1%	4.0294%	113	2.55x	11.1%	57.9%	57.9%
300	4	$39,021,492	2.7%	4.7648%	120	1.61x	12.1%	62.9%	46.6%
315	1	$130,000,000	9.2%	4.1911%	120	1.85x	11.6%	46.6%	34.5%
336	1	$9,000,000	0.6%	4.7450%	120	1.61x	11.4%	65.7%	51.8%
360	72	$885,822,361	62.4%	4.5197%	109	1.65x	10.9%	68.4%	59.5%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
Interest Only	11	$355,942,162	25.1%	4.0294%	113	2.55x	11.1%	57.9%	57.9%
299 - 336	6	$178,021,492	12.5%	4.3449%	120	1.79x	11.7%	51.1%	38.0%
357 - 360	72	$885,822,361	62.4%	4.5197%	109	1.65x	10.9%	68.4%	59.5%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

(1)         In the case of Loan Nos. 1 and 85 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)         In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion or mezzanine loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.

(3)         For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)         In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.

(5)         In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
IO-Balloon	42	$601,265,500	42.3%	4.4450%	106	1.68x	10.9%	68.1%	60.9%
Interest Only	10	$353,912,162	24.9%	4.0256%	113	2.55x	11.2%	57.8%	57.8%
Balloon	35	$332,578,353	23.4%	4.6895%	117	1.58x	11.0%	68.2%	55.2%
Balloon, ARD	1	$130,000,000	9.2%	4.1911%	120	1.85x	11.6%	46.6%	34.5%
Interest Only, ARD	1	$2,030,000	0.1%	4.6830%	117	1.55x	7.4%	70.0%	70.0%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

Interest Only Periods(6)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(1)(2)(5)
12 - 24	18	$255,982,500	26.7%	4.3397%	88	1.88x	12.3%	67.5%	60.7%
25 - 48	18	$240,838,000	25.2%	4.5497%	119	1.57x	10.1%	66.8%	58.9%
49 - 60	7	$121,045,000	12.6%	4.4671%	111	1.49x	9.2%	72.2%	66.8%
61 - 120	10	$339,342,162	35.5%	4.0064%	116	2.59x	11.3%	57.3%	57.3%
Total / Wtd. Avg.:	53	$957,207,662	100.0%	4.2905%	109	2.00x	11.0%	64.3%	59.8%

(1)         In the case of Loan Nos. 1 and 85 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)         In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.

(3)         For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)         In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.

(5)         In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(6)         Excluding 36 loans that have no interest only period for the entire term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(3)	UW NCF DSCR	UW NOI Debt Yield(1)(4)	Cut-off Date LTV(1)(4)(5)	Maturity Date LTV(1)(3)(5)
1.20x - 1.25x	9	$100,510,329	7.1%	4.8001%	119	1.22x	8.0%	73.0%	63.6%
1.26x - 1.50x	30	$343,799,613	24.2%	4.5739%	119	1.38x	8.9%	71.9%	62.8%
1.51x - 1.75x	30	$283,693,412	20.0%	4.6342%	113	1.62x	11.1%	69.0%	57.8%
1.76x - 2.00x	7	$207,530,784	14.6%	4.3389%	113	1.84x	12.1%	53.4%	42.6%
2.01x - 2.25x	2	$61,000,000	4.3%	4.0624%	112	2.24x	11.0%	56.9%	55.3%
2.26x - 2.50x	3	$205,700,000	14.5%	3.9165%	86	2.35x	12.2%	61.1%	59.5%
2.51x - 2.75x	4	$195,051,877	13.7%	4.0888%	118	2.56x	12.5%	54.9%	53.5%
2.76x - 3.50x	2	$9,700,000	0.7%	4.1648%	118	3.25x	14.0%	45.8%	45.8%
3.51x - 4.00x	1	$2,300,000	0.2%	4.1190%	119	3.77x	16.1%	39.0%	39.0%
4.01x - 8.01x	1	$10,500,000	0.7%	3.8493%	118	8.01x	37.1%	25.6%	25.6%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

LTV Ratios as of the Cut-off Date(1)(4)(5)

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(3)	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)(4)	Cut-off Date LTV	Maturity Date LTV(1)(3)(5)
25.6% - 35.0%	1	$10,500,000	0.7%	3.8493%	118	8.01x	37.1%	25.6%	25.6%
35.1% - 40.0%	2	$6,189,715	0.4%	4.2076%	118	3.08x	16.1%	37.8%	33.2%
40.1% - 45.0%	2	$7,700,000	0.5%	4.0668%	117	2.84x	14.3%	43.8%	41.9%
45.1% - 50.0%	3	$185,700,000	13.1%	4.2164%	120	2.07x	13.0%	46.5%	36.7%
50.1% - 55.0%	4	$31,481,591	2.2%	4.7605%	119	1.82x	12.7%	53.6%	42.4%
55.1% - 60.0%	5	$299,899,528	21.1%	3.9846%	116	2.44x	10.7%	58.4%	58.0%
60.1% - 65.0%	10	$220,740,590	15.5%	4.3003%	84	1.92x	12.1%	63.7%	59.0%
65.1% - 70.0%	22	$185,578,988	13.1%	4.6706%	119	1.57x	10.8%	68.3%	56.7%
70.1% - 75.0%	38	$431,300,602	30.4%	4.6236%	115	1.42x	9.4%	73.4%	63.3%
75.1% - 79.8%	2	$40,695,000	2.9%	4.3147%	118	1.39x	8.6%	79.2%	71.4%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

(1)         In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.

(2)         For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)         In the case of Loan Nos. 1 and 85 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(4)         In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.

(5)         In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

LTV Ratios as of the Maturity Date(1)(2)(3)

				Weighted Average
Range of Maturity Date/ARD LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI Debt Yield(2)(5)	Cut-off Date LTV(2)(3)(5)	Maturity Date LTV
25.6% - 30.0%	2	$14,389,715	1.0%	3.9603%	118	6.57x	31.4%	28.7%	26.7%
30.1% - 35.0%	1	$130,000,000	9.2%	4.1911%	120	1.85x	11.6%	46.6%	34.5%
35.1% - 40.0%	2	$6,000,000	0.4%	4.1313%	118	2.97x	15.7%	41.8%	39.4%
40.1% - 45.0%	6	$85,481,591	6.0%	4.4408%	119	2.28x	14.8%	48.7%	41.9%
45.1% - 50.0%	4	$37,416,496	2.6%	4.6094%	119	1.84x	12.1%	61.9%	49.0%
50.1% - 55.0%	11	$73,180,003	5.2%	4.5892%	119	1.60x	10.8%	64.7%	52.1%
55.1% - 60.0%	23	$505,572,755	35.6%	4.2535%	114	2.11x	10.9%	62.9%	58.2%
60.1% - 65.0%	27	$387,753,919	27.3%	4.4493%	102	1.64x	10.4%	69.9%	62.2%
65.1% - 70.0%	11	$133,391,536	9.4%	4.6355%	116	1.35x	8.8%	74.1%	66.6%
70.1% - 72.7%	2	$46,600,000	3.3%	4.3519%	96	1.48x	8.2%	76.4%	71.8%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI Debt Yield(2)(5)	Cut-off Date LTV(2)(3)(5)	Maturity Date LTV(1)(2)(3)
Defeasance	77	$1,060,407,362	74.7%	4.4627%	116	1.82x	11.1%	63.6%	55.0%
Defeasance or Yield Maintenance	3	$243,162,162	17.1%	3.8934%	91	2.41x	12.0%	60.9%	59.6%
Yield Maintenance	9	$116,216,491	8.2%	4.5802%	120	1.47x	9.2%	69.0%	62.3%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(4)	UW NOI Debt Yield(2)(5)	Cut-off Date LTV(2)(3)(5)	Maturity Date LTV(1)(2)(3)
Refinance	66	$1,076,038,255	75.8%	4.3703%	118	1.93x	11.0%	62.1%	54.6%
Acquisition	23	$343,747,760	24.2%	4.3890%	92	1.77x	11.2%	68.2%	62.0%
Total / Wtd. Avg.:	89	$1,419,786,015	100.0%	4.3748%	112	1.89x	11.1%	63.6%	56.4%

(1)         In the case of Loan Nos. 1 and 85 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)         In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 22, 24 and 26 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan. In the case of Loan Nos. 1, 2, 5, 6 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan or mezzanine loan.

(3)         In the case of Loan Nos. 13 and 53, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an ”as-stabilized” or “as-renovated” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

(4)         For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(5)         In the case of Loan Nos. 45 and 46, the UW NOI Debt Yield and Cut-off Date LTV were calculated based on a cut-off date balance that is net of an earnout or holdback reserve.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
1	Charles River Plaza North	Boston, MA	Office	CWCI 2007-C3; CD 2007-CD5
3	The Mall of New Hampshire	Manchester, NH	Retail	MSC 1998-XL2; BSCMS 2000-WF1
5	Arizona Grand Resort & Spa	Phoenix, AZ	Hotel	PFP III 2014-1, Ltd.
10	21 Astor Place	New York, NY	Retail	CD 2006-CD2
14	2500 South Damen Avenue	Chicago, IL	Industrial	WBCMT 2005-C20
17	Holiday Inn Express - Mill Valley	Mill Valley, CA	Hotel	MSC 1997-HF1
22.01	Boston Store – Brookfield Square Mall	Brookfield, WI	Retail	COMM 2006-C7
22.02	Boston Store – Mayfair Mall	Wauwatosa, WI	Retail	COMM 2006-C7
22.04	Younkers – Bay Park Square Mall	Ashwaubenon, WI	Retail	COMM 2006-C7
22.05	Carson Pirie Scott – Louis Joliet Mall	Joliet, IL	Retail	COMM 2006-C7
22.06	Herberger’s – West Acres Mall	Fargo, ND	Retail	COMM 2006-C7
27	PG&E Building - Fresno	Fresno, CA	Office	JPMCC 2004-CBX
30	Renaissance Casa De Palmas	McAllen, TX	Hotel	MSC 2007-IQ13
37	Alvarado Center	Los Angeles, CA	Retail	MSC 2006-HQ9
39	Wyndham Deerfield Beach Resort	Deerfield Beach, FL	Hotel	MSC 2006-T21
41	Crescentwood Apartments	Clute, TX	Multifamily	MLMT 2005-CIP1
43	Crossroads Shopping Center	Adrian and Madison Township, MI	Retail	FULB 1997-C1
44	Hyperion Apartments	San Antonio, TX	Multifamily	CSFB 2004-C5
45	Varner Crossing	Powder Springs, GA	Retail	CSFB 2005-C6
50	Plaza Las Brisas	Murrieta, CA	Retail	JPMCC 2005-CB12
55	Cliffbrook Condominiums	Dallas, TX	Multifamily	BACM 2007-5
56	Monroe Town Center	Monroe, NJ	Retail	MLMI 1998-C2; MSC 2005-HQ7
58	Governor’s Place	Bloomfield Hills, MI	Office	CD 2005 - CD1
61	Chapanoke Square	Raleigh, NC	Retail	BSCMS 2005-PW10; MEZZ 2005-C3
64	Concord Villas	Riverside, CA	Multifamily	MSC 1999-WF1
65.01	Rite Aid – Irwin	Irwin, PA	Retail	BSCMS 2003-PWR2
65.02	Rite Aid – Pittsburgh	Pittsburgh, PA	Retail	BSCMS 2003-PWR2
67	Pottstown Pike Retail	Chester Springs, PA	Retail	MLMT 2005-CIP1
71	Tiki Tai and Maryland West MHC	Glendale, AZ	Manufactured Housing	COMM 2004-LB4A
72	Central Avenue Self Storage	Riverside, CA	Self Storage	JPMCC 2005-LDP1; MCFI 1996-MC1
74	Santa Paula Self Storage	Santa Paula, CA	Self Storage	GECMC 2005-C3
75	Renaissance Gardens	Fort Worth , TX	Multifamily	CSFB 2004-C5
77	Atrium Professional Plaza	Orange, CA	Office	LBUBS 2006-C1
78	2143 Winslow Drive	Columbus, OH	Multifamily	JPMCC 2002-C3
79	Harwood Commons Ground Lease	Harwood Heights, IL	Other	WBCMT 2003 - C8
80	American Self Storage	Hemet, CA	Self Storage	MSDWC 2001-TOP1
81	Walgreens (Petersburg, VA)	Petersburg, VA	Retail	BACM 2005-5
83	Centerpoint Retail	Pontiac, MI	Other	GSMS 2005 - GG4
86	Cedar Bayou MHP	Baytown, TX	Manufactured Housing	CSFB 2014-C1
87	Shoppes at Hiram	Hiram, GA	Retail	JPMCC 2005-CB13

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
2	Starwood Capital Extended Stay Portfolio	Various	$105,000,000	7.4%	$100,122,133	70.8%	60	59	2.26x	14.0%	64.3%	61.3%
13	Hilton Arden West	Sacramento, CA	23,700,000	1.7%	22,145,005	16.0%	60	59	1.92x	14.4%	61.9%	57.9%
25	1315 Lincoln Boulevard	Santa Monica, CA	16,600,000	1.2%	16,600,000	11.2%	60	57	1.63x	7.8%	70.2%	70.2%
57	Storage Depot II (Scotts Valley Self Storage)	Scotts Valley, CA	7,191,536	0.5%	6,596,232	4.8%	60	59	1.64x	10.2%	74.5%	68.4%
	Total / Weighted Average		$152,491,536	10.7%	$145,463,370	102.8%	60	59	2.11x	13.2%	65.1%	62.1%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date or anticipated repayment date, as applicable, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 certificate principal balance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates, up to, and pro rata, in accordance with their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate principal balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to the Free Writing Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate principal balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate principal balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate principal balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate principal balance of the Class A-4 certificates has been reduced to zero and (vi) sixth, to principal on the Class A-SB certificates, until the certificate principal balance of the Class A-SB certificates has been reduced to zero. If the certificate principal balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate principal balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates are paid all

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Order of Distribution (continued):	amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class B, Class C, Class D, Class E, Class F and Class NR certificates sequentially in that order in a manner analogous to that described in clause fourth above with respect to the Class A-S certificates, until the certificate principal balance of each such class is reduced to zero.
Realized Losses:	The certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then current respective certificate principal balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate principal balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate principal balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate principal balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.
Prepayment Premiums and Yield Maintenance Charges:	On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class B, Class C, Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X Certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Prepayment Premiums and Yield Maintenance Charges (continued):

the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group; and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X Certificates in such YM Group. If there is more than one class of certificates (other than the Class X Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z or Class R certificates. Instead, after the notional amount of the Class X-A certificates and the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class B, Class C and Class D certificates have been reduced to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Prepayment Premiums and Yield Maintenance Charges (continued):	zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Free Writing Prospectus.
Non-Serviced Loans:	Each of the Westfield Wheaton mortgage loan, the Soho-Tribeca Grand Hotel Portfolio mortgage loan, the Westfield Trumbull mortgage loan, the WPC Department Store Portfolio mortgage loan (on and after the WPC Department Store Portfolio Companion Loan Securitization Date (as defined under “Whole Loans” below)) and the Sterling & Milagro Apartments mortgage loan, are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The non-serviced loans and each related companion loan are being (or will be) serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loan(s) will be effected in accordance with, the Controlling Pooling and Servicing Agreement set forth under the “Pari Passu Note Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling Pooling and Servicing Agreement. Each Controlling Pooling and Servicing Agreement provides (or will provide) for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.
Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than a non-serviced mortgage loan) and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make property advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a property advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the forgoing, servicing advances for each non-serviced mortgage loan will be made by the parties of, and pursuant to, the applicable Controlling Pooling and Servicing Agreement.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of a non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reductions with respect to each of the Charles River Plaza North whole loan and the Soho-Tribeca Grand Hotel Portfolio whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan prior to any allocation to the related mortgage loan or the related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificate holders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reductions (other than the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Age of Appraisals (continued):	annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal balances of all certificates (exclusive of the Class X Certificates) senior to the Class F certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F and Class NR certificates that has an outstanding certificate principal balance as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of such class of certificates, or if neither the Class F certificates nor the Class NR certificates meets the preceding requirements, the Class F certificates. At any time when Class F is the controlling class, the majority Class F certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

RREF II CMBS AIV, LP, or another affiliate of Rialto Capital Advisors, LLC, is expected to purchase the Class F, Class NR and Class Z certificates (and may also purchase certain other classes of certificates) and, on the Closing Date, is expected to appoint RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC, to be the initial Controlling Class Representative.

Control/Consultation Rights:	The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class F and Class NR certificates has an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocated to such class, that is equal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Control/Consultation Rights (continued):

to or greater than 25% of the initial certificate principal balance of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class F and Class NR certificates has an outstanding certificate principal balance, without regard to the application of any appraisal reductions, that is at least equal to 25% of the initial certificate principal balance of such class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the operating advisor will have any of the rights described in the prior three paragraphs with respect to (i) the Charles River Plaza North whole loan for so long as the holder of the related subordinate companion loan is the related whole loan directing holder (who will exercise those rights so long as it is the whole loan directing holder) and (ii) the WPC Department Store Portfolio whole loan (which will be serviced under the pooling and servicing agreement until the WPC Department Store Portfolio Companion Loan Securitization Date and during which time the holder of the WPC Department Store Portfolio Note A-2 will exercise those rights).

With respect to a non-serviced whole loan, the Controlling Class Representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) pursuant to the related Controlling Pooling and Servicing Agreement (or, in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, subject to the occurrence of certain trigger events, the related subordinate companion loan holder) will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Whole Loans:

The Charles River Plaza North mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $130,000,000, represents approximately 9.2% of the Initial Pool Balance, and has (a) a related companion loan that is pari passu in right of payment with the Charles River Plaza North mortgage loan, which is currently held by UBSRES, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts and (b) a related companion loan that is generally subordinate in right of payment with the Charles River Plaza North mortgage loan and the pari passu companion loan, which is currently held by a third-party investor. The pari passu companion loan described above in clause (a) is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The subordinate companion loan described above in clause (b) is referred to in this Term Sheet as a “subordinate companion loan” a “serviced companion loan” and a “companion loan”. The Charles River Plaza North mortgage loan, the related pari passu companion loan and the related subordinate companion loan are collectively referred to in this Term Sheet as the “Charles River Plaza North whole loan”, a “serviced whole loan” and a “whole loan”.

In the case of the Charles River Plaza North whole loan, the related co-lender agreement provides, among other things, that (i) the holder of the related subordinate companion loan will have the right to cure certain defaults affecting the Charles River Plaza North mortgage loan and the right to purchase the Charles River Plaza North mortgage loan following a material default, (ii) until the occurrence of certain trigger events, the holder of the related subordinate companion loan (a) will be the directing holder of the Charles River Plaza North whole loan (in such capacity, the “Charles River Plaza North whole loan directing holder”), (b) will have certain consent and consultation rights pursuant to the related co-lender agreement, and (c) will be entitled to approve or direct material servicing decisions and have the right to replace the special servicer for the Charles River Plaza North whole loan, and (iii) after the occurrence of such trigger events, (a) the Controlling Class Representative (unless a Control Termination Event is ongoing) will be the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer.

The Starwood Capital Extended Stay Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $105,000,000, represents approximately 7.4% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Starwood Capital Extended Stay Portfolio mortgage loan, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Starwood Capital Extended Stay Portfolio mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Starwood Capital Extended Stay Portfolio”, a “serviced whole loan” and a “whole loan”.

The Mall of New Hampshire mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Whole Loans (continued):

represents approximately 7.0% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with The Mall of New Hampshire mortgage loan, which is currently held by UBSRES, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Mall of New Hampshire mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “The Mall of New Hampshire whole loan”, a “serviced whole loan” and a “whole loan”.

The Westfield Wheaton mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $97,000,000, represents approximately 6.8% of the Initial Pool Balance, and has two related companion loan note groups that are pari passu in right of payment with the Westfield Wheaton mortgage loan (which is itself a note group). One such companion loan note group was included in the CSAIL 2015-C2 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2015-C2 (the “CSAIL 2015-C2 transaction”), and another such companion loan note group was included in the CSAIL 2015-C1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2015-C1 (the “CSAIL 2015-C1 transaction”), and the final companion loan note group is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. Each pari passu companion loan note group described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Westfield Wheaton mortgage loan and the related companion loan note groups are collectively referred to in this Term Sheet as the “Westfield Wheaton whole loan”, a “non-serviced whole loan” and a “whole loan”. The Westfield Trumbull whole loan will be serviced by the CSAIL 2015-C2 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C2 transaction special servicer under the CSAIL 2015-C2 pooling and servicing agreement (referred to as the “CSAIL 2015-C2 PSA” in this Term Sheet).

The Arizona Grand Resort & Spa mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 3.5% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Arizona Grand Resort & Spa mortgage loan, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Arizona Grand Resort & Spa mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Arizona Grand Resort & Spa whole loan”, a “serviced whole loan” and a “whole loan”.

The Soho-Tribeca Grand Hotel Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 3.5% of the Initial Pool Balance, and has (a) two related companion loans that are pari passu in right of payment with the Soho-Tribeca Grand Hotel Portfolio mortgage loan, one of which was included in the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Whole Loans (continued):

CSAIL 2015-C1 transaction and the other of which was included in the CSAIL 2015-C2 transaction, and (b) one subordinate companion loan that is generally subordinate in right of payment to the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the pari passu companion loans, which is currently held by SM Core Credit Finance LLC, an unaffiliated third party. Each pari passu companion loan described above in clause (a) is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The subordinate companion loan described above in clause (b) is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The Soho-Tribeca Grand Hotel Portfolio mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Soho-Tribeca Grand Hotel Portfolio”, a “non-serviced whole loan” and a “whole loan”. The Soho-Tribeca Grand Hotel Portfolio whole loan will be serviced by the CSAIL 2015-C1 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C1 transaction special servicer under the CSAIL 2015-C1 transaction pooling and servicing agreement (referred to as the “CSAIL 2015-C1 PSA” in this Term Sheet).

In the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, the related co-lender agreement provides, among other things, that (i) the holder of the related subordinate companion loan will have the right to cure certain defaults affecting the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the right to purchase the Soho-Tribeca Grand Hotel Portfolio mortgage loan following a material default, (ii) until the occurrence of certain trigger events, the holder of the related subordinate companion loan (a) will be the directing holder of the Soho-Tribeca Grand Hotel Portfolio whole loan (in such capacity, the “Soho-Tribeca Grand Hotel Portfolio whole loan directing holder”), (b) will have certain consent and consultation rights pursuant to the related co-lender agreement, and (c) will be entitled to approve or direct material servicing decisions and have the right to replace the special servicer for the Soho-Tribeca Grand Hotel Portfolio whole loan, and (iii) after the occurrence of such trigger events, (a) the controlling class representative with respect to the securitization of the Soho-Tribeca Grand Hotel Portfolio Note A-1 (unless a control termination event is ongoing) will be the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (b) the holder of the mortgage loan (or, prior to the occurrence and continuance of a control termination event, the CSAIL 2015-C3 controlling class representative) and the holder of the Soho-Tribeca Grand Hotel Portfolio Note A-2 pari passu companion loan will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the controlling class representative with respect to the securitization of the Soho-Tribeca Grand Hotel Portfolio Note A-1 has or would have had consent or consultation rights (regardless of the occurrence and continuance of a control termination event or a consultation termination event under the CSAIL 2015-C1 PSA.

The Westfield Trumbull mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $41,162,162, represents approximately 2.9% of the Initial Pool Balance, and has two related companion loan note groups that are pari passu in right of payment with the Westfield Trumbull mortgage loan (which is itself a note group). One such companion loan note group was contributed to the CSAIL 2015-C1 transaction, and the other was

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Whole Loans (continued):

contributed to the CSAIL 2015-C2 transaction. Each pari passu companion loan note group described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Westfield Trumbull mortgage loan and the related companion loan note groups are collectively referred to in this Term Sheet as the “Westfield Trumbull whole loan”, a “non-serviced whole loan” and a “whole loan”. The Westfield Trumbull whole loan will be serviced by the CSAIL 2015-C1 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C1 transaction special servicer under the CSAIL 2015-C1 PSA.

The WPC Department Store Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $17,170,000, represents approximately 1.2% of the Initial Pool Balance, and has two related companion loans that are pari passu in right of payment with the WPC Department Store Portfolio mortgage loan, which are currently held by UBSRES, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts. After the securitization of the WPC Department Store Portfolio Note A-2 (the closing date for such securitization, the “WPC Department Store Portfolio Companion Loan Securitization Date”), the WPC Department Store Portfolio mortgage loan and related companion loans will be serviced by the master servicer of the WPC Department Store Portfolio Note A-2 securitization and, if and to the extent necessary, the related special servicer under the related pooling and servicing agreement. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” (prior to the WPC Department Store Portfolio Companion Loan Securitization Date), a “non-serviced companion loan” (on and after the WPC Department Store Portfolio Companion Loan Securitization Date) and a “companion loan”. The WPC Department Store Portfolio mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “WPC Department Store Portfolio whole loan”, a “serviced whole loan” (prior to the WPC Department Store Portfolio Companion Loan Securitization Date), a “non-serviced whole loan” (on and after the WPC Department Store Portfolio Companion Loan Securitization Date) and a “whole loan”.

The Sterling & Milagro Apartments mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $16,933,509, represents approximately 1.2% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Sterling & Milagro Apartments mortgage loan, which was included in the CSAIL 2015-C2 transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Sterling & Milagro Apartments mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Sterling & Milagro Apartments whole loan”, a “non-serviced whole loan” and a “whole loan”. The Sterling & Milagro Apartments whole loan will be serviced by the CSAIL 2015-C2 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C2 transaction special servicer under the CSAIL 2015-C2 PSA.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Whole Loans (continued):

The Cape May Hotels mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $16,000,000, represents approximately 1.1% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Cape May Hotels mortgage loan, which is currently held by UBSRES, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Cape May Hotels mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Cape May Hotels whole loan”, a “serviced whole loan” and a “whole loan”.

Each of the CSAIL 2015-C1 PSA, the CSAIL 2015-C2 PSA and the pooling and servicing agreement pursuant to which the WPC Department Store Portfolio Note A-2 is securitized, is also referred to in this Term Sheet as the “Controlling Pooling and Servicing Agreement” insofar as it relates to the non-serviced whole loan(s) serviced thereunder.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced loans”.

One of the Soho-Tribeca Grand Hotel Portfolio pari passu companion loans and one of the Westfield Trumbull companion loan note groups are each assets in the CSAIL 2015-C1 transaction. The Soho-Tribeca Grand Hotel Portfolio whole loan and the Westfield Trumbull whole loan are serviced by KeyBank, as the CSAIL 2015-C1 master servicer, and special serviced by C-III, as the CSAIL 2015-C1 special servicer pursuant to the terms of the CSAIL 2015-C1 PSA. Wells Fargo, as the CSAIL 2015-C1 trustee, or a custodian on its behalf, will hold the mortgage file for the Soho-Tribeca Grand Hotel Portfolio whole loan and the Westfield Trumbull whole loan pursuant to the CSAIL 2015-C1 PSA (other than the promissory notes for the related mortgage loans, which will be held by the custodian under the pooling and servicing agreement for this transaction, and the related non-controlling companion loans that are not assets of the CSAIL 2015-C1 transaction).

One of the Westfield Wheaton companion loan note groups and the Sterling & Milagro companion loan are each assets in the CSAIL 2015-C2 transaction. The Westfield Wheaton whole loan and the Sterling & Milagro Apartments whole loan are serviced by Wells Fargo, as the CSAIL 2015-C2 master servicer, and special serviced by Rialto, as the CSAIL 2015-C2 special servicer pursuant to the terms of the CSAIL 2015-C2 PSA. Wilmington Trust, National Association, as the CSAIL 2015-C2 trustee, or a custodian on its behalf, will hold the mortgage file for the Westfield Wheaton whole loan and the Sterling & Milagro Apartments whole loan pursuant to the CSAIL 2015-C2 PSA (other than the promissory notes for the related mortgage loans, which will be held by the custodian under the pooling and servicing agreement for this securitization, and the related non-controlling companion loans that are not assets of the CSAIL 2015-C2 securitization).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Servicing Standard:

Each of the mortgage loans (other than non-serviced loans) and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

If a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the special servicer may be replaced with respect to the mortgage loans and the serviced whole loans at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class Z and Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights of the certificates (other than the Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but only such classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the holders of the CSAIL 2015-C3 Commercial Mortgage Trust certificates will have the right to replace the special servicer without cause with respect to (i) the Charles River Plaza North whole loan for so long as the holder of the related subordinate companion loan is the related whole loan directing holder (who will exercise such

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Termination of Special Servicer (continued):

right so long as it is the related whole loan directing holder) and (ii) the WPC Department Store Portfolio whole loan (which will be serviced under the pooling and servicing agreement until the WPC Department Store Portfolio Companion Loan Securitization Date and during which time the holder of the WPC Department Store Portfolio Note A-2 will exercise such right).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote (but in the case of the Charles River Plaza North whole loan, for so long as the holder of the Charles River Plaza North subordinate companion loan is the Charles River Plaza North whole loan directing holder, subject to the consent of that subordinate companion loan holder, and in the case of the WPC Department Store Portfolio whole loan, subject to the consent of the holder of the controlling WPC Department Store Portfolio companion loan holder). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class Z, Class R and Class X Certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class of certificates, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Servicing Compensation (continued):

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Servicing Compensation (continued):

expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders and, with respect to a whole loan serviced under the pooling and servicing agreement, the related pari passu companion loan holder(s) constituted a single lender (except that such consultation will not be permitted in connection with the Charles River Plaza North whole loan at any time when the holder of the Charles River Plaza North subordinate companion loan is the whole loan directing holder for such loan).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of “Non-Reduced Certificates” (classes of certificates (other than the Class X, Class Z and Class R certificates) that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balance of such class, as reduced by payments of principal) vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, the operating advisor may resign from its obligations and duties under the pooling and servicing agreement without payment of any penalty, at any time when (a) the aggregate certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, or (b) the aggregate stated principal balance of the mortgage loans in the trust is equal to or less than 1% of their Initial Pool Balance.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■     all special notices delivered

■     summaries of final asset status reports

■     all appraisals in connection with appraisal reductions plus any subsequent appraisal updates

■     an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Mortgage Loan No. 1 — Charles River Plaza North

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Mortgage Loan No. 1 — Charles River Plaza North

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Mortgage Loan No. 1 — Charles River Plaza North

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Mortgage Loan No. 1 — Charles River Plaza North

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBSRES	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$130,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$130,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	9.2%	Net Rentable Area (SF):	354,594
Credit Assessment (Moody’s/Fitch/KBRA/Morningstar)(2):	NR/BBB+/BBB-/A-	Location:	Boston, MA
Loan Purpose:	Refinance	Year Built / Renovated:	2005 / N/A
Borrower:	DMP CR Plaza, LLC	Occupancy:	100.0%
Sponsors:	Jonathan G. Davis; Paul R. Marcus	Occupancy Date:	8/6/2015
Interest Rate(3)(4):	4.1911%	Number of Tenants:	1
Note Date:	7/7/2015	2012 NOI:	$22,140,440
Anticipated Repayment Date(4):	8/6/2025	2013 NOI:	$22,548,841
Interest-only Period:	0 months	2014 NOI:	$22,897,637
Original Term:	120 months (to ARD)	TTM NOI(9):	$23,070,057
Original Amortization(5):	315 months	UW Economic Occupancy:	98.0%
Amortization Type:	Amortizing Balloon, ARD	UW Revenues:	$29,093,740
Call Protection(6):	L(24), Def(92), O(4)	UW Expenses:	$4,537,605
Lockbox(7):	Hard	UW NOI:	$24,556,135
Additional Debt(1):	Yes	UW NCF:	$24,556,135
Additional Debt Balance(1)(8):	$215,000,000	Appraised Value / Per SF:	$453,100,000 / $1,278
Additional Debt Type(1):	Pari Passu, B-Note, Mezzanine	Appraisal Date:	5/29/2015
Additional Future Debt Permitted:	No

Escrows and Reserves(10)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$595
Taxes:	$284,052	$270,526	N/A	Maturity Date Loan / SF(11):	$440
Insurance:	$16,531	Springing	N/A	Cut-off Date LTV:	46.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(11):	34.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.85x
Major Tenant TI/LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$245,000,000	71.0%	Payoff Existing Debt:	$310,000,000	89.9%
Mezzanine Loan(1)	100,000,000	29.0	Closing Costs:	30,289,569	8.8
			Return of Equity:	4,409,848	1.3
			Upfront Reserves:	300,583	0.1
Total Sources	$345,000,000	100.0%	Total Uses	$345,000,000	100.0%

(1)	The Charles River Plaza North Loan is part of a loan evidenced by three pari passu senior notes (collectively, “A Notes”) and a subordinate note (“B-Note”) with an aggregate original principal balance of $245.0 million and has a related mezzanine loan with an original principal balance $100.0 million. Note A-1 and Note A-2 in the aggregate principal amount of $130.0 million, will be included in the CSAIL 2015-C3 Commercial Mortgage Trust. Note A-3 in the original principal amount of $81.0 million is expected to be securitized in the future. The B-Note in the original principal amount of $34.0 million, is subordinate to the A Notes, is currently held by UBSRES and is expected to be sold to a third party investor. The financial information presented in the chart above reflects the cut-off date balance of the $211.0 million A Notes of the $245.0 million Charles River Plaza North Whole Loan, but not the $100.0 million mezzanine loan or the $34.0 million subordinate B-Note.

(2)	Fitch, KBRA and Morningstar have confirmed that the Charles River Plaza North Loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	Represents the average interest rate of 4.1911% from the first payment date of September 6, 2015 through the 12th payment date. The interest rate varies according to a fixed interest schedule (“Initial Interest Rate”). See Annex G-1 of the Free Writing Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Mortgage Loan No. 1 — Charles River Plaza North

(4)	The Charles River Plaza North Loan is structured with an anticipated repayment date (“ARD”). In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest based on a fixed amortization schedule with an average interest rate through the post-ARD term of 3.9340%. Additional interest will accrue at the difference between the Initial Interest Rate and an amount that is the greater of (i) 2.0% plus the interest rate applicable to the interest period immediately preceding the ARD and (ii) 2.0% plus the then current swap spread between the ARD and the final maturity date of April 6, 2029. See Annex G-1 of the Free Writing Prospectus. Payments of the additional interest will be deferred until the entire principal balance is paid in full.

(5)	The Charles River Plaza North Whole Loan is structured with a fixed amortization schedule based on an approximately 315-month amortization period. See Annex G-1 of the Free Writing Prospectus.

(6)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2015. Defeasance of the full Charles River Plaza Whole Loan is permitted following two years after the closing date of the securitization that includes the note last to be securitized, but if such date is later than the date that is four years from the first payment date of September 6, 2015, then yield maintenance of the full Charles River Plaza Whole Loan is permitted.

(7)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(8)	The additional debt balance includes the $81.0 million pari passu Note A-3, the $34.0 million B-Note and a $100.0 million mezzanine loan.

(9)	Represents trailing twelve months ending April 30, 2015.

(10)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(11)	Maturity Date Loan / SF and Maturity Date LTV are based on the amortized loan balance as of the ARD. The A Notes final maturity date Loan / SF and final maturity date LTV are estimated to be $343.12 and 26.9%, respectively, which are calculated based on the allocation of the scheduled principal amortization and interest payments among the A Notes and the B-Note on a pro rata basis in accordance with the principal and interest payment schedule shown in Annex G-1 to the Free Writing Prospectus, as well as the application of the projected excess cash flow expected with respect to the Charles River Plaza North Whole Loan during the post-ARD term, first to the A Notes, on a pro rata and pari passu basis until the A Notes are reduced to zero and then to the B-Note. Such projected excess cash flow incorporates the contractual rent steps set forth in the General Hospital Corporation Lease for the post-ARD term.

The Loan. The Charles River Plaza North loan is a $130.0 million portion (“Charles River Plaza North Loan”) of a whole loan secured by the borrower’s fee interest in a 354,594 SF medical office condominium located in Boston, Massachusetts. The whole loan has an outstanding principal balance of $245.0 million (“Charles River Plaza North Whole Loan”) as of the cut-off date, which is comprised of three pari passu notes, Note A-1, Note A-2, and Note A-3 and a $34.0 million subordinate B-Note. Note A-1 and Note A-2 have an aggregate outstanding principal balance as of the cut-off date of $130.0 million and are being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. Note A-3, with an outstanding principal balance as of the cut-off date of $81.0 million, is currently held by UBSRES and is expected to be contributed to one or more future securitized trusts. The subordinate B-Note is also currently held by UBSRES, but is expected to be sold to a third party investor. Prior to an AB control appraisal period with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Charles River Plaza North Whole Loan and to replace the CSAIL 2015-C3 special servicer with respect to the Charles River Plaza North Whole Loan with or without cause. After an AB control appraisal event with respect to the subordinate B-Note, the holder of Note A-1 will be entitled to exercise all of the rights of controlling noteholder with respect to the Charles River Plaza North Whole Loan (which rights, prior to the occurrence and continuance of a control termination event, will be exercised by the controlling class representative); however, the holder of Note A-3 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Charles River Plaza North Whole Loan has a 10-year ARD and amortizes on a fixed amortization schedule. The fixed amortization schedule results in an approximately 315-month effective amortization period. If the Charles River Plaza North Whole Loan is not repaid on or prior to the ARD, the final loan maturity is April 6, 2029.

The proceeds of the Charles River Plaza North Whole Loan, along with a $100.0 million mezzanine loan funded concurrently, were used to refinance existing debt of $310.0 million, fund upfront reserves of $300,583, pay closing costs of approximately $30.3 million and return equity to the sponsor of approximately $4.4 million. Including the $100.0 million of mezzanine debt, the remaining implied equity is approximately $108.1 million. Based on the appraised value of $453.1 million as of May 29, 2015, the cut-off date LTV of the $211.0 million A Note of the Charles River Plaza North Whole Loan is 46.6%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Mortgage Loan No. 1 — Charles River Plaza North

Whole Loan Note Summary

	Original Balance	Cut-off Balance	Note Holder	Note in Controlling Securitization
Note A-1, Note A-2	$130,000,000	$130,000,000	CSAIL 2015-C3	Yes
Note A-3	81,000,000	81,000,000	Future Securitization	No
B-Note	34,000,000	34,000,000	Privately Placed	N/A
Total	$245,000,000	$245,000,000

The Borrower. The borrowing entity for the Charles River Plaza North Whole Loan is DMP CR Plaza, LLC, a bankruptcy remote, single purpose Delaware limited liability company, with two independent directors.

The Sponsors. The Charles River Plaza North Whole Loan’s sponsors and nonrecourse carve-out guarantors are Jonathan G. Davis and Paul R. Marcus. Jonathan G. Davis is founder and chief executive officer of The Davis Companies, founded in 1976, and has since invested in over 140 properties representing nearly $3.0 billion of gross asset value across all major property types. The Davis Companies has additionally acquired approximately $550.0 million of commercial real estate loans and securities and developed new construction of over 2.5 million SF. The Davis Companies currently owns and manages a portfolio of approximately 12 million SF. Paul R. Marcus founded and leads Marcus Partners, a value-oriented real estate investment firm based in Boston, Massachusetts with a regional office in Norwalk, Connecticut. Mr. Marcus has been involved with the ownership of over 14 million SF of office, medical office, biomedical, retail and residential projects, 2,000 hotel rooms and numerous mixed-use developments over the course of 30 years.

The Property. The Charles River Plaza North property is an eight-story medical office condominium located in Boston, Massachusetts, that is part of Charles River Plaza complex, an approximately 640,000 SF mixed use development complex comprised of laboratory, office, research and retail space along with a 954-car parking facility. The Charles River Plaza North property, located in Boston’s Beacon Hill neighborhood at 185 Cambridge Street, contains 354,594 SF of the net rentable area (“NRA”) and 350 designated parking spots. The collateral includes a portion of floor one, the plaza level, a portion of floor two, and the entirety of floors three through eight, as well as the penthouse mechanical portion on the roof level.

The sponsor developed the property between 2002 and 2005 as a build-to-suit for Massachusetts General Hospital (“MGH”). The property abuts the MGH main campus and is within the MGH extended campus. MGH owns the remaining condominium interest in the Charles River Plaza development complex, and has invested $86.0 million in tenant improvements since 2005 in the Charles River Plaza development complex, of which $50.0 million ($141 PSF) was invested into the Charles River Plaza North property.

The overall Charles River Plaza development complex is currently 100.0% occupied, and is 83.0% occupied by MGH, 6.3% by Harvard-affiliated Schepens Eye Research, and the remainder by Whole Foods, CVS, Bank of America and other national and local retail tenants. The Charles River Plaza North property is leased in its entirety through May 2029, to The General Hospital Corporation, the parent company of MGH and a subsidiary of Partners Healthcare (the “General Hospital Corporation Lease”). The General Hospital Corporation Lease is structured as NNN and the tenant has two 10-year renewal options upon lease expiration. The base rent due under the lease is comprised of three components, (1) “Yearly Escalating Rent”, which is $17,197,809 per annum until May 4, 2006 and thereafter increases annually based on CPI (subject to a 2% annual cap on such increases); (2) “Yearly Fixed Rent” of $2,340,312 per annum, which ceases to be payable on May 4, 2025, and (3) a “Design Change Component” of $72,765 per annum, which amount shall be increased by 5% on July 1 of each year. The lease is guaranteed by Partners Healthcare (Moody’s/S&P/Fitch: Aa3/AA/AA).

The Charles River Plaza North property is 100.0% occupied by MGH, which is the third oldest general hospital in the United States, and the largest hospital in New England. Today, MGH operates a 999-bed medical center with an annual research budget of approximately $786.0 million. MGH was ranked number two in the nation and number one in New England based on quality of care, patient safety, and reputation, according to U.S. News & World Report. MGH conducts one of the largest hospital-based research programs in the nation, which spans more than 20 clinical departments across the hospital. The research group at MGH is extremely active and was the top National Institute of Health (“NIH”) Funded Independent Hospital in 2014, with over 770 grants

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Charles River Plaza North

awarded for research totalling approximately $350.0 million. MGH is also the original and largest teaching hospital of Harvard Medical School, and nearly all of MGH’s staff physicians serve on the faculty of Harvard Medical School. MGH utilizes the Charles River Plaza North property as a primary research facility with five distinct research teams: Center for Systems Biology, Center for Human Genetic Research, Center for Regenerative Medicine, Center for Computational and Integrative Biology, and Wellman Center for Photomedicine.

MGH benefits fiscally from leasing space at the Charles River Plaza North property due to its use of the space as a research facility. According to the NIH grants policy, the funds received from an NIH grant cannot be used for the acquisition of real property or any capital expenditures to equipment, land or buildings. By leasing the property, MGH is able to apply the funds received through NIH grants to its overall research operations, including operating expenses as assessed through a NNN lease. The property allows for MGH to have its research center adjacent to its campus while allowing operating expenses to be paid for through NIH grants, rather than out of income provided through other means. As MGH’s main campus is adjacent to the Charles River Plaza North property and MGH owns the other condominium interests in the Charles River Plaza, the research and laboratory space offered within the Charles River Plaza North property is able to accommodate the unique needs of MGH.

The Market. The Charles River Plaza North property is located along Cambridge Street in Boston’s affluent Beacon Hill neighborhood. The immediate area includes several hotels, including the Holiday Inn and Liberty Hotel. The city’s National Hockey League team, Boston Bruins, and National Basketball Association team, Boston Celtics, both play at the TD Banknorth Garden 0.5 miles from the property. The property is at Beacon Hill’s junction with the West End of Boston, which offers a substantial amenity base including numerous shopping, dining, and entertainment opportunities.

The Charles River Plaza North property is served by many public transportation options with the Massachusetts Bay Transportation Authority Red Line, Blue Line, Orange Line, and Green Line all within walking distance and major roadways accessible by Storrow Drive, Boston’s main throughway. The Red Line’s Charles/MGH station and Blue Line’s Bowdoin station are both within a five minute walk from the Charles River Plaza North property. The Charles/MGH station is also three stops from South Station, Boston’s transportation hub, offering access to Logan Airport as well as Amtrak service to New York City and Washington D.C.

As the largest city in New England and the capital of Massachusetts, Boston is the economic and cultural “hub” of the region. Since its founding in 1630, Boston has been a gateway city, with industries in business, finance, transportation, communications and public services. Boston is also well-known for its educational institutions, medical facilities, and research centers. This helps Massachusetts attract the second most government research funding of any state in the United States, totaling approximately $3.0 billion in 2014. Combined with industry and university research funding, total research and development funding in the state was $18.4 billion in 2014.

As of August 2014, the unemployment rate within the Boston metropolitan statistical area (“MSA”) was 5.1%, compared to the U.S. average of 6.1%. The Boston MSA has a population of 4.6 million as of the 2010 census, and is one of the most educated workforces in all major metro areas with nearly 43% of its population over the age of 25 having obtained a bachelor’s degree or higher. Boston’s income per capita of $55,200 and median household income of $76,524 are 27% and 48% above the national levels, respectively. Income per capita in Massachusetts has ranked the third highest in the nation for the past several years.

The 2015 estimated population within a one-, three-, and five-mile radius of the Charles River Plaza North property is 60,085, 437,262, and 963,632, respectively. From 2000 to 2015, the population within a one-, three-, and five-mile radius of the Charles River Plaza North property has experienced an average annual growth rate of 2.19%, 1.18%, and 0.74%, respectively. The 2015 estimated average household income within a one-, three-, and five-mile radius of the property is $121,196, $89,544, and $83,763, respectively.

According to a market research report, the Charles River Plaza North property is located in the Boston/Suffolk County office submarket cluster, which contains 158 Class A buildings totalling approximately 57.0 million SF of office space. The Boston/Suffolk County Class A submarket cluster vacancy rate is 8.5% and the average rental rate is $45.80 PSF in 1Q 2015. All rates reported have been converted into a full service equivalent rental rate. Furthermore, the Boston lab market has

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Charles River Plaza North

experienced a tightening of fundamentals and increased demand as vacancy hit its lowest mark ever, at 0.7%, with vacancy averaging at 2.7% over the past five years.

Competitive Set Summary(1)

Property	Location	Year Built	Total GLA	Base Rent PSF	Building Type	Lease Type
Charles River Plaza North	185 Cambridge Street, Boston, MA	2005	354,594(2)	$66.11(2)	Class A	NNN
300 Third Avenue	300 Third Avenue, Cambridge, MA	2001	131,547	$59.46	Class A	NNN
125 Binney Street	125 Binney Street, Cambridge, MA	2014	386,097	$70.00	Class A	NNN
300 Massachusetts Avenue	300 Massachusetts Avenue, Cambridge, MA	2014	250,000	$74.87	Class A	NNN
610 Main Street North	610 Main Street North, Cambridge, MA	2014	267,855	$79.13	Class A	NNN
1 Joslin Place	1 Joslin Place, Boston, MA	2014	425,000	$77.00	Class A	Gross

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

Historical and Current Occupancy(1)

2010	2011	2012	2013	2014	April 2015(2)
100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Historical Occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Massachusetts General Hospital	Aa3 / AA / AA	354,594	100.0%	$66.11	5/4/2029

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025 & Beyond	1	354,594	100.0	23,441,562	100.0	354,594	100.0%	$23,441,562	100.0%
Total	1	354,594	100.0%	$23,441,562	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Charles River Plaza North

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$22,077,841	$22,475,836	$22,882,190	$23,018,597	$25,505,442	$71.93	87.5%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$22,077,841	$22,475,836	$22,882,190	$23,018,597	$25,505,442	$71.93	87.5%
Total Reimbursements	3,502,455	3,600,214	3,649,461	3,696,497	3,648,910	10.29	12.5%
Net Rental Income	$25,580,296	$26,076,050	$26,531,651	$26,715,094	$29,154,352	$82.22	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(583,087)	(1.64)	(2.0%)
Other Income	476,832	485,841	479,088	450,516	522,475	1.47	1.8%
Effective Gross Income	$26,057,128	$26,561,891	$27,010,739	$27,165,610	$29,093,740	$82.05	99.8%
Total Expenses	$3,916,688	$4,013,050	$4,113,102	$4,095,553	$4,537,605	$12.80	15.6%
Net Operating Income	$22,140,440	$22,548,841	$22,897,637	$23,070,057	$24,556,135	$69.25	84.4%
Total TI/LC, Capex/RR	0	0	0	0	0	0.00	0.0%
Net Cash Flow	$22,140,440	$22,548,841	$22,897,637	$23,070,057	$24,556,135	$69.25	84.4%

(1)	TTM column represents the trailing twelve months ending April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The Charles River Plaza North property is managed by Davis Marcus Management, Inc., an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow an initial deposit of $284,052 for taxes and $16,531 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $270,526.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, currently equal to $2,952 (for those insurance policies that are not provided by tenant or the condominium association, as permitted under the loan documents). The requirement for the borrower to make monthly deposits to the insurance escrow will be waived with respect to the portion of insurance premiums relating to (a) policies covering the common area so long as (i) the condominium is not terminated, (ii) the condominium documents are in full force and effect, (iii) the condominium association is maintaining the policies and (iv) the policies comply with all applicable terms and conditions set forth in the loan agreement, and (b) any policy so long as (i) General Hospital Corporation Lease is in full force and effect, and (ii) MGH is carrying the insurance in accordance with all applicable terms and conditions set forth in the loan agreement.

Replacement Reserves - The requirement for the borrower to make monthly deposits of $5,910 to the replacement reserve escrow is waived so long as the following conditions are met: (i) the General Hospital Corporation Lease is in full force and effect, (ii) no Major Tenant Trigger Event (defined below) has occurred and is continuing, (iii) the General Hospital Corporation is obligated under the General Hospital Corporation Lease to maintain the property in at least the same condition as required under the loan documents, and (iv) the General Hospital Corporation performs such obligations under its lease in a timely manner.

TI/LC Reserves - The requirement for the borrower to make monthly deposits of $29,550 to the TI/LC reserve escrow is waived so long as the following conditions are met: (i) the General Hospital Corporation Lease is in full force and effect or (ii) all deposits required to be made to the Major Tenant TI/LC Reserves are being deposited therein as required pursuant to the loan agreement.

Major Tenant TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC reserve escrow is waived so long as no Major Tenant Trigger Event exists. During the existence of a Major Tenant Trigger Event, the borrower is required to deposit an applicable portion of the excess cash flow (which is generally 100%, unless such Major Tenant Trigger Event is caused by a specific downgrade of the General Hospital Corporation Lease’s guarantor, in which event the applicable portion may be 50%-100%, depending on the extent of the downgrade) into the TI/LC reserve escrow.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Mortgage Loan No. 1 — Charles River Plaza North

A “Major Tenant Trigger Event” will commence upon the earlier of (i) a Major Tenant (defined below) giving written notice of its intention to terminate or not extend or renew its lease, (ii) if, on or prior to the date that is twelve months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or otherwise as acceptable to lender), (iii) a Major Tenant fails to notify borrower of its election to extend or renew its lease prior to the date set forth in the lease for exercise of such renewal or extension option, (iv) if an event of default under any Major Tenant’s lease has occurred, (v) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (vi) if any Major Tenant’s lease is terminated or no longer in full force or effect, (vii) if any Major Tenant fails to utilize more than 25% of the space demised under its lease for normal business operations, or (viii) the decline in the long term unsecured debt rating of the lease guarantor for General Hospital Corporation’s Lease below “BBB-” or equivalent by any two rating agencies made up of Moody’s, S&P or Fitch (or if only one of such rating agencies rates such lease guarantor, by such rating agency). A Major Tenant Trigger Event will end if, in regards to clause (i), clause (ii) or clause (iii) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space (or with respect to clause (i) only, the Major Tenant has revoked or rescinded its lease termination), in regards to clause (iv) above, the applicable event of default has been cured, in regards to clause (v) above, the Major Tenant’s lease is affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regards to clause (vi) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regards to clause (vii) above, the Major Tenant recommences its operations at the leased premises and utilizes at least 75% of the leased premises with respect to the Major Tenant space or certain re-leasing conditions have been satisfied with respect to the Major Tenant space; in regards to clause (viii) above, the rating is raised so that such rating is no lower than “BBB-” or equivalent by each applicable rating agency; and in the case of a Major Tenant Trigger Event occurring when the General Hospital Corporation’s Lease is not in full force and effect, a debt service ratio for the applicable period (excluding revenues attributable to a lease as to which a Major Tenant Trigger event exists) is equal to or greater than 1.15x based on the trailing twelve month period.

A “Major Tenant” means (i) General Hospital Corporation or (ii) any tenant or replacement tenant or tenants that (together with its affiliates) leases space comprising 20% or more of either (a) the NRA or (b) the total in-place base rent at the Charles River Plaza North property.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender. Provided no Cash Management Trigger Event Period (defined below) is continuing, all funds are required to be remitted to the borrower on each business day. During a Cash Management Trigger Event Period, all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Any excess, if no Cash Sweep Event Period (defined below) is in effect, will be disbursed to the borrower, or if a Cash Sweep Event Period is in effect, held as additional collateral for the loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default on the Charles River Plaza North Whole Loan, (ii) a bankruptcy action of borrower or borrower becoming insolvent, (iii) a bankruptcy action of guarantor or guarantor becoming insolvent, (iv) a bankruptcy action of the affiliated property manager or the affiliated property manager becoming insolvent, (v) the debt service coverage ratio of the Charles River Plaza North Whole Loan falling below 1.05x on a trailing twelve month basis, (vi) an event of default under the mezzanine loan, (vii) a Major Tenant Trigger Event, or (viii) the borrower failing to repay or defease the Charles River Plaza North Whole Loan in full on or before the payment date preceding the ARD. A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited or caused to be solicited by borrower, guarantor or any affiliate of borrower or guarantor, upon the applicable bankruptcy action being discharged, stayed or dismissed within 90 days of such filing, and such filing does not materially increase borrower’s monetary obligations and borrower is not in default of its SPE provisions; (c) with regards to clause (iii) above, provided the applicable bankruptcy action was involuntary and not solicited or caused to be solicited by borrower, guarantor or any affiliate of borrower

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Mortgage Loan No. 1 — Charles River Plaza North

or guarantor, upon the applicable bankruptcy action being discharged, stayed or dismissed within 90 days of such filing, and such filing does not materially increase guarantor’s monetary obligations or materially and adversely affect guarantor’s ability to perform its obligations under the loan documents; (d) with regards to clause (iv) above, if borrower replaces the affiliated manager with a replacement manager meeting certain requirements under the loan agreement, (e) with regards to clause (v) above, the debt service coverage ratio of the Charles River Plaza North Whole Loan is greater than 1.10x based on the trailing twelve month period for two consecutive quarters, (f) with regards to clause (vi) above, a cure or waiver of the event of default under the mezzanine loan, provided that the mezzanine lender has not accelerated the mezzanine loan or commenced a foreclosure action and (g) with regards to clause (vii) above, the Major Tenant Trigger Event is cured.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default on the Charles River Plaza North Whole Loan or mezzanine loan, (ii) a bankruptcy action involving the borrower or guarantor or the borrower or guarantor has become insolvent, (iii) a bankruptcy action involving property manager or the property manager has become insolvent, (iv) the debt service coverage ratio falling below 1.05x on a trailing twelve month basis, (v) an event of default under the mezzanine loan, or (vi) the borrower failing to repay or defease the Charles River Plaza North Whole Loan on or before the payment date preceding the ARD. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; (c) with regards to clause (iii) above, if borrower replaces the affiliated manager with a replacement manager meeting certain requirements under the loan agreement; (d) with regards to clause (iv) above, the debt service coverage ratio being greater than 1.10x based on the trailing twelve month period for two consecutive quarters; (e) with regards to clause (v) above, cure or waiver of the event of default under the mezzanine loan, provided that the mezzanine lender has not accelerated the mezzanine loan or commenced a foreclosure action, and (f) with regards to clause (vi) above, an event or condition has occurred and is continuing, that would cure a Major Tenant Trigger Event.

Additional Debt. The mortgaged property is also security for the pari passu Note A-3, which has an outstanding principal balance as of the cut-off date of $81.0 million and a subordinate B-Note, which has an outstanding principal balance as of the cut-off date of $34.0 million. In addition, $100.0 million mezzanine loan was provided by Teachers Insurance and Annuity Association of America for the Benefit of the TIAA Real Estate Account. The mezzanine loan is coterminous with the Charles River Plaza North Whole Loan and accrues interest at a fixed rate of 6.0800% per annum. The mezzanine loan has a 10-year ARD and is interest-only. Including the mezzanine loan and the B-Note, the Cut-off Date LTV is 76.1%, the UW NCF DSCR is 1.14x and the UW NOI Debt Yield is 7.1%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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42

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

HE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 50 Properties
Original Principal Balance(1):	$105,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$105,000,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	7.4%	Net Rentable Area (Rooms):	6,106
Loan Purpose:	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various
Sponsor:	SOF-IX U.S. Holdings, L.P.	Occupancy / ADR / RevPAR(7):	76.3% / $39.81 / $30.38
Interest Rate:	4.01625%	Occupancy / ADR / RevPAR Date(7):	4/30/2015
Note Date:	6/11/2015	Number of Tenants:	N/A
Maturity Date:	7/6/2020	2012 NOI:	$15,986,386
Interest-only Period:	24 months	2013 NOI:	$15,645,926
Original Term:	60 months	2014 NOI:	$27,185,644
Original Amortization(3):	360 months	TTM NOI(7):	$28,792,531
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	76.3% / $39.81 / $30.38
Call Protection(4):	L(25),Def or YM1(31),O(4)	UW Revenues:	$68,907,956
Lockbox(5):	Hard	UW Expenses:	$40,932,498
Additional Debt(1)(6):	Yes	UW NOI:	$27,975,458
Additional Debt Balance(1)(6):	$120,000,000	UW NCF:	$25,219,140
Additional Debt Type(1)(6):	Pari Passu, Mezzanine	Appraised Value / Per Room(8):	$311,000,000 / $50,934
Additional Future Debt Permitted:	No	Appraisal Date(8):	5/4/2015

Escrows and Reserves(9)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$32,755
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$31,233
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.3%
FF&E Reserve:	$244,725	4% of total gross monthly revenue	N/A	Maturity Date LTV:	61.3%
Capital Work Reserve:	$6,500,000	N/A	N/A	UW NCF DSCR:	2.26x
Engineering Reserve:	$1,121,206	N/A	N/A	UW NOI Debt Yield:	14.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$200,000,000	63.7%	Purchase Price	$300,000,000	95.5%
Mezzanine Loan	25,000,000	8.0	Upfront Reserves	7,865,931	2.5
Borrower Equity	89,018,273	28.3	Closing Costs	6,153,341	2.0

Total Sources	$314,019,273	100.0%	Total Uses	$314,019,273	100.0%
(1)	The Starwood Capital Extended Stay Portfolio loan is part of a larger split whole loan evidenced by four pari passu senior notes with an aggregate principal balance of $200.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $200.0 million Starwood Capital Extended Stay Portfolio Whole Loan.
(2)	The borrowing entities are 50 limited partnership, special purposes entities.
(3)	The loan amortizes on a fixed amortization schedule. For more information see Annex G-3 to the Free Writing Prospectus.
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2015. Defeasance or yield maintenance of the full Starwood Capital Extended Stay Portfolio Whole Loan is permitted following two years after the closing date of the securitization that includes the note last to be securitized.
(5)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(6)	The additional debt balance includes $95.0 million of pari passu debt and a $25.0 million mezzanine loan.
(7)	Represents trailing twelve months ending April 30, 2015.
(8)	The appraised value of $311.0 million is reflective of the value of the portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $301.8 million.
(9)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

The Loan. The Starwood Capital Extended Stay Portfolio loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in 50 extended stay properties located in 12 states. The whole loan has an outstanding principal balance of $200.0 million (the “Starwood Capital Extended Stay Portfolio Whole Loan”) as of the cut-off date, which is comprised of four pari passu notes, Note A-1-A, Note A-1-B, Note A-2 and Note A-3. Note A-1-A has an outstanding principal balance as of the cut-off date of approximately $105.0 million and is being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. Notes A-1-B, A-2 and A-3, which have an aggregate outstanding principal balance as of the cut-off date of $95.0 million, are currently held by Column Financial, Inc. and are expected to be contributed to future securitized trusts. As the holder of Note A-1-A (the “Controlling Noteholder”), the trustee of the CSAIL 2015-C3 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2015-C3 pooling and servicing agreement, the CSAIL 2015-C3 controlling class representative) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Starwood Capital Extended Stay Portfolio Whole Loan; however, the holder of Note A-1-B, A-2 and A-3 will be entitled, under certain circumstances, to consult with the Controlling Noteholder with respect to certain major decisions. The loan has a 5-year term and will amortize on a 30-year schedule after a two-year interest only period.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1-A	$105,000,000	$105,000,000	CSAIL 2015-C3	Yes
Notes A-1-B, A-2 and A-3	$95,000,000	$95,000,000	Future Securitization	No
Total	$200,000,000	$200,000,000

The Borrowers. The borrowing entities for the loan consist of 50 limited partnerships which are controlled by SCG LH GP, L.L.C. a Delaware limited liability corporation and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is SOF-IX U.S. Holdings, L.P. which is the U.S. holding company for Starwood Opportunity Fund IX and is managed and controlled by Starwood Capital Group. The guarantor’s liability in connection with bankruptcy is capped at 20.0% of the then outstanding principal amount plus incurred legal expenses. The Starwood Capital Group is a private investment firm with a primary focus on global real estate. Since its inception in 1991, the firm has raised over $31 billion of equity capital and currently has more than $44 billion of assets under management. Over the past 24 years, Starwood Capital Group has acquired approximately $65 billion of assets across virtually every real estate asset class.

The Properties. The portfolio consists of 50 extended stay properties totaling 6,106 rooms. The portfolio is geographically diverse in nature with properties located in 12 states including Texas, Georgia, North Carolina, Louisiana, Florida, Alabama, Colorado, Tennessee, Virginia, South Carolina, Mississippi and Kentucky. The properties were built between 1992 and 2007. The portfolio currently consist of 24 Sun Suites (3,112 rooms), 16 Crestwood Suites (2,188 rooms) and 10 Home-Towne Suites (806 rooms).

The sponsor acquired the properties in April 2015 from Mount Kellet Capital Management and Westmont Hospitality Group (“Seller”). The Seller acquired the Sun Suites and Crestwood Suites assets through the purchase of a mezzanine position and eventual foreclosure in December 2012 and acquired the Home Towne Suites in October 2013. The portfolio was underperforming when the Seller acquired it with 2013 NOI of approximately $15.6 million and RevPAR of $23.58. The Seller invested approximately $23.3 million ($3,819 per rooms) of capital to improve the assets in 2013 and 2014, which contributed to improved portfolio performance. NOI increased in 2014 to approximately $27.2 million and RevPAR to $29.36.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

Current Portfolio Overview

Brand	Properties	# of Rooms	Allocated Whole Loan Amount	%	Average Occ.(1)	Average Daily Rate(1)	Average RevPAR(1)	NCF(1)
Sun Suites	24	3,112	$108,614,977	54.3%	81.2%	$36.58	$29.68	$14,402,358
Crestwood Suites	16	2,188	65,672,631	32.8	74.0%	$40.47	$29.96	8,862,003
Home-Towne Suites	10	806	25,712,392	12.9	63.9%	$53.54	$34.21	2,771,852
Total/Wtd. Avg.	50	6,106	$200,000,000	100.0%	76.3%	$39.81	$30.38	$26,036,213
(1)	Based on the trailing twelve month period ended April 30, 2015.

Portfolio Historical Capital Expenditures

Brand	2013	2014	Total	Per Room
Sun Suites	$6,388,321	$5,343,490	$11,731,811	$3,770
Crestwood Suites	4,427,551	5,251,186	9,678,737	$4,424
Home-Towne Suites	30,261	1,877,683	1,907,944	$2,367
Total/Wtd. Avg.	$10,846,133	$12,472,359	$23,318,492	$3,819

The sponsor acquired the portfolio in April 2015 and plans to continue investing capital into the assets in an effort to improve the performance of the portfolio. The sponsor intends to convert the properties to InTown Suites before 2017. $6.5 million was escrowed into a Capital Improvement Reserve at closing to cover expected costs of approximately $2.1 million to convert the assets to InTown Suites and an additional $4.4 million for other capital improvements and renovations.

Through affiliated entities, the sponsor owns InTown Suites (“InTown”), which currently owns and manages a portfolio of 139 extended-stay properties, encompassing approximately 18,000 rooms, located in 21 states. The company has approximately 1,100 employees; of which approximately 66 serve a corporate function. Management is led by a group of professionals possessing both institutional leadership and hospitality industry experience at both the company and sponsorship level. The InTown team will provide management oversight of the properties.

InTown Suites will have over 180 locations across 22 states after the conversion of the portfolio. InTown Suites’ properties operate as long-term extended stay facilities with guestrooms rented on a weekly basis with an average guest stay of 84 days. Amenities include kitchens equipped with stovetops, microwaves and full-size refrigerators, dining areas, high speed internet access, flat-screen TVs, premium cable and guest laundry facilities.

InTown maximizes profitability by creating operating efficiencies by running a weekly pricing model (as opposed to a daily model), at a higher occupancy (80% or higher) level with a longer length of stay (average 84 days). Average staffing at InTown properties is five to six full time employees, housekeeping services are provided on a weekly basis rather than nightly, room supplies are provided at check in and are not replenished during a guest’s stay and operating hours are generally limited to 8 hours per day, 6 days per week. Compared to the hybrid model that offers weekly and nightly rooms (utilized at 37 of the 50 properties in this portfolio at acquisition), the InTown weekly-only business model with limited amenities result in lower costs and high occupancies on average. The sponsor anticipates these efficiencies will improve operating margins and increase the performance of the portfolio to be more in-line with InTown’s current portfolio that operates at a 57% EBITDA margin.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

Portfolio Geographic Summary

State	# of Rooms	Allocated Whole Loan Amount	%	Average Occ.(1)	Average Daily Rate(1)	Average RevPAR(1)	NCF(1)
Texas	1,380	$51,888,668	25.9%	82.1%	$37.82	$31.04	$6,731,635
Georgia	1,178	40,291,584	20.1	85.8%	$36.05	$30.93	5,498,658
North Carolina	834	24,320,742	12.2	71.8%	$39.31	$28.22	2,990,381
Louisiana	395	19,019,218	9.5	82.2%	$45.72	$37.57	2,406,569
Florida	550	16,633,532	8.3	73.2%	$40.12	$29.36	2,462,006
Alabama	457	13,320,080	6.7	64.8%	$47.22	$30.62	1,519,221
Colorado	295	11,530,815	5.8	65.4%	$47.84	$31.27	1,317,729
Tennessee	343	11,199,470	5.6	82.4%	$39.44	$32.49	1,501,679
Virginia	244	4,903,910	2.5	66.7%	$40.79	$27.20	660,748
South Carolina	80	2,783,300	1.4	64.8%	$53.50	$34.66	304,306
Mississippi	244	2,717,031	1.4	59.6%	$34.72	$20.69	434,123
Kentucky	106	1,391,650	0.7	56.2%	$48.39	$27.20	209,158
Total/Wtd. Avg.	6,106	$200,000,000	100.0%	76.3%	$39.81	$30.38	$26,036,213
(1)	Based on the trailing twelve month period ended April 30, 2015.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	56.7%	60.5%	76.0%	76.3%	76.3%
ADR	$39.98	$38.98	$38.63	$39.81	$39.81
RevPAR	$22.68	$23.58	$29.36	$30.38	$30.38
Room Revenue	$50,610,387	$52,419,383	$65,416,045	$67,710,367	$67,710,367	$11,089	98.3%
Other Departmental Revenues	559,555	872,100	1,194,449	1,197,589	1,197,589	196	1.7%
Total Revenue	$51,169,942	$53,291,483	$66,610,494	$68,907,956	$68,907,956	$11,285	100.0%
Room Expense	12,783,537	11,791,435	12,421,630	12,578,121	12,578,121	2,060	18.6%
Other Departmental Expenses	825,147	761,913	564,933	543,307	543,307	89	45.4%
Departmental Expenses	$13,608,684	$12,553,347	$12,986,562	$13,121,428	$13,121,428	$2,149	19.0%
Departmental Profit	$37,561,258	$40,738,136	$53,623,931	$55,786,528	$55,786,528	$9,136	81.0%
Operating Expenses	$16,022,892	$18,400,304	$20,010,563	$20,557,302	$20,557,302	$3,367	29.8%
Gross Operating Profit	$21,538,365	$22,337,831	$33,613,368	$35,229,226	$35,229,226	$5,770	51.1%
Fixed Expenses	5,551,980	6,691,905	6,427,724	6,436,694	7,253,768	1,188	10.5%
Net Operating Income	$15,986,386	$15,645,926	$27,185,644	$28,792,531	$27,975,458	$4,582	40.6%
FF&E	2,046,798	2,131,659	2,664,420	2,756,318	2,756,318	451	4.0%
Net Cash Flow	$13,939,588	$13,514,267	$24,521,224	$26,036,213	$25,219,140	$4,130	36.6%
(1)	The TTM column represent the trailing twelve month period ending April 30, 2015.
(2)	Per Room values are based on 6,106 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense and Other Departmental Expenses which is based on the corresponding revenue line items.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mortgage Loan No. 2 — Starwood Capital Extended Stay Portfolio

Property Management. The properties are managed by Sleep Specialty Management, L.P., an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $6.5 million for capital work, approximately $1.1 million for required repairs and $244,725 for FF&E reserve.

Tax Escrows – The requirement of the borrower to make monthly deposits to the tax reserve is waived so long as a Trigger Period is not in continuance or a third party manager approved by lender is adequately reserving and paying taxes.

Insurance Escrows – The requirement of the borrower to make monthly deposits to the insurance reserve is waived so long as a Trigger Period is not in continuance or the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 4.0% of gross monthly revenues.

Capital Work – The borrower deposited $6.5 million into escrow at origination. Of that amount it is estimated that approximately $2.1 million will be used for work related to the conversion of the properties to InTown Suites and $4.4 million will be used for additional renovations and improvements to the properties.

Lockbox / Cash Management. The Starwood Capital Extended Stay Portfolio loan is structured with a hard lockbox and springing cash management. The property manager will deposit all rental, credit card deposits and other income directly into the lockbox account controlled by the lender. Upon the continuance of a Trigger Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Trigger Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Trigger Period” means a period commencing on the earlier of (i) an event of default, (ii) any event of default on the mezzanine loan, or (iii) the debt yield on the mortgage and mezzanine loan is less than 8.0% through July 2018, 8.25% through July 2019 and 8.50% thereafter.

Property Release. Provided no event of default under the mortgage loan documents, the borrower may release individual properties from the loan subject to the satisfaction of certain conditions including, but not limited to, the following: (i) the debt yield for the remaining properties based on the mortgage and mezzanine loans either (a) exceeds the greater of the debt yield at closing or the debt yield prior to the release of the property or (b) is above 12.0%, (ii) payment of the Release Price for any conveyance of a property to a third party or the Affiliate Release Price for any conveyance of a property to an affiliate of the borrower, (iii) payment of any release price with respect to the mezzanine loan, and (iv) payment of any yield maintenance prior to the open period.

“Release Price” means: (i) if less than $20.0 million has been prepaid, 105% of the allocated loan amount, (ii) if $20.0 million or more, but less than $40.0 million, has been prepaid, 110% of the allocated loan amount, (iii) if $40.0 million or more, but less than $60.0 million, has been prepaid, 115% of the allocated loan amount, or (iv) otherwise, 120% of the allocated loan amount. If a prepayment of a property results in the aggregate prepayments exceeding a threshold, the release price will be applied pro rata to the respective amounts within each threshold.

“Affiliate Release Price” means: (i) if less than $20.0 million has been prepaid, 110% of the allocated loan amount, (ii) if $20.0 million or more, but less than $40.0 million has been prepaid, 115% of the allocated loan amount, (iii) if $40.0 million or more, but less than $60.0 million, has been prepaid, 120% of the allocated loan amount, or (iv) otherwise, 125% of the allocated loan amount. If a prepayment of a property results in the aggregate prepayments exceeding a threshold, the release price will be applied pro rata to the respective amounts within each threshold.

Additional Debt. A $25.0 million mezzanine loan was provided with the financing that is secured by a pledge of the direct equity interests in the borrowers and is coterminous with the mortgage loan. The mezzanine loan has a 9.0000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 72.3%, the UW NCF DSCR is 1.83x and the UW NOI Debt Yield is 12.4%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

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52

Mortgage Loan No. 3 — The Mall of New Hampshire

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Mortgage Loan No. 3 — The Mall of New Hampshire

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Mortgage Loan No. 3 — The Mall of New Hampshire

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Mortgage Loan No. 3 — The Mall of New Hampshire

293
sears
ITALIAN
Bertucci's
RESTAURANT
RED ROBIN
macy's
ULTA
jcpenney
BEST BUY
SHOPS
SHOPS
SHOPS
SHOPS
SHOPS
SHOPS
SHOPS
FOOD COURT
FRIDAYS
LONGHORN
US 28/WILLOW ST.
HUSE RD.
N
MNH Mall, L.L.C.
Fee Simple
Leasehold
Not Part of the Collateral

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Mortgage Loan No. 3 — The Mall of New Hampshire

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Mortgage Loan No. 3 — The Mall of New Hampshire

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBSRES	Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Retail – Regional Mall
% of Pool by IPB:	7.0%	Net Rentable Area (SF)(4):	405,723
Loan Purpose:	Refinance	Location:	Manchester, NH
Borrowers:	MNH Mall L.L.C.; Mayflower New Hampshire Best Buy, L.P.	Year Built / Renovated:	1977 / 1998
		Occupancy:	95.5%
Sponsor:	Mayflower Realty LLC	Occupancy Date:	6/3/2015
Interest Rate:	4.1080%	Number of Tenants(4):	107
Note Date:	6/25/2015	2012 NOI(5):	$17,086,985
Maturity Date:	7/1/2025	2013 NOI(5):	$16,130,453
Interest-only Period:	120 months	2014 NOI(5):	$16,000,861
Original Term:	120 months	TTM NOI(6):	$16,348,708
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$24,724,178
Call Protection(2):	L(25), Def(88), O(7)	UW Expenses:	$8,141,807
Lockbox(3):	Hard	UW NOI:	$16,582,371
Additional Debt(1):	Yes	UW NCF:	$15,768,824
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF:	$256,000,000 / $631
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/11/2015
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(8):	$370
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$370
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.6%
Replacement Reserves:	$0	Springing	$243,434	Maturity Date LTV:	58.6%
TI/LC:	$0	Springing	$689,729	UW NCF DSCR:	2.52x
				UW NOI Debt Yield:	11.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$150,000,000	100.0%	Payoff Existing Debt	$124,471,467	83.0%
			Return of Equity	23,168,605	15.4
			Closing Costs	2,359,929	1.6
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	The Mall of New Hampshire loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate original principal balance of $150.0 million. Note A-1, in the original principal amount of $100,000,000, will be included in the CSAIL 2015-C3 Commercial Mortgage Trust. Note A-2, in the original principal amount of $50,000,000 is expected to be securitized in the future. The financial information presented in the chart above reflects the cut-off date balance of the $150.0 million The Mall of New Hampshire Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2015. Defeasance of The Mall of New Hampshire Whole Loan is permitted following two years after the closing date of the securitization that includes the last note to be securitized.
(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(4)	The entire mall has a total of 811,573 SF, including three non-collateral anchors, Macy’s, Sears and J.C. Penney, which own their own land and improvements totaling 405,850 SF. Number of Tenants includes the owned collateral tenants only.
(5)	NOI declined in 2013 and 2014 in a large part because of a decline in “other income” (including specialty leasing tenants). The decrease is a result of shortage of temporary inline space resulting from an increase of new and relocating tenants beginning in late 2013. Additionally, income from local events was exceptionally high in 2012.
(6)	Represents trailing twelve months ending April 30, 2015.
(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	Cut-off Date Loan / SF and Maturity Date Loan / SF are calculated based on the 405,723 SF of collateral only.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Mortgage Loan No. 3 — The Mall of New Hampshire

The Loan. The Mall of New Hampshire loan is a $100.0 million portion of a whole loan secured by the borrower’s fee interest in a 392,493 SF portion and leasehold interest in a 13,230 SF portion of an 811,573 SF regional mall located at 1500 South Willow Street in Manchester, New Hampshire. The whole loan has an outstanding principal balance of $150.0 million (“The Mall of New Hampshire Whole Loan”) as of the cut-off date, which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the cut-off date of $100.0 million and is being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. Note A-2, with an outstanding principal balance as of the cut-off date of $50.0 million, is currently being held by UBSRES and is expected to be contributed to a future securitized trust. The Mall of New Hampshire Whole Loan has a 10-year term, is interest-only and accrues interest at a fixed rate equal to 4.1080%.

The loan proceeds were used to refinance existing debt of approximately $124.5 million, pay closing costs of approximately $2.4 million and return equity to the sponsor of approximately $23.2 million. At closing, the borrowers had approximately $106.0 million of remaining implied equity. Based on the appraised value of $256.0 million as of June 11, 2015, the cut-off date LTV of The Mall of New Hampshire Whole Loan is 58.6%.

Whole Loan Note Summary

	Original Balance	Cut-off Balance	Note Holder	Note in Controlling Securitization
Note A-1	$100,000,000	$100,000,000	CSAIL 2015-C3	Yes
Note A-2	50,000,000	50,000,000	Future Securitization	No
Total	$150,000,000	$150,000,000

The Borrowers. The borrowing entities for The Mall of New Hampshire Whole Loan are MNH Mall L.L.C., a New Hampshire limited liability company and Mayflower New Hampshire Best Buy, L.P., a Delaware limited partnership, each a bankruptcy remote, single purpose entity, each with two independent directors. The borrowers are wholly owned by Mayflower Realty LLC, a Delaware limited liability company.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor, Mayflower Realty LLC, a Delaware limited liability company, was founded in 1999 for the purpose of acquiring interests in retail, office and other related properties. According to Mayflower Realty LLC’s 2014 audited financial statements, Simon Property Group, Inc. holds a 56% interest in the property with Canadian Pension Plan Investment Board holding the remaining 44% interest. Simon Property Group, Inc., is a publicly traded self-administered and self-managed REIT (NYSE: SPG) focused on retail property ownership and management. The company is one of the largest publicly traded owner, operator and developer of retail assets. As of December 31, 2014, the company operated 207 income-producing properties in the United States, consisting of 109 malls, 69 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico.

The Property. The property is a single level 811,573 SF (including 405,850 SF of non-collateral anchor space) enclosed regional mall situated on a 44.95-acre site located in Manchester, New Hampshire. Anchor tenants at the property include Macy’s, Sears and J.C. Penney, which are not part of the collateral for The Mall of New Hampshire Whole Loan. The collateral of 405,723 SF includes two ground leased outparcels which are leased to T.G.I. Fridays and Longhorn Steakhouse (totaling 3.79 acres). In-line tenants include a diverse mix of nationally recognized retailers such as: Best Buy, Old Navy, The Gap, Ulta, American Eagle Outfitters, Victoria’s Secret, Abercrombie & Fitch, Express, Eastern Mountain Sports, Apple, Hollister Co., Men’s Warehouse and Famous Footwear. As of the June 3, 2015 rent roll, The Mall of New Hampshire was 97.8% occupied including the non-collateral anchor space of 405,850 SF. The Mall of New Hampshire property was 95.5% occupied based on total owned collateral of 405,723 SF. Based on trailing twelve months ending April 30, 2015, the property’s in-line (<10,000 SF) comparable tenant sales are $409 PSF with an occupancy cost of 18.6%, excluding Apple. Including Apple, whose sales are based on trailing four months ending April 30, 2015 annualized, the property’s in-line comparable tenant sales are $661 PSF with an occupancy cost of 11.4%.

Apple recently opened a 6,835 SF retail location at the property in October 2014. Based on trailing six months ending April 30, 2015 annualized, Apple is projected to generate approximately $48.6 million in sales in its first year of operation ($7,106 PSF).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Mortgage Loan No. 3 — The Mall of New Hampshire

The closest Apple retail store to the property is approximately 19.9 miles southeast in Salem, New Hampshire. There are only three Apple retail stores in the State of New Hampshire, including The Mall of New Hampshire.

The property was built in 1977, with a significant renovation and expansion completed in 1998. The borrowers purchased the property in 1999 for $166.0 million and have since invested approximately $9.0 million in capital improvements. The capital improvement expenditures exclude land acquisition costs as well as any development costs associated with the construction of tenant owned improvements on the two occupied ground lease parcels.

The Market. The property’s location draws shoppers across state borders due to sales tax free shopping available in New Hampshire. Manchester has a large concentration of big box retailers, hotels, restaurants and car dealerships. Retailers such as Barnes and Noble, TJ Maxx, Sports Authority, Sam’s Club, Walmart, The Home Depot, Sport’s Authority, Staples and L.L. Bean, among others, are all located in the vicinity of the property. There are also several hotels within walking distance, including Courtyard by Marriott, TownePlace Suites and Fairfield Inn Marriott.

The property is located on South Willow Street, a major arterial that crosses through the center of Manchester and is the main retail and hospitality corridor in Manchester. South Willow Street provides main access to the property via Interstate 293, a major highway that connects Interstate 93 to the east and US Route 3 to the west. Interstate 93 is approximately 4.1 miles east of the property, which is a major north/south highway from Manchester to Boston, approximately 50.0 miles southeast of the property. The property is served by the Manchester-Boston Regional Airport, which is located approximately 2.9 miles to the southwest, and as of December 2014, served 2.1 million passengers.

The property is located in Manchester, Hillsborough County, New Hampshire in the Manchester-Nashua, New Hampshire Metropolitan Statistical Area (“Manchester MSA”). The Manchester MSA is located in southeast corner of New Hampshire and is part of the Boston-Worcester-Providence, MA-RI-NH-CT Combined Statistical Area (“CSA”), the sixth largest CSA in the United States. According to the appraiser, Hillsborough County had an estimated 2015 population of 403,993, which is projected to increase at a 0.2% annual rate over the next five years, and has an average household income of $71,522, 7.1% higher than the State of New Hampshire. According to the appraisal, the estimated 2015 population within a one-, three-, and five-mile radius of the property is 6,229, 66,027, and 129,823, respectively. The properties in the appraisal’s competitive set are shown in the below table.

Competitive Set Summary(1)

Property	Location	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
The Mall of New Hampshire	Manchester, NH	1977 / 1998	811,573(2)	97.8%(2)	N/A	Macy’s, Sears and J.C. Penney
Pheasant Lane Mall	Nashua, NH	1986 /1999	979,338	96.6%	22	Sears, J.C. Penney, Macy’s, Target and Dick’s
Mall at Rockingham Park	Salem, NH	1991 / 1993	1,025,214	97.2%	24	Sears, J.C. Penney and Macy’s
Northshore Mall	Peabody, MA	1958 / 1993, 2009	1,591,973	95.2%	50	Nordstrom, Sears, J.C. Penney and Macy’s
Liberty Tree Mall	Danvers, MA	1972 / 1999	856,039	92.1%	50	Kohl’s, Target and Nordstrom Rack

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll, including non-collateral anchor space of 405,850 SF.

Historical and Current Occupancy(1)

2008	2009	2010	2011	2012	2013	2014	June 2015(2)
95.2%	97.8%	98.4%	96.8%	97.5%	96.1%	96.8%	97.8%

(1)	Source: Occupancy history report. Occupancies are as of December 31 of each respective year, unless otherwise indicated, including non-collateral anchor space of 405,850 SF.
(2)	Based on the underwritten rent roll, including non-collateral anchor space of 405,850 SF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Mortgage Loan No. 3 — The Mall of New Hampshire

Historical Sales and Occupancy Cost(1)

	2013		2014		TTM(2)
	Sales PSF	Occupancy Cost %	Sales PSF	Occupancy Cost %	Sales PSF	Occupancy Cost %
Non-Collateral Anchors(3)	$139	NAP	$138	NAP	NAV	NAP
Majors(4)(5)	$544	6.3%	$415	8.4%	$417	8.3%
In-Line/Specialty Stores/Others(6)	$395	18.1%	$405	19.2%	$409	18.6%

(1)	Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsor. 2013 Sales PSF include only sponsor identified comparable tenant sales.
(2)	TTM Sales PSF and Occupancy Cost % represent trailing 12 months ending April 30, 2015 as provided by the sponsor.
(3)	The Macy’s, Sears, and J.C. Penney stores do not report sales for this location. The above Sales PSF attributed to the Non-Collateral Anchor Tenants are based only on estimates provided by the sponsor.
(4)	Majors include tenants occupying between 11,000 and 43,000 SF. As of June 3, 2015, Majors included Best Buy, Old Navy, A.C. Moore, The Gap, Olympia Sports, Ulta and American Eagle Outfitter.
(5)	The decrease in Majors Sales PSF from 2013 to 2014 is primarily attributable to a drop in Best Buy sales due to Apple taking occupancy in 2014. As of TTM, Best Buy had Sales PSF of $835 with an occupancy cost of 3.1%.
(6)	In-Line/Specialty Stores/Others include comparable tenant sales (tenants with reported sales for 2013, 2014 and TTM) occupying less than 10,000 SF. In-Line/Specialty Stores/Others include Longhorn Steakhouse, which owns its improvements on an out parcel ground leased from the borrower and excludes Apple, whose lease commenced in 2014. Including Apple sales as of the trailing four months ending April 30, 2015 annualized, In-Line/Specialty Stores/Others TTM Sales PSF was $661 PSF and TTM Occupancy Cost % was 11.4%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date
Non-Collateral Anchor Tenants(5)
Macy’s	Baa2 / BBB+ / BBB+	165,000	NAP	NAP	$165	NAP	NAP
Sears	Caa3 / CCC+ / C	139,462	NAP	NAP	$135	NAP	NAP
J.C. Penney	Caa1 / CCC+ / CCC	101,388	NAP	NAP	$98	NAP	NAP

Major In-Line Tenants
Best Buy	Baa2 / BB / BB	42,037	10.4%	$21.00	$835	3.1%	1/31/2024
Old Navy	Baa3 / BBB- / BBB-	18,678	4.6%	$22.00	$305	10.5%	5/31/2020
A.C. Moore	NA / NA / NA	18,479	4.6%	$24.20	$152	20.1%	9/16/2016
The Gap	Baa3 / BBB- / BBB-	17,781	4.4%	$30.93	$109	28.4%	1/31/2016
Olympia Sports	NA / NA / NA	13,130	3.2%	$13.00	$168	21.0%	1/31/2016
Ulta	NA / NA / NA	11,979	3.0%	$23.10	$376	10.3%	5/31/2021
American Eagle Outfitter	NA / NA / NA	11,465	2.8%	$38.00	$295	27.4%	1/31/2017
Apple	Aa1 / AA+ / NA	6,835	1.7%	$59.69	$7,106	0.8%	1/31/2025
Total Major In-Line Tenants		140,384	34.6%	$25.52
Other(6)		247,280	60.9%	$44.47
Total Occupied Collateral		387,664	95.5%	$37.60
Vacant		18,059	4.5%
Total		405,723	100.0%

(1)	Based on the underwritten rent roll, including rent increase occurring through July 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including the two ground leased parcels, but excluding non-collateral anchor space of 405,850 SF.
(4)	Sales PSF and Occupancy Cost represent trailing 12 months ending April 30, 2015 as provided by the sponsor except with respect to Apple, which represents trailing four months ending April 30, 2015 annualized and the Non-Collateral Anchor Tenants, which represent sales as of December 31, 2014.
(5)	The Macy’s, Sears, and J.C. Penney stores do not report sales for this location. The above Sales PSF attributed to the Non-Collateral Anchor Tenants are based only on estimates provided by the sponsor.
(6)	Other includes T.G.I. Fridays and Longhorn Steakhouse, which own their improvements on an out parcel ground leased from the borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Mortgage Loan No. 3 — The Mall of New Hampshire

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,059	4.5%	NAP	NAP	18,059	4.5%	NAP	NAP
MTM	4	11,980	3.0	$563,935	3.9%	30,039	7.4%	$563,935	3.9%
2015	4	3,064	0.8	188,824	1.3	33,103	8.2%	$752,759	5.2%
2016	19	82,721	20.4	2,685,964	18.4	115,824	28.5%	$3,438,723	23.6%
2017	17	41,151	10.1	1,929,406	13.2	156,975	38.7%	$5,368,130	36.8%
2018	14	32,464	8.0	1,822,185	12.5	189,439	46.7%	$7,190,314	49.3%
2019	10	31,371	7.7	1,361,395	9.3	220,810	54.4%	$8,551,709	58.7%
2020	9	40,641	10.0	1,248,724	8.6	261,451	64.4%	$9,800,433	67.2%
2021	5	17,884	4.4	546,206	3.7	279,335	68.8%	$10,346,639	71.0%
2022	5	19,459	4.8	762,649	5.2	298,794	73.6%	$11,109,288	76.2%
2023	7	14,486	3.6	674,395	4.6	313,280	77.2%	$11,783,683	80.8%
2024	7	64,719	16.0	1,809,671	12.4	377,999	93.2%	$13,593,354	93.2%
2025 & Beyond	6	27,724	6.8	984,722	6.8	405,723	100.0%	$14,578,076	100.0%
Total	107	405,723	100.0%	$14,578,076	100.0%

(1)	Based on the underwritten rent roll with total owned collateral of 405,723 SF. Rent includes base rent and rent increases occurring through July 31, 2016.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten(2)	PSF(3)	%(4)
Rents in Place	$13,787,625	$13,783,321	$13,895,849	$14,171,932	$14,578,076	$35.93	59.6%
Vacant Income	0	0	0	0	977,689	2.41	4.0%
Percentage Rent	358,898	74,162	98,347	119,006	50,002	0.12	0.2%
Gross Potential Rent	$14,146,523	$13,857,483	$13,994,196	$14,290,938	$15,605,766	$38.46	63.8%
Total Reimbursements	9,152,756	8,738,435	8,873,686	8,958,164	8,846,000	21.80	36.2%
Net Rental Income	$23,299,279	$22,595,918	$22,867,882	$23,249,102	$24,451,766	$60.27	100.0%
(Vacancy/Credit Loss)	(70,266)	1,670	(34,614)	0	(1,222,588)	(3.01)	(5.0%)
Other Income	1,768,282	1,654,911	1,222,457	1,220,328	1,495,000	3.68	6.1%
Effective Gross Income	$24,997,295	$24,252,499	$24,055,725	$24,469,430	$24,724,178	$60.94	101.1%
Total Expenses	$7,910,310	$8,122,046	$8,054,864	$8,120,722	$8,141,807	$20.07	32.9%
Net Operating Income	$17,086,985	$16,130,453	$16,000,861	$16,348,708	$16,582,371	$40.87	67.1%
Total TI/LC, Capex/RR	0	0	0	0	813,547	2.01	3.3%
Net Cash Flow	$17,086,985	$16,130,453	$16,000,861	$16,348,708	$15,768,824	$38.87	63.8%

(1)	The TTM column represents the trailing 12 months ending April 30, 2015.
(2)	Underwritten Rents in Place include base rent and rent increases occurring through July 31, 2016 and are based on the June 3, 2015 rent roll.
(3)	PSF values are based on total owned collateral of 405,723 SF.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Mortgage Loan No. 3 — The Mall of New Hampshire

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves.

Tax and Insurance Escrows - The borrowers are required to deposit 1/12 of the annual estimated tax payments and 1/12 of the annual insurance premiums following the occurrence of a Cash Sweep Period (defined below).

Replacement Reserves - The borrowers are required to deposit $6,762 on a monthly basis for replacement reserves subject to a cap of $243,434, following the occurrence of a Cash Sweep Period.

TI/LC Reserves - The borrowers are required to deposit $28,739 on a monthly basis for tenant improvements and leasing commissions subject to a cap of $689,729, following the occurrence of a Cash Sweep Period.

A “Cash Sweep Period” shall commence upon the occurrence of (i) the debt service coverage ratio for the immediately preceding four calendar quarters falling below 1.40x for two consecutive calendar quarters, (ii) during the continuance of an event of default or (iii) during any period when the assets of manager or guarantor are subject to a bankruptcy action. A Cash Sweep Period will end with regards to clause (i) above when the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.40x for two consecutive calendar quarters.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender. Provided no Cash Sweep Period is continuing, all funds are required to be remitted to the borrowers on each Wednesday. During a Cash Sweep Period, all funds in the lockbox account will be swept on a weekly basis to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Any excess, if no Cash Sweep Period is in effect, will be disbursed to the borrowers, or if a Cash Sweep Period is in effect, held as additional collateral for the loan.

Ground Lease. The property is partially subject to two separate ground leases. The lessor on the first ground lease is Hannaford Bros. Co. and the ground leased property contains two outparcels leased to T.G.I. Fridays and Longhorn Steakhouse. The lease commenced on June 1, 1984 and expires on May 31, 2019. Upon its expiration, the ground lease contains 12 five-year renewal options with a current annual base ground rent of $83,112, payable monthly, which will be adjusted based on the then current CPI, with no more than a 20.0% increase every five years. The lessor on the second ground lease is Manchester Mall Realty Trust and such property is currently unimproved vacant land. The lease commenced on December 1, 1977 and expires on December 1, 2029. The ground lease has a current annual base ground rent of $27,488, payable monthly, which will be adjusted based on the then current wholesale price index every five years.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

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64

Mortgage Loan No. 4 — Westfield Wheaton

Westfield
Wheaton

Bath & Body Works

H&M
H&M

macy's

TARGET
TARGET

VICTORIA'S SECRET
ALL NEW!
INCREDIBLE

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Mortgage Loan No. 4 — Westfield Wheaton

COSTCO
WHOLESALE

Giant

1948
DICK'S
SPORTING GOODS
classes

THAI

Westfield
DSW SHOES
Westfield

VANS

LA FITNESS

Westfield SOUTH

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Mortgage Loan No. 4 — Westfield Wheaton

Main Building - Level 1

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Mortgage Loan No. 4 — Westfield Wheaton

Main Building - Level 2

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Mortgage Loan No. 4 — Westfield Wheaton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Mortgage Loan No. 4 — Westfield Wheaton

Westfield
WHEATON
Office North
CVS pharmacy
LINDSAY
Wheaton Metro Station
Veirs Mill Rd
Parking
macy's
Parking
Giant
TARGET
H&M
Westfield Wheaton
JCP
Valley View
JO-ANN
DSW
Parking
Party City
Office South
COSTCO WHOLESALE
UPPER LEVEL
DICK'S SPORTING GOODS
LOWER LEVEL
searsoutlet
Georgia Ave
Coronado Pl
Peregoy Dr

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Mortgage Loan No. 4 — Westfield Wheaton

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Mortgage Loan No. 4 — Westfield Wheaton

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$97,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$97,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.8%	Net Rentable Area (SF)(5):	1,649,363
Loan Purpose:	Refinance	Location:	Wheaton, MD
Borrower:	Wheaton Plaza Regional Shopping Center LLC	Year Built / Renovated:	1960/1987, 2005, 2013
Sponsors(2):	Westfield America, Inc.; Westfield America Limited Partnership	Occupancy(6):	96.1%
		Occupancy Date(6):	12/31/2014
		Number of Tenants(6):	214
Interest Rate:	3.8000%	2011 NOI:	$18,523,638
Note Date:	2/3/2015	2012 NOI:	$20,160,536
Maturity Date:	3/1/2025	2013 NOI:	$22,023,591
Interest-only Period:	120 months	2014 NOI:	$24,585,214
Original Term:	120 months	UW Economic Occupancy:	92.6%
Original Amortization:	None	UW Revenues:	$35,809,403
Amortization Type:	Interest Only	UW Expenses:	$12,092,073
Call Protection(3):	L(29),Def or YM1(84),O(7)	UW NOI:	$23,717,330
Lockbox(4):	Hard	UW NCF:	$22,010,217
Additional Debt(1):	Yes	Appraised Value / Per SF(7):	$402,000,000 / $244
Additional Debt Balance(1):	$137,617,526	Appraisal Date:	11/29/2014
Additional Debt Type(1):	Pari Passu
Additional Future Debt Permitted:	No

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$142
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(9):	$142
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.4%
Replacement Reserves:	$0	Springing	$208,872	Maturity Date LTV:	58.4%
TI/LC:	$0	Springing	$1,392,492	UW NCF DSCR:	2.43x
				UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$234,617,526	100.0%	Return of Equity	$230,985,551	98.5%
			Closing Costs	3,631,975	1.5
Total Sources	$234,617,526	100.0%	Total Uses	$234,617,526	100.0%

(1)	The Westfield Wheaton loan is part of a larger split whole loan evidenced by eight notes with an aggregate original principal balance of approximately $234.6 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $234.6 million Westfield Wheaton Whole Loan.

(2)	Westfield America Limited Partnership provided a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. The partial recourse guaranty provides for recourse to such guarantor, with respect to the A Notes, in the event that the lender incurs losses in excess of $7.5 million, after exercising all possible remedies. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

(3)	The lockout period will be at least 29 payment dates beginning with and including the first payment date of April 1, 2015. However, the borrower will be permitted to prepay a portion of the Westfield Wheaton Whole Loan during the lockout period if the debt yield falls below 7.50%, up to an amount necessary to achieve a debt yield equal to 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge. If the borrower prepays any portion of the Westfield Wheaton Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Wheaton Whole Loan.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — Westfield Wheaton

(5)	Net Rentable Area of 1,649,363 SF includes ground lease tenant spaces: Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF), which are pad leased to, and the improvements on which are owned by, the respective retailers until lease maturity when the improvements revert to the borrower. The total SF does not include approximately 39,000 SF, which is currently considered by the borrower to be decommissioned space. A portion of this space will be occupied by American Multi-Cinema, Inc., which has signed a lease but has not yet taken occupancy of 43,585 SF located in the South Annex building.

(6)	Occupancy and Number of Tenants includes ground lease tenants.

(7)	Appraised Value Per SF is calculated based on Net Rentable Area of 1,649,363 SF, which includes ground lease tenants.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	Loan PSF is calculated based on Net Rentable Area of 1,649,363 SF, which includes ground lease tenant space.

The Loan. The Westfield Wheaton loan, which is part of a larger split whole loan, is secured by a first mortgage lien on a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located on a 79.0 acre site in Wheaton, Maryland. The whole loan has an outstanding principal balance of $234,617,526 (the “Westfield Wheaton Whole Loan”), which is comprised of eight notes identified as Note A-1-1, Note A-1-2, Note A-2, and Note A-3 (collectively, the “A Notes”), and Note B-1-1, Note B-1-2, Note B-2 and Note B-3 (collectively, the (“B Notes”). The eight notes have outstanding balances of approximately $92.0 million, $16.5 million, $77.4 million, $41.3 million, $3.0 million, $0.5 million, $2.6 million and $1.4 million for Note A-1-1, Note A-1-2, Note A-2, Note A-3, Note B-1-1, Note B-1-2, Note B-2 and Note B-3, respectively.

Notes A-1-2, B-1-2, A-2 and B-2 (together, “Note Group 2”) have an aggregate outstanding principal balance as of the cut-off date of $97,000,000 and are being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. Notes A-3 and B-3 (together, “Note Group 3”) were previously securitized in CSAIL 2015-C1. Notes A-1-1 and B-1-1 (together, “Note Group 1”) were previously securitized in CSAIL 2015-C2, and the trustee of the CSAIL 2015-C2 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a CSAIL 2015-C2 control termination event, the CSAIL 2015-C2 controlling class representative) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Westfield Trumbull Whole Loan; however, the holder of Note Group 3 or Note Group 2 (or, prior to the occurrence and continuance of a CSAIL 2015-C3 consultation termination event under the CSAIL 2015-C3 pooling and servicing agreement, the CSAIL 2015-C3 controlling class representative), will be entitled, under certain circumstances, to consult with respect to certain major decisions.

Note Group 2 accrues interest at the same rate as the pari passu Note Group 3 and Note Group 1, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 3 and Note Group 1, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The holders of Note Group 1, Note Group 2, and Note Group 3 (each, a “Note Group”) have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Wheaton Whole Loan. Each note will be serviced pursuant to terms of the pooling and servicing agreement governing CSAIL 2015-C2. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. Note A-1-1, Note A-1-2, Note A-2 and Note A-3 are pari passu notes and Note B-1-1, Note B-1-2, Note B-2 and Note B-3 are pari passu notes and each Note A and Note B in a particular Note Group differs solely with respect to the availability of limited recourse to the sponsor/guarantor, which is available only to the A Notes, as further described below. Note Group 1, Note Group 2 Note and Group 3 are pari passu Note Groups.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1-2, A-2, B-1-2, B-2	$97,000,000	$97,000,000	CSAIL 2015-C3	No
Note A-1-1, B-1-1	$95,000,000	$95,000,000	CSAIL 2015-C2	Yes
Note A-3, B-3	$42,617,526	$42,617,526	CSAIL 2015-C1	No
Total	$234,617,526	$234,617,526

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — Westfield Wheaton

The Borrower. The borrowing entity for the Westfield Wheaton Whole Loan is Wheaton Plaza Regional Shopping Center LLC, a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $188.2 million based on an allocated purchase price of $396.9 million. O’Connor Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Trumbull, Connecticut. The mall located in Trumbull, Connecticut serves as collateral for the Westfield Trumbull loan that is being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. See “Mortgage Loan No. 7—Westfield Trumbull.”

The Sponsor. The loan’s sponsors and non-recourse carveout guarantors are Westfield America, Inc., a private, untraded real estate investment trust and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36 super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage. The sponsors own a membership interest in a joint venture with O’Connor Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. invested concurrently in two additional Westfield regional malls located in Palm Desert, California and Trumbull, Connecticut, under the joint venture agreement. Westfield America Limited Partnership provides a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located in Wheaton, Maryland. The unencumbered mall opened in 1960 and is anchored by Target, JC Penney, Macy’s, and Costco Wholesale. The property includes two strip retail buildings, two office buildings, and single-tenant outparcels leased to Giant Food, L.A. Fitness, Office Depot (Sears Outlet sublet), CVS, Lindsay Ford of Wheaton, and Wendy’s, among others. The total collateral of 1,649,363 SF includes Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF) buildings, which are ground leased to, and the improvements are owned by, the respective retailers until they revert to the sponsor at lease maturity.

The enclosed, two-level mall was 96.1% occupied by 214 tenants (including ground lease tenants) as of December 2014. National inline tenants include Bath & Body Works, Charlotte Russe, The Children’s Place, Express/Express Men, Foot Locker, GameStop, General Nutrition Center, Hollister, Kay Jewelers, Lenscrafters, Panera Bread, Payless Shoesource, Perfumania, Ruby Tuesday, Teavana, Victoria’s Secret, and others. Net operating income (“NOI”) has increased by 32.7% from approximately $18.5 million in 2011 to approximately $24.6 million in 2014. Total mall sales at the property as of November 2014 were approximately $494.2 million, of which comparable mall sales were approximately $489.9 million ($378 PSF), which includes comparable in-line tenant sales (<10,500 SF) of approximately $101.3 million or $383 PSF. The Westfield Wheaton north office building contains 113,118 SF, which is 79.5% leased to 35 tenants, and the Wheaton south office building contains 75,097 SF, which is 96.1% leased to 26 tenants.

The buildings comprising the Westfield Wheaton property were constructed in 1960. In 2005, a $100 million redevelopment was completed at the property, which added new Target and Macy’s anchors, plus 157,000 SF of specialty shops on the second level of one of the retail buildings. The development added a more upscale fashion component to the center and renovated much of the existing common area. The former Hecht’s department store, which closed in 2006 after the merger between Federated Department Stores and May Department Stores, was replaced in 2013 with Costco Wholesale situated above a Dick’s Sporting Goods and JoAnn’s Fabric and Crafts on the lower level. American Multi-Cinema, Inc. (“AMC”) has signed a lease for a portion (43,585 SF) of the former vacant theater space located in the south annex building adjacent to the south office building. The AMC lease provides for an initial base rent of $1,125,000 ($25.81 PSF) for 15 years (and provides for a 10% increase in years 6 and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — Westfield Wheaton

11), for which AMC will receive a $3.7 million ($85.00 PSF) tenant allowance. Pursuant to the AMC lease, AMC will renovate the space for a 9-screen, 700-seat multiplex theater anticipated to open by January 1, 2016.

Property Configuration

Mall:

The central mall building is the primary structure, with two-level Target and Macy’s anchor stores at the west end, a four-level JC Penney anchor store at the east end, and a single level Costco Wholesale, which is situated above the ground-level Dick’s Sporting Goods and Jo-Ann Fabrics and Crafts stores on the south end.

Outparcels:

(i) Single Tenant Retail: The property contains single-tenant outparcel buildings on the perimeter, including, a Giant Food (58,800 SF) supermarket building off the west end of the mall building fronting on University Boulevard West, CVS (13,013 SF), Lindsay Ford of Wheaton (36,247 SF), and Wendy’s (2,550 SF) buildings northeast of the mall building fronting on Veirs Mill Road, the L.A. Fitness (32,316 SF) building at the southeast corner of the property at the intersection of Veirs Mill Road and Georgia Avenue, and a Sears Outlet (20,025 SF) building south of the mall building. Sears Outlet is a subtenant of Office Depot.

(ii) Retail/Commercial Strip Building (North): This retail strip building is just west of the Giant Food outparcel abutting University Boulevard West and is 90.8% leased to four tenants, including a Wells Fargo bank branch (3,570 SF), Baja Fresh (3,455 SF), Jersey Mike’s Subs (1,605 SF) and Starbucks (1,603 SF), with one 1,041 SF vacant unit.

(iii) South Annex: This retail/commercial building is southeast of the property and adjacent to the south office building. It is currently leased to five tenants, including Ana G. Mendez University (20,000 SF), Party City (11,291 SF), American Beauty Academy (7,847 SF), Community Clinic (7,346 SF), Verizon (2,107 SF) and The UPS Store (835 SF). This building contains a former theater, which is not included in the property’s gross leasable area. The theater is expected to be re-developed.

Office:

(i) North: The 113,118 SF north office building is just east of the Giant Food outparcel perpendicular to University Boulevard West and is 79.5% leased to 35 tenants, with primary tenants including Arthritis & Rheumatism (22,517 SF), sponsor affiliate Westfield LLC (10,063 SF), Jezic, Krum and Moyse, LLC (7,328 SF), and AAA Mid-Atlantic, Inc. (5,682 SF).

(ii) South: The 75,097 SF south office building is situated adjacent west of the South Annex retail/commercial building, and is 96.1% leased to 26 tenants, with primary tenants consisting of Montgomery County government agencies (28,993 SF).

The Market. Wheaton is located in Montgomery County and is home to the Wheaton Regional Park, which includes a nature center, riding stables, dog park, a picnic area with carousel and miniature train, an athletic complex with tennis bubble, ice rink, in-line skating rink, and ball fields. Much of Wheaton was developed in the 1950s, and has been designated an Arts and Entertainment District by the State of Maryland, joining Silver Spring and Bethesda as the third district in Montgomery County to receive this distinction. Local artists working in Wheaton benefit from an income tax break, and developers that create spaces for artists to live and work receive exemptions from paying certain property taxes for up to 10 years. The Westfield Wheaton property is situated in downtown Wheaton, which is comprised of high rise office buildings, apartments, and single family homes. The property is also located approximately 2.3 miles from Brookside Gardens. Brookside Gardens is Montgomery County’s award-winning 50-acre public display garden. The Wheaton metro train and bus station is northeast of the property, and several newer high-rise residential buildings are located around the station. Other nearby uses include the Kenmont Swim & Tennis Club to the west, with residential uses surrounding the subject to the south, east and west. A small industrial area lies north of the Westfield Wheaton property.

The property is located on a 79.0 acre site, just north of the Capital Beltway/I-495 and approximately 10 miles north of Washington, D.C. The property contains a total of 5,065 parking spaces, of which 2,825 are surface and 2,240 are part of parking structures. Local access to the property is provided by adjacent or nearby arterials including Veirs Mill Road, University Boulevard West, Georgia Avenue and Connecticut Avenue. Regional access is provided by the Capital Beltway/Interstate 495 less than 2 miles

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — Westfield Wheaton

south, which encircles Washington, D.C. and provides access to all points along the eastern U.S. seaboard via connecting Interstates, including, I-95, I-66, I-270 and I-395. The property’s primary 10-mile trade area has a population of 1,421,397, with 557,656 households and an average household income of $123,462.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Westfield Montgomery	1968 / 2001	1,324,658	$630	98%	7.0	Macy’s, Nordstrom, Sears
Bethesda Row	1994 /2008	533,000	N/A	100%	6.0	Barnes & Noble, Equinox Fitness Clubs, Landmark Theatres
The Collection at Chevy Chase	2006 / N/A	101,000	N/A	82%	6.5	Bulgari, Cartier, Christian Dior, Gucci
Mazza Gallerie	1975 / 2006	288,635	$380	96%	6.5	Neiman Marcus, Saks Fifth Avenue, AMC Theaters
The Mall at Prince Georges	1957 / 2004	928,274	$390	96%	9.0	Macy’s, Target, JC Penney
Beltway Plaza	1961 / 2000	900,220	$300	92%	11.0	Target, Burlington Coat, Giant Food
Lakeforest Mall	1978 / 2001	1,047,938	$275	60%	13.0	JC Penney, Lord & Taylor, Macy’s, Sears
Tyson’s Corner	1968 / 1988	1,985,179	$830	98%	16.0	Bloomingdales, Macy’s, L.L. Bean
Tyson’s Galleria	1988 / 1997	812,615	$800	100%	16.5	Macy’s, Neiman Marcus, Saks Fifth Avenue

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
90.6%	87.3%	89.8%	87.1%	95.3%	96.2%	90.4%	96.1%

(1)	Source: Occupancy history report unless otherwise indicated. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$175	1.1%	$173	1.3%	$388	0.6%
Majors(4)	$401	6.0%	$391	5.8%	$344	7.0%
Specialty Stores/Others(5)	$361	16.1%	$405	14.3%	$383	15.1%

(1)	Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors, including Macy’s, Giant Food, Sears Outlet (former Office Depot) and Wendy’s, each of which own their own improvements and operate under a pad lease.

(2)	TTM Sales PSF and Occupancy Costs % represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.

(3)	Anchors include Costco Wholesale, JC Penney, Macy’s and Target. Macy’s owns its improvements subject to a ground lease. Costco Wholesale’s sales information is included in the TTM period only, which results in a higher Sales PSF number.

(4)	Majors include tenants occupying between 11,000 and 59,000 SF. As of November 30, 2014, Majors included Giant Food, Dick’s Sporting Goods, L.A. Fitness, Jo-Ann Fabric and Craft, H&M, Sears Outlet, DSW Shoe Warehouse, CVS, and XXI Forever.

(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — Westfield Wheaton

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Target	A2 / A / A-	227,700	13.8%	$3.95	$262	1.6%	2/28/2020
JC Penney	Caa1 / CCC+ / CCC	218,667	13.3%	$0.09	$71	3.7%	12/31/2019
Macy’s(5)	Baa2 / BBB+ / BBB	175,499	10.6%	$0.53	$185	0.4%	1/31/2026
Costco Wholesale	A1 / A+ / A+	152,318	9.2%	$3.48	$1,264	0.2%	2/28/2033
Giant Food(5)(6)	Baa3 / BBB / BBB	58,800	3.6%	$11.90	$812	0.1%	10/31/2028
Dick’s Sporting Goods	NA / NA / NA	52,284	3.2%	$16.41	$170	10.6%	1/31/2025
Lindsay Ford of Wheaton	NA / NA / NA	36,247	2.2%	$9.93	N/A	N/A	1/31/2018
L.A. Fitness	NA / NA / NA	32,316	2.0%	$24.14	$97	30.9%	10/31/2019
Arthritis & Rheumatism	NA / NA / NA	22,517	1.4%	$30.00	N/A	N/A	12/31/2024
Jo-Ann Fabric and Craft	NA / NA / NA	22,218	1.3%	$19.00	$105	18.8%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increases occurring through March 31, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	% of Total NRA is based off SF including ground leased units.

(4)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on November 30, 2014 as provided by the sponsors.

(5)	Tenant owns its improvements subject to a ground lease. Net rentable area based on the improvements. Ground lease base rent and lease expiration provisions are presented.

(6)	Base Rent PSF and Occupancy Cost for Giant Food are based on underwritten rent which is equal to 80% of the gross rent allocable to Giant Food. Giant Food is currently involved in a dispute with the borrower regarding the enforcement of an exclusive grocery sales clause. The borrower prevailed on a majority of its summary judgment claims and the settlement agreement is currently being drafted.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring(2)	Cumulative % of NRA Expiring(3)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	64,716	3.9%	NAP	NAP	64,716	3.9%	NAP	NAP
MTM	44	93,502	5.7	$3,321,469	14.5%	158,218	9.6%	$3,321,469	14.5%
2015	5	12,174	0.7	300,917	1.3	170,392	10.3%	$3,622,386	15.8%
2016	34	96,659	5.9	2,471,010	10.8	267,051	16.2%	$6,093,396	26.7%
2017	19	47,525	2.9	1,276,132	5.6	314,576	19.1%	$7,369,528	32.2%
2018	30	98,004	5.9	2,288,784	10.0	412,580	25.0%	$9,658,312	42.3%
2019	29	339,462	20.6	3,519,163	15.4	752,042	45.6%	$13,177,475	57.7%
2020	7	244,114	14.8	1,634,874	7.2	996,156	60.4%	$14,812,349	64.8%
2021	13	31,786	1.9	1,345,541	5.9	1,027,942	62.3%	$16,157,890	70.7%
2022	9	56,805	3.4	1,052,461	4.6	1,084,747	65.8%	$17,210,351	75.3%
2023	12	27,511	1.7	694,262	3.0	1,112,258	67.4%	$17,904,613	78.3%
2024	19	78,536	4.8	1,810,572	7.9	1,190,794	72.2%	$19,715,185	86.3%
2025 & Beyond	8	458,569	27.8	3,140,666	13.7	1,649,363	100.0%	$22,855,852	100.0%
Total	229	1,649,363	100.0%	$22,855,852	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.

(2)	Certain tenants have more than one lease.

(3)	Including improvements SF for ground lease tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — Westfield Wheaton

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$19,669,407	$20,248,135	$21,279,740	$22,361,280	$22,855,852	$13.86	63.6%
Vacant Income	0	0	0	0	1,693,275	1.03	4.7%
Percentage Rent(4)	475,562	628,520	742,786	743,581	598,041	0.36	1.7%
Gross Potential Rent	$20,144,969	$20,876,655	$22,022,526	$23,104,861	$25,147,167	$15.25	70.0%
Total Reimbursements	7,499,476	8,637,337	9,506,389	11,119,346	10,798,572	6.55	30.0%
Net Rental Income	$27,644,445	$29,513,992	$31,528,915	$34,224,207	$35,945,739	$21.79	100.0%
(Vacancy/Collection Loss)	(444,003)	(248,843)	(44,495)	(173,036)	(1,866,311)	(1.13)	(5.2%)
Other Income	1,580,410	1,428,432	1,463,912	1,729,974	1,729,974	1.05	4.8%
Effective Gross Income	$28,780,852	$30,693,581	$32,948,332	$35,781,145	$35,809,403	$21.71	99.6%
Total Expenses	$10,257,214	$10,533,045	$10,924,741	$11,195,931	$12,092,073	$7.33	33.8%
Net Operating Income	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$23,717,330	$14.38	66.2%
Total TI/LC, Capex/RR	0	0	0	0	1,707,114	1.04	4.8%
Net Cash Flow	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$22,010,217	$13.34	61.5%

(1)	Rent includes Base Rent and Rent Increases occurring through March 31, 2016.

(2)	PSF based of total SF including ground lease tenant improvements.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Tax and Insurance Escrows – The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

Tenant Rollover Reserves – The lender will collect $116,041 monthly, capped at $1,392,492, only during a Trigger Period or an event of default.

Replacement Reserves – The lender will collect $17,406 monthly, capped at $208,872, only during a Trigger Period or a continuing event of default.

Deferred Maintenance Reserves – The engineer identified $281,830 of deferred maintenance, including, $51,735 for pavement/parking lot repairs, $18,040 for site amenities/landscaping, $175,255 for façade work (walls/windows/doors), $16,800 for roofing, $5,000 for plumbing, and $15,000 for HVAC. The lender did not reserve for these items but required the borrower to complete these items within 12 months of the funding.

In lieu of funding the above reserve accounts, (1) the borrower may deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to a net worth requirement of $1,000,000,000, the sponsor may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield for the mortgage loan falls below the Minimum Debt Yield (defined below) and ends when the debt yield for the mortgage loan rises above the Minimum Debt Yield for two consecutive fiscal quarters, or (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Mortgage Loan No. 4 — Westfield Wheaton

Lockbox / Cash Management. The Westfield Wheaton Whole Loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided no event of default under the mortgage loan documents or Trigger Period is continuing, all funds contained in the lockbox account will be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default under the mortgage loan documents is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default under the mortgage loan documents not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default, as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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80

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

Arizona Grand Golf Course
South Mountain Preserve
Arizona Grand Athletic Club
Mountainside
Resort Lobby
Villas
Exhibit Pavilion
10
Camelback
Oasis Water Park
Sonoran Sky Ballroom
Conference Center
Sedona
ARIZONA GRAND
RESORT & SPA
ARIZONA GRAND PKWY
Aunt Chilada's
N
W. BASELINE RD

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

ARIZONA GRAND
RESORT & SPA®

Baseline Rd.
Las Palmas
Aunt Chilada's
NORTH
Sedona C - 3rd Floor
Sedona D - 4th Floor
Palm 3 Patio
Arizona Grand Pkwy
Sonoran Patio
Sierra Ballroom
Sedona
Conference Center
Sonoran Sky Ballroom
Pointe Pkwy West
Camelback Patio
Paseo East
Paseo
Camelback A - 1st Floor
Camelback C - 3rd Floor
Camelback D - 4th Floor
Camelback F - 6th Floor
STOP
Oasis Water Park
Camelback
Oasis Pavilion
Resort Lobby
Golf Pro Shop
Mountainside
Golf Island Green
Lake
Oasis Slide Tower
Villas
Golf Course
STOP
Lap Pool
Athletic Club & Spa
The Vista
1
2
3
4
5
6
7
8
9
10
11

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee and Leasehold
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.5%	Net Rentable Area (Rooms)(5):	744
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	Arizona Grand Resort, LLC	Year Built / Renovated:	1986 / 2009, 2014
Sponsors:	Grossman Company Properties, Inc., Southwest Recourse III, LLC and Southwest Associates Investments, LLC	Occupancy / ADR / RevPAR:	64.0% / $163.60 / $104.76
		Occupancy / ADR / RevPAR Date:	4/30/2015
		Number of Tenants:	N/A
Interest Rate:	4.274736842%	2012 NOI:	$6,624,069
Note Date:	6/9/2015	2013 NOI:	$8,043,726
Maturity Date:	7/6/2025	2014 NOI:	$11,326,783
Interest-only Period:	35 months	TTM NOI(6):	$15,964,113
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	64.0% / $163.30 / $104.76
Original Amortization(2):	360 months	UW Revenues:	$63,099,425
Amortization Type:	IO-Balloon	UW Expenses:	$47,636,921
Call Protection(3):	L(25),Def(90),O(5)	UW NOI:	$15,462,504
Lockbox(4):	Hard	UW NCF:	$13,089,905
Additional Debt(1):	Yes	Appraised Value / Per Room(5)(7):	$206,200,000 / $277,151
Additional Debt Balance(1):	$70,000,000	Appraisal Date:	5/21/2015
Additional Debt Type(1):	Mezzanine, Pari Passu
Additional Future Debt Permitted:	No

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room(4):	$127,688
Taxes:	$695,361	$163,614	N/A	Maturity Date Loan / Room(4):	$114,899
Insurance:	$703,114	$54,086	N/A	Cut-off Date LTV:	46.1%
FF&E Reserve:	$311,695	4% of total gross monthly revenue	N/A	Maturity Date LTV:	41.5%
Seasonality Reserve:	$597,267	Springing	N/A	UW NCF DSCR:	2.50x
Engineering Reserve:	$20,700	N/A	N/A	UW NOI Debt Yield:	16.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$95,000,000	79.2%	Payoff Existing Debt	$87,117,011	72.6%
Mezzanine Loan	25,000,000	20.8	Return of Equity	28,664,359	23.9
			Upfront Reserves	2,328,137	1.9
			Closing Costs	1,890,493	1.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	The Arizona Grand Resort & Spa loan is part of a larger split whole loan evidenced by two notes with an aggregate principal balance of $95.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $95.0 million Arizona Grand Resort & Spa Whole Loan. The additional debt consists of a pari passu companion loan with an outstanding principal balance of $45,000,000 and a mezzanine loan with an outstanding principal balance of $25,000,000.
(2)	The loan amortizes on a fixed amortization schedule. For more information see Annex G-3 to the Free Writing Prospectus.
(3)	The lockout period will be a least 25 payment dates beginning with and including the first payment date of August 6, 2015. Defeasance of the full Arizona Grand Resort & Spa Whole Loan is permitted following two years after the closing date of the securitization that includes the note last to be securitized.
(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(5)	The property offers 744 rooms which are composed of 643 resort suites and 101 luxury villas. The luxury villas are owned by third parties and are not collateral for the loan but are subject to a rental pool agreement which is collateral for the loan. Per room calculations are based on 744 rooms.
(6)	Represents trailing twelve months ending April 30, 2015.

(7)	The appraisal determined a value of $206.2 million. $6.2 million of that value was allocated to the value of the income generated from the rental agreement with the third party owned luxury villa condominiums.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

The Loan. The Arizona Grand Resort & Spa loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee and leasehold interest in a AAA Four Diamond full service resort located in Phoenix, Arizona. The loan has a 10-year term and will amortize on a fixed schedule after a 35-month interest only period. See Annex G-3 to the Free Writing Prospectus. A prior loan secured by the fee and leasehold interest in the property was previously securitized in the PFP III 2014-1, Ltd. securitization. The whole loan has an outstanding principal balance of $95.0 million (the “Arizona Grand Resort & Spa Whole Loan”) as of the cut-off date, which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the cut-off date of approximately $50.0 million and is being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. Note A-2, which is currently held by Column, has an outstanding principal balance as of the cut-off date of approximately $45.0 million, and is expected (but will not be required) to be included in a future securitization.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1	$50,000,000	$50,000,000	CSAIL 2015-C3	Yes
Note A-2	$45,000,000	$45,000,000	Future Securitization	No
Total	$95,000,000	$95,000,000

The Borrower. The borrowing entity for the loan is Arizona Grand Resort, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Grossman Company Properties, Inc. and Southwest Recourse III, LLC. Grossman Company Properties, Inc. is based in Phoenix Arizona and is a diversified real estate developer, owner and manager. Their portfolio includes over 2,900 hotel rooms including, amongst others, the Arizona Biltmore, Biltmore Fashion Park, Chris-Town Mall, The Inn at Laguna Beach, La Playa Carmel and Hidden Springs Community.

The Property. The property is a AAA Four Diamond luxury resort located in Phoenix, Arizona that offers 744 guest rooms composed of 643 guest suites and 101 luxury villa units. The property is located on 157.4 acres and was originally constructed in 1986. The sponsors have spent over $52.6 million on capital expenditures since 2006, including approximately $6.7 million in 2014 to renovate and redesign meeting & banquet space to allow for larger, improved facilities for group business. The meeting & banquet space renovation included constructing approximately 17,000 SF of new ballroom space for the creation of the Sonora Sky Ballroom and Sierra Ballroom

Amenities at the property include an 18-hole golf course, over 100,000 SF of indoor meeting space, a 20,000 SF athletic club & spa, six outdoor pools, four restaurants, a lobby bar, a café and a seven-acre water park. The Oasis Water Park is one of the nation’s largest resort water parks and was voted by the Travel Channel as one of the country’s top ten waterparks. The waterpark features include an 83-foot high Slide Canyon Tower, a 10,000 SF Oasis Wave Pool, the 950-feet long Zuni Active River and a dedicated children’s pool area. The Oasis Waterpark also provides additional group meeting space for special events. The athletic club & spa features over 40 cardio machines, free weights and exercise classrooms, a 20-meter heated lap pool and a full service treatment spa and salon. There are 643 resort suites and each resort suite features 42” flat screen TVs, private patios or balconies, wireless internet access and a separate living room with a queen sofa bed.

Incorporated into the resort are 52 luxury villas. They luxury villas were constructed in 2009 and sold to third parties as condominiums. Each villa has a 1,400 SF of living area and can be locked off into a 400 SF guestroom suite and a 1,000-SF one-bedroom suite, allowing for a potential of 104 rentable guest rooms. All villas feature walk-in closets, custom cabinetry, designer countertops and appliances, private balconies, full size refrigerator and microwave, double sink with a garbage disposal, and cookware/utensils.

Of the potential 104 suites, 101 are currently participating in the property’s rental pool, whereby the borrower will rent the condo villas as hotel rooms on behalf of the villa’s owner. Under the terms of the rental pool agreement, the resort receives a management fee of 50 to 65 percent, depending on the amount of annual revenue derived from the unit, and a marketing fee. The unit owner is responsible for taxes, insurance, association dues, utilities, maintenance and renovation costs to keep units consistent with the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

décor of the resort. Unit owners can reserve their units for a maximum of 60 days per year with reservations made at least one year in advance, although at the discretion of the resort the unit owner may use their unit with shorter notice. Unit owners must provide 36-months advanced written notice to remove their unit from the pool. Finally in addition to receiving rental revenue, unit owners are incentivized to participate in the rental pool as they cannot rent their unit outside of rental pool for a period of under 60 days.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Arizona Grand Resort & Spa(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	60.8%	$135.81	$82.58	57.2%	$143.85	$82.27	94.1%	105.9%	99.6%
2013	62.0%	$139.94	$86.83	60.5%	$148.04	$89.56	97.6%	105.8%	103.1%
2014	63.7%	$146.55	$93.34	62.4%	$149.61	$93.40	98.0%	102.1%	100.1%
TTM(3)	63.5%	$150.91	$95.84	64.0%	$163.60	$104.76	100.9%	108.4%	109.3%

(1)	Source: Third Party Data Provider. The competitive set consists of the following hotels: The Scottsdale Plaza Resort, DoubleTree Paradise Valley Resort Scottsdale, Hilton Pointe Squaw Peak Resort, Hilton Pointe Tapatio Cliffs Resort, The Wigwam, Marriott Phoenix Tempe at The Buttes and Sheraton Hotel Wild Horse Pass.
(2)	Source: Borrower Financials.
(3)	Represents the trailing twelve month period ending April 30, 2015.

The Market. The property is located in Phoenix, Arizona in the south airport area submarket of the greater Phoenix market. The property is located west of Interstate 10 and south of Baseline Road in Southwestern Phoenix. The surrounding area consists of various commercial outlets servicing travelers to the Phoenix International Airport along with low-rise commercial office and industrial buildings. The property is located within 7 miles of the airport making the property’s location extremely convenient for travelers. The Phoenix metro hosts over 16 million visitors annually. The region benefits from 200 golf courses, luxury resorts, retail offerings and a diverse selection of restaurants, bars and nightclubs, which are strong draws to the over 40 million passengers a year that come through the Phoenix International Airport.

The property is located in close proximity to several demand drivers including being within approximately 10 miles of the Phoenix Convention Center, within 8 miles of the Phoenix Zoo, within 3 miles of the Tempe Diablo Stadium, 1 mile from the Arizona Mills mall and within 7 miles of downtown Tempe. Downtown Tempe is home to the Sun Devil Stadium, the Wells Fargo Arena, the ASU Art Museum and a planetarium. Finally, the property is located just west of the South Mountain Park and Preserve, the largest municipal park in the United States, which provides over 16,000 acres and 51 miles of trails for mountain biking, desert hiking and horseback riding.

The appraiser identified six comparable properties, ranging from 500 to 950 rooms that were constructed between 1929 and 2002. The competitive set reported a weighted average occupancy of approximately 67.2%, with RevPARs ranging from $80.83 to $163.50 per room. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are mostly located to the north of the property in the Scottsdale area within approximately 27.3 miles of the property and are shown in the below table.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Mortgage Loan No. 5 — Arizona Grand Resort & Spa

Competitive Hotels Profile(1)

				Estimated Market Mix		2014 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Arizona Grand Resort & Spa	744	1986	101,742	52%	48%	62%	$149.61	$93.40
Sheraton Wild Horse Pass	500	2002	61,811	61%	39%	60%	$163.00	$97.80
Hilton Pointe Tapatio Cliffs	584	1982	65,000	60%	40%	59%	$137.00	$80.83
Waldorf Astoria Arizona Biltmore	736	1929	133,792	66%	34%	63%	$230.00	$144.90
JW Marriott Phoenix Desert Ridge	950	2002	129,395	65%	35%	70%	$229.00	$160.30
Westin Kierland	732	2002	65,208	65%	35%	75%	$218.00	$163.50
Fairmont Scottsdale	649	1988	87,681	60%	40%	72%	$224.00	$161.28
Total(2)	4,151

(1)	Source: Appraisal and borrower financials.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	57.2%	60.5%	62.4%	64.0%	64.0%
ADR	$143.85	$148.04	$149.61	$163.60	$163.60
RevPAR	$82.27	$89.56	$93.40	$104.76	$104.76
Room Revenue	$22,276,989	$24,195,462	$25,363,833	$28,449,580	$28,449,580	$38,239	45.1%
Food and Beverage	16,812,420	18,486,796	23,198,954	24,888,564	24,888,564	33,452	39.4%
Other Departmental Revenues	8,636,838	8,922,261	9,113,334	9,761,281	9,761,281	13,120	15.5%
Total Revenue	$47,726,247	$51,604,519	$57,676,121	$63,099,425	$63,099,425	$84,811	100.0%
Room Expense	6,873,372	7,714,642	8,151,490	8,393,264	8,393,264	11,281	29.5%
Food and Beverage Expense	11,515,434	11,666,872	13,667,243	14,074,106	14,074,106	18,917	56.5%
Other Departmental Expenses	6,963,097	6,982,438	7,266,381	7,418,929	7,418,929	9,972	76.0%
Departmental Expenses	$25,351,903	$26,363,952	$29,085,114	$29,886,299	$29,886,299	$40,170	47.4%
Departmental Profit	$22,374,344	$25,240,567	$28,591,007	$33,213,126	$33,213,126	$44,641	52.6%
Operating Expenses	$12,791,444	$14,035,213	$14,327,456	$14,390,940	$14,888,335	$20,011	23.6%
Gross Operating Profit	$9,582,900	$11,205,354	$14,263,551	$18,822,186	$18,324,791	$24,630	29.0%
Fixed Expenses	2,958,831	3,161,628	2,936,768	2,858,073	2,862,287	3,847	4.5%
Net Operating Income	$6,624,069	$8,043,726	$11,326,783	$15,964,113	$15,462,504	$20,783	24.5%
FF&E	0	657,441	1,630,094	1,779,509	2,372,600	3,189	3.8%
Net Cash Flow	$6,624,069	$7,386,285	$9,696,689	$14,184,604	$13,089,905	$17,594	20.7%

(1)	The TTM column represent the trailing twelve month period ending April 30, 2015.
(2)	Per room values are based on 744 rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Departmental Expenses, which is based on their corresponding revenue line items.

Property Management. The property is managed by Arizona Grand Resort Manager, LLC, an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $703,114 for insurance, $695,361 for real estate taxes, $597,267 for a seasonality reserve, $311,695 for FF&E reserves and $20,700 for engineering reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $163,614.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $54,086.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — Arizona Grand Resort & Spa

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (i) 4.0% of monthly gross revenues, excluding revenues associated with the luxury villas, and (ii) the amount required pursuant to any management agreement.

Seasonality Reserves – At closing, an amount equal to approximately one month’s debt service on the mortgage and mezzanine loans was deposited at origination into the seasonality reserve. In the event that there is insufficient cash flow from the property to cover mortgage and mezzanine loan debt service at any time during the term of the loan, the initial seasonality reserve deposit will be used to cover such shortfall (a “Seasonality Reserve Trigger”). Upon the occurrence of a Seasonality Reserve Trigger, deposits are required to be made into the seasonality reserve monthly, on each payment date occurring in January through June, until funds sufficient to pay 6 months mortgage and mezzanine loan debt service are held in the reserve. Thereafter, during the months of July through December, funds from the seasonality reserve will be applied towards payment of debt service.

Lockbox / Cash Management. The Arizona Grand Resort & Spa loan is structured with a hard lockbox and in-place cash management. The property manager will send tenant direction letters to instruct tenants and credit card companies to deposit all rental, credit card deposits and other income directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed daily during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any event of default on the mezzanine loan, (iii) any bankruptcy action of the borrower or manager or (iv) the debt yield on the mortgage and mezzanine loan is less than 8.0%.

Ground Lease. A portion of the golf course is ground leased from the City of Phoenix. The ground lease has an annual rent payment of $100 and an expiration in July 2022 with one 35-year renewal option at the same terms.

Additional Debt. A $25.0 million mezzanine loan was provided with the financing that is secured by a pledge of the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan has a 11.5000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 58.2%, the UW NCF DSCR is 1.55x and the UW NOI Debt Yield is 12.9%. The mezzanine loan is owned by ACREFI Mortgage Lending, LLC.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Two Properties
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.5%	Net Rentable Area (Rooms):	Soho: 353 / Tribeca: 201
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Soho Grand Hotel, Inc. & Tribeca Grand Hotel, Inc.	Year Built / Renovated:	Soho: 1996 / N/A Tribeca: 2000 / N/A
Sponsors:	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries – NJ, L.L.C.	Occupancy / ADR / RevPAR(4):	84.4%/$351.97/$297.16
Interest Rate:	4.0211%	Occupancy / ADR / RevPAR Date(4):	2/28/2015
Note Date:	11/4/2014	Number of Tenants:	N/A
Maturity Date:	11/6/2024	2012 NOI(5):	$22,173,277
Interest-only Period:	120 months	2013 NOI(5):	$25,283,210
Original Term:	120 months	2014 NOI(5)(6):	$24,547,291
Original Amortization:	None	TTM NOI(5)(7):	$24,245,078
Amortization Type:	Interest Only	UW Economic Occupancy / ADR / RevPAR(4):	84.4%/$351.97/$297.16
Call Protection(2):	L(33),Def(83),O(4)	UW Revenues:	$76,367,597
Lockbox(3):	Hard	UW Expenses:	$52,690,987
Additional Debt(1):	Yes	UW NOI:	$23,676,610
Additional Debt Balance(1):	$200,000,000	UW NCF:	$20,621,906
Additional Debt Type(1):	Pari Passu, B-Note	Appraised Value / Per Room(8):	$389,000,000/$702,166
Additional Future Debt Permitted:	No	Appraisal Date:	10/9/2014

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$406,137
Taxes:	$2,732,258	$546,452	N/A	Maturity Date Loan / Room:	$406,137
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.8%
FF&E Reserve:	$0	4% of total gross monthly revenue	N/A	Maturity Date LTV:	57.8%
Engineering Reserve:	$225,068	N/A	N/A	UW NCF DSCR:	2.25x
Seasonality Reserve:	$1,500,000	Springing	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$250,000,000	100.0%	Payoff Existing Debt	$195,000,000	78.0%
			Return of Equity	39,462,273	15.8
			Defeasance Cost	8,281,266	3.3
			Upfront Reserves	4,457,325	1.8
			Closing Costs	2,799,136	1.1
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)	The Soho-Tribeca Grand Hotel Portfolio loan is part of a larger split whole loan evidenced by three pari passu senior notes (collectively, “A-Note”) and a subordinate note (“B-Note”), with an aggregate original principal balance of $250.0 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $225.0 million A-Note of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, but not the $25.0 million subordinate B-Note.
(2)	The lockout period will be at least 33 payment dates beginning with and including the first payment date of December 6, 2014. Defeasance of the full Soho-Tribeca Grand Hotel Portfolio Whole Loan is permitted following two years after the closing date of the CSAIL 2015-C3 securitization (the securitization that includes the pari passu note last to be securitized).
(3)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(4)	Occupancy and UW Economic Occupancy represents underwritten occupancy which is based on the trailing twelve months ending February 28, 2015.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

(5)	Historical NOI represents the consolidated numbers for both properties in the portfolio.
(6)	The 2014 NOI represents the trailing twelve months ending November 30, 2014.
(7)	Represents trailing twelve months ending February 28, 2015.
(8)	Appraised Value is $287,000,000 ($813,031/room) for Soho Grand Hotel and $102,000,000 ($507,463/room) for Tribeca Grand Hotel.
(9)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Soho-Tribeca Grand Hotel Portfolio loan, which is part of a larger split whole loan, is secured by the fee interest in two hotels located in New York City: the Soho Grand Hotel comprised of 353 rooms and the Tribeca Grand Hotel comprised of 201 rooms. The whole loan has an outstanding principal balance of approximately $250.0 million (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”) as of the cut-off date ($451,264 per room), which is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3, and an approximately $25.0 million subordinate B-Note. Note A-3 has an outstanding principal balance as of the cut-off date of approximately $50.0 million and is being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. Note A-1, which was contributed to the CSAIL 2015-C1 Commercial Mortgage Trust, and Note A-2, which was contributed to the CSAIL 2015-C2 Commercial Mortgage Trust, have outstanding principal balances as of the cut-off date of approximately $110.0 million and $65.0 million, respectively. The subordinate B-Note is currently held by SM Core Credit Finance LLC, an unaffiliated third party investor. Prior to an AB control appraisal period with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and to replace the CSAIL 2015-C1 special servicer with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan with or without cause. After an AB control appraisal event with respect to the subordinate B-Note, the holder of Note A-1, will be entitled to exercise all of the rights of controlling noteholder with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan (which prior to the occurrence and continuance of a CSAIL 2015-C1 consultation termination event, will be exercised by the CSAIL 2015-C1 controlling class representative); however, the holders of Notes A-3 (or, prior to the occurrence and continuance of a CSAIL 2015-C3 consultation termination event, the CSAIL 2015-C3 controlling class representative) and A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-3	$50,000,000	$50,000,000	CSAIL 2015-C3	No
Note A-1	$110,000,000	$110,000,000	CSAIL 2015-C1	Yes
Note A-2	$65,000,000	$65,000,000	CSAIL 2015-C2	No
B-Note	$25,000,000	$25,000,000	Privately Placed	No
Total	$250,000,000	$250,000,000

The Borrowers. The borrowing entities for the Soho-Tribeca Grand Hotel Portfolio Whole Loan are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each of which are Delaware corporations and special purpose entities.

The Sponsor. The loan’s sponsor is Hartz Mountain Industries – NJ, L.L.C. (“Hartz”), an entity that indirectly wholly owns the borrowers. The nonrecourse carve-out guarantors of the mortgage loan are Hartz Mountain Industries – NJ, L.L.C., Hartz Financial Corp. and Hartz Financial II Corp. The nonrecourse carve-out guaranty is capped at $50 million. Hartz is a privately held holding and operating company owned by Leonard N. Stern and his family. Hartz portfolio includes approximately 200 properties comprised of over 34 million SF and a 300 acre land bank in New Jersey, and includes corporate offices, warehouse and distribution facilities, hotels, single and multi-family developments and retail centers.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

The Properties.

Soho-Tribeca Grand Hotel Portfolio Overview

Property	Rooms	Occupancy	UW ADR	UW RevPAR	UW NCF	Value
Soho Grand Hotel	353	84.2%	$364.32	$306.69	$14,737,379	$287,000,000
Tribeca Grand Hotel	201	84.9%	$330.29	$280.44	$5,884,527	$102,000,000
Total	554	84.4%	$351.97	$297.16	$20,621,906	$389,000,000

Soho Grand Hotel: The property is a full-service, 353-room luxury boutique hotel located at 310 West Broadway between Grand and Canal Streets in the Soho neighborhood of New York City. The property is 17-stories tall, offering views of Soho, Midtown, Greenwich Village, the Lower East Side, Chinatown, Nolita, and TriBeCa. The property established itself as one of Manhattan’s first luxury downtown boutique hotels. Opened on August 4, 1996, the property is located in the heart of Soho, alongside art galleries, boutiques and restaurants.

The 353 guest rooms include ten suites and two penthouse lofts. Hotel amenities include a 24-hour guest service response, in-room dining, concierge services, fitness center, business services and guest services. Business services include scanning, printing, faxing and copying. Guest services include valet parking, free local calls, in-house pressing, same day laundry and shoe shine. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, luxury amenities and gourmet mini bar. A DVD library, iPads and MacBook Pro laptops are available upon request. The property’s 16th floor “deluxe one bedroom suites” are 470-500 SF while the “grand suites” are 700-800 SF, both featuring a master bedroom, separate living area, dual-exposure windows, a personal wet bar, a 27-inch Apple iMac, a Samsung Smart TV, a Tivoli Sound System, and an Apple iPad. Featured on the Oprah Winfrey show’s “Best Hotels in the US,” the penthouse suite offers 1,300-1,600 SF of interior space, a 1,200 SF terrace, two bedrooms, a separate living room, and 180 degree panoramic view.

The sponsor has spent approximately $5.4 million or $15,319 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million or $9,071 per room over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Soho Grand Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.2%	$352.99	$286.75	78.9%	$356.34	$281.09	97.1%	100.9%	98.0%
2013	85.6%	$359.03	$307.37	83.7%	$368.91	$308.96	97.8%	102.8%	100.5%
2014(2)	84.3%	$354.88	$299.18	83.8%	$366.93	$307.56	99.4%	103.4%	102.8%

(1)       Source: Third party data provider. The competitive set contains five luxury hotels located in the Soho district.

(2)       Represents data for trailing twelve months ending December 2014.

Tribeca Grand Hotel: The property is a full-service, 201-room luxury boutique hotel located on the border of Soho and TriBeCa. The property was developed by the sponsor in 2000, offering a mid-century design, with the central eight-story atrium offering an airy vaulted core.

The property offers 201 guest rooms, including one luxury penthouse. Property amenities include 24-hour guest service response, in-room dining, concierge services, fitness center, business services, valet parking, free local call service, in-house pressing, same day laundry and shoe shine. Business services include scanning, printing, faxing and copying. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, frette bathrobes, C.O. Bigelow bath amenities, a gourmet minibar and WiFi. The property’s penthouse suite offers 900 SF of sleeping and living areas, private access to an exclusive rooftop terrace, and panoramic views of downtown New York through floor-to-ceiling windows. MacBook Pro laptop computers, iPods and iPads are available upon request. The property features five indoor and outdoor options for business and social events, including private parties, film screenings, executive meetings and holiday events.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

The sponsor has spent approximately $3.6 million or $18,070 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million ($16,535 per room) over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Tribeca Grand Hotel		Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.7%	$321.28	$262.53	79.9%	$320.85	$256.35	97.8%	99.9%	97.6%
2013	83.9%	$335.92	$281.88	81.5%	$338.83	$276.22	97.1%	100.9%	98.0%
2014(2)	81.1%	$337.94	$273.90	82.9%	$336.95	$279.47	102.2%	99.7%	102.0%

(1)	Source: Third party data provider. The competitive set contains five luxury hotels located in the Soho district.
(2)	Represents data for trailing twelve months ending December 2014.

The Market.

Soho Grand Hotel:

The property enjoys convenient access due to its position on a major roadway and high foot traffic area on West Broadway between Canal and Grand Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and its proximity to the various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property is located at Soho’s south district. The immediate local area is comprised of a wide variety of uses including ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property are Taka-Taka and Felix Restaurant, followed by various restaurants and small retail stores. South adjacent to the property is a Dunkin Donuts and a Bank of America. East adjacent to the property are various restaurants such as Lucky Strike and Papatzul. West adjacent to the property is The James Hotel followed by Albert Capsouto Park.

Tribeca Grand Hotel:

The property enjoys convenient access to a major roadway and high foot traffic area on Avenue of the Americas (6th Avenue) between Walker and White Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and proximity to various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property’s immediate local area is comprised of ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property is Tribeca Park and the 27-story landmarked Art Deco AT&T Long Distance Building, which includes a wide variety of office tenants. South adjacent to the property is Petrarca Vino e Cucina restaurant, followed by various other restaurants and retail stores. West adjacent to the property is a parking lot followed by residential buildings. East adjacent to the property is a Subway restaurant, followed by Los Americanos restaurant and retail stores.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

Competitive Hotels Profile(1)

				Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Soho Grand Hotel	353	1996	2,489	40%	10%	50%	84%	$369.42	$309.38
Tribeca Grand Hotel	201	2000	1,966	30%	10%	60%	82%	$339.64	$276.87
SIXTY SoHo	97	2001	-	50%	5%	45%	87%	$380.00	$330.60
SIXTY LES	141	2008	-	40%	10%	50%	83%	$315.00	$261.45
Standard East Village New York	145	2008	-	55%	10%	35%	80%	$330.00	$264.00
Smyth Tribeca Hotel	100	2009	-	55%	5%	40%	78%	$305.00	$237.90
The James Hotel New York	114	2010	3,850	45%	15%	40%	86%	$400.00	$344.00
Mondrian Soho	263	2011	2,500	45%	10%	45%	90%	$361.00	$324.90
Total(2)	860

(1)	Source: Appraisal.
(2)	Excludes the subject properties.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014(1)	TTM(2)	Underwritten	Per Room(3)	%(4)
Occupancy	79.2%	83.0%	83.8%	84.4%	84.4%
ADR	$343.91	$358.62	$357.79	$351.97	$351.97
RevPAR	$272.46	$297.59	$299.88	$297.16	$297.16
Room Revenue	$55,245,771	$60,174,695	$60,639,220	$60,089,358	$60,089,358	$108,465	78.7%
Food and Beverage	11,641,150	13,769,432	14,539,014	15,148,895	15,148,895	27,345	19.8%
Other Department Revenues	1,882,941	1,101,543	862,219	893,244	1,129,344	2,039	1.5%
Total Revenue	$68,769,861	$75,045,670	$76,040,453	$76,131,497	$76,367,597	$137,848	100.0%
Room Expense	13,139,573	14,274,672	14,595,965	14,534,069	14,534,069	26,235	24.2%
Food and Beverage Expense	10,239,907	11,928,834	12,466,432	12,525,210	12,525,210	22,609	82.7%
Other Departmental Expenses	221,233	197,411	182,096	188,258	188,258	340	16.7%
Departmental Expenses	$23,600,713	$26,400,916	$27,244,493	$27,247,537	$27,247,537	$49,183	35.7%
Departmental Profit	$45,169,149	$48,644,754	$48,795,960	$48,883,960	$49,120,060	$88,664	64.3%
Operating Expenses	$16,908,819	$16,838,741	$17,642,337	$17,863,647	$18,629,161	$33,627	24.4%
Gross Operating Profit	$28,260,330	$31,806,013	$31,153,623	$31,020,313	$30,490,899	$55,038	39.9%
Fixed Expenses	6,087,053	6,522,803	6,606,332	6,775,235	6,814,289	12,300	8.9%
Net Operating Income	$22,173,277	$25,283,210	$24,547,291	$24,245,078	$23,676,610	$42,738	31.0%
FF&E	2,683,527	2,716,661	2,713,656	$2,893,822	3,054,704	5,514	4.0%
Net Cash Flow	$19,489,750	$22,566,549	$21,833,635	$21,351,256	$20,621,906	$37,224	27.0%

(1)	The 2014 column represents the trailing twelve months ending November 30, 2014.
(2)	The TTM column represents the trailing twelve months ending February 28, 2015.
(3)	Per Room values are based on 554 guest rooms.
(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 6 — Soho–Tribeca Grand Hotel Portfolio

Property Management. The Soho-Tribeca Grand Hotel Portfolio is managed by Hartz Hotel Services, Inc. Hartz Hotel Services, Inc. commenced management of the Soho-Tribeca Grand Hotel Portfolio on April 28, 2004 under a management agreement that terminates on April 30, 2034. As President and COO of Hartz Grand Hospitality division, Tony L. Fant manages the Soho Grand Hotel in Manhattan, the Tribeca Grand Hotel in Manhattan, and the Sheraton Lincoln Harbor Hotel in Weehawken, NJ. Fant brings over 20 years of hospitality industry experience to Hartz Hotel Services, Inc. Prior to opening the Soho Grand Hotel in 1996, he managed the New York Renaissance Hotel and the Crowne Plaza Hotel Manhattan.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2,732,258 for tax reserves, $225,068 for engineering reserves, and $1,500,000 for a seasonality reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $546,452.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $29,230. The insurance escrow will be waived as long as required insurance is provided as part of the sponsor blanket policy.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow 4% of borrower’s gross revenue for the calendar month that is two calendar months prior.

Seasonality Reserves – The borrowers are required to escrow (i) on each payment date occurring in September and October of each year, an amount equal to $600,000 and (ii) on each payment date occurring in November and December of each year, an amount equal to $300,000. Provided no event of default has occurred and is continuing, the lender will disburse up to $900,000 from the seasonality reserve on each payment date in January and February, (i) if there is no Trigger Period continuing, to the borrowers, and (ii) during a Trigger Period, to the Cash Management Account to be applied in accordance with that cash management agreement.

Lockbox / Cash Management. The Soho-Tribeca Grand Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender at a financial institution acceptable to the lender (the “Lockbox Account”). Provided no Trigger Period (as defined below) is continuing, all funds contained in the Lockbox Account are required to be remitted to the borrowers at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the Lockbox Account are required to be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account are required to be applied by the lender to the payment of debt service for the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the amounts due for any required reserves, approved operating expenses and other items required by the lender. All amounts in the Cash Management Account during an event of default and all excess cash flow during a Trigger Period are required to be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrowers upon the termination of a Trigger Period and/or an event of default.

“Trigger Period” means any period that commences when (i) there is an event of default, (ii) a bankruptcy action of the borrowers or the property manager has commenced and has not been discharged or dismissed or (iii) the debt service coverage ratio falls below the applicable debt service coverage ratio (1.55x) for two consecutive fiscal quarters, and ends when, as applicable, (a) the event of default has been cured, (b) in the case of a bankruptcy action has been caused by the property manager, the borrowers have replaced the property manager or (c) the debt service coverage ratio rises above the cure debt service coverage ratio (1.60x) for two consecutive fiscal quarters.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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100

Mortgage Loan No. 7 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Mortgage Loan No. 7 — Westfield Trumbull

macy's
Westfield

TARGET

H&M

UNI QLO

FOREVER 21

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Mortgage Loan No. 7 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Mortgage Loan No. 7 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Mortgage Loan No. 7 — Westfield Trumbull

MERRIT PARKWAY (Limited Access Highway)
MADISON AVE
ELMWOOD AVE
WALNUT AVE
macy's
PARKING STRUCTURE
JCPenney
TWO LEVEL ENCLOSED MALL
WALBURN AVE
STUART PLACE
GREEN STREET
PARKING STRUCTURE
TARGET
GORHAM PLACE
MAIN STREET
OLD TOWN ROAD
N
Anchor / Major
Non Anchor
Ground Lease: Improvements Not Part of the Collateral

TARGET
GAP
FOREVER 21
OLD NAVY
JCP
UNI QLO
H&M
macy's
Main Street (25,200 ADT)
LA FITNESS
Merritt Parkway (53,100 ADT)
Westfield
TRUMBULL

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Mortgage Loan No. 7 — Westfield Trumbull

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Mortgage Loan No. 7 — Westfield Trumbull

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$41,162,162	Title:	Fee
Cut-off Date Principal Balance(1):	$41,162,162	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.9%	Net Rentable Area (SF)(5):	1,130,472
Loan Purpose:	Refinance	Location:	Trumbull, CT
Borrower:	Trumbull Shopping Center #2 LLC	Year Built / Renovated:	1962 / 2010
Sponsors(2):	Westfield America, Inc.; Westfield America Limited Partnership	Occupancy(6):	98.0%
Interest Rate:	3.8000%	Occupancy Date(6):	12/31/2014
Note Date:	2/3/2015	Number of Tenants(6):	155
Maturity Date:	3/1/2025	2011 NOI:	$15,518,868
Interest-only Period:	120 months	2012 NOI:	$15,470,784
Original Term:	120 months	2013 NOI:	$16,569,404
Original Amortization:	None	2014 NOI:	$17,642,012
Amortization Type:	Interest Only	UW Economic Occupancy:	95.2%
Call Protection(3):	L(29),Def or YM1(84),O(7)	UW Revenues:	$32,495,201
Lockbox(4):	Hard	UW Expenses:	$15,311,011
Additional Debt(1):	Yes	UW NOI:	$17,184,190
Additional Debt Balance(1):	$111,137,838	UW NCF:	$16,006,725
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(7):	$262,000,000 / $232
Additional Future Debt Permitted:	No	Appraisal Date:	11/30/2014
Escrows and Reserves(8)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(9):	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.1%
Replacement Reserves:	$0	Springing	$106,812	Maturity Date LTV:	58.1%
TI/LC:	$0	Springing	$667,608	UW NCF DSCR:	2.73x
				UW NOI Debt Yield:	11.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$152,300,000	100.0%	Return of Equity	$151,398,631	99.4%
			Closing Costs	901,369	0.6
Total Sources	$152,300,000	100.0%	Total Uses	$152,300,000	100.0%

(1)	The Westfield Trumbull loan is part of a larger split whole loan evidenced by six notes with an aggregate original principal balance of $152.3 million. The financial information presented in the chart above reflects the cut-off date balance of the $152.3 million Westfield Trumbull Whole Loan.
(2)	Westfield America Limited Partnership provided a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. The partial recourse guaranty provides for recourse to such guarantor, with respect to the A Notes, in the event that the lender incurs losses in excess of $4.3 million, after exercising all possible remedies. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.
(3)	The lockout period will be approximately 29 payment dates beginning with and including the first payment date of April 1, 2015. However, the borrower will be permitted to prepay a portion of the Westfield Trumbull Whole Loan during the lockout period if the debt yield falls below 7.50%, up to an amount necessary to achieve a debt yield equal to 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge. If the borrower prepays any portion of the Westfield Trumbull Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Trumbull Whole Loan.
(4)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(5)	Net Rentable Area (SF) of 1,130,472 SF includes ground lease tenant spaces: Target (194,322 SF), JC Penney (150,547 SF) and Lord and Taylor (118,000 SF), which are pad leased to, and improvements on which are owned by, the respective retailers. The building improvements will revert to the borrower upon lease termination.
(6)	Occupancy and number of tenants includes ground lease tenant space.
(7)	Appraised Value Per SF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.
(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	Loan PSF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 7 — Westfield Trumbull

The Loan. The Westfield Trumbull loan, which is part of a larger split whole loan, is secured by a first mortgage lien on a 1,130,472 SF (including 462,869 SF of ground lease tenant space) regional mall located on a 77.37 acre site in Trumbull, Connecticut. The whole loan has an outstanding principal balance of $152.3 million (the “Westfield Trumbull Whole Loan”), which is comprised of six notes identified as Note A-1, Note A-2 and Note A-3 (collectively, the “A Notes”) and Note B-1, Note B-2 and Note B-3 (collectively, the “B Notes”). The six notes have outstanding balances of approximately $75.0 million, $40.0 million, $33.0 million, $2.2 million, $1.2 million and $1.0 million for Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3, respectively.

Notes A-2 and B-2 (together, “Note Group 2”) have an outstanding principal balance as of the cut-off date of $41,162,162 and are being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. Notes A-1 and B-1 (together, “Note Group 1”) were previously contributed to the CSAIL 2015-C1 Commercial Mortgage Trust and the trustee of the CSAIL 2015-C1 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a CSAIL 2015-C1 control termination event, the CSAIL 2015-C1 controlling class representative) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Westfield Trumbull Whole Loan; however, the holders of Notes A-3 and B-3 (together, “Note Group 3”) or Note Group 2 (or, prior to the occurrence and continuance of a consultation termination event under the CSAIL 2015-C3 pooling and servicing agreement, the CSAIL 2015-C3 controlling class representative) will be entitled, under certain circumstances, to consult with respect to certain major decisions. Note Group 3 was previously securitized in the CSAIL 2015-C2 Commercial Mortgage Trust.

Note Group 2 accrues interest at the same rate as the pari passu Note Group 1 and Note Group 3, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 1 and Note Group 3, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. The holders of Note Group 1, Note Group 2 and Note Group 3 (each, a “Note Group”) have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Trumbull Whole Loan. Each note will be serviced pursuant to terms of the CSAIL 2015-C1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus. Note A-1, Note A-2 and Note A-3 are pari passu notes and Note B-1, Note B-2 and Note B-3 are pari passu notes and each Note A and Note B in a particular Note Group differs solely with respect to the availability of limited recourse to the sponsor/guarantor which is available only to the A Notes, as further described below. Note Group 1, Note Group 2 and Note Group 3 are pari passu Note Groups.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-2, B-2	$41,162,162	$41,162,162	CSAIL 2015-C3	No
Note A-3, B-3	$33,958,784	$33,958,784	CSAIL 2015-C2	No
Note A-1, B-1	$77,179,054	$77,179,054	CSAIL 2015-C1	Yes
Total	$152,300,000	$152,300,000

The Borrower. The borrowing entity for the Westfield Trumbull Whole Loan is Trumbull Shopping Center #2 LLC, a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $152.3 million based on an allocated purchase price of $321.3 million. O’Conner Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Wheaton, Maryland. The mall located in Wheaton, Maryland serves as collateral for the Westfield Wheaton loan that is being contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. See “Mortgage Loan No. 1—Westfield Wheaton.”

The Sponsor. The sponsors and non-recourse carve-out guarantors are Westfield America, Inc., a private, untraded real estate investment trust, and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Mortgage Loan No. 7 — Westfield Trumbull

super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage.

The sponsors own a membership interest in a joint venture with O’Conner Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. is invested concurrently in two additional Westfield regional malls located in Palm Desert, California and Wheaton, Maryland, under the joint venture agreement. Westfield America Limited Partnership provides a partial recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,130,472 SF (including 462,869 SF of ground lease tenant SF) regional mall located in Trumbull, Connecticut. The property was originally constructed in 1962 as a one-level, two anchor center with a “barbell” design, which extended between what is now Macy’s and Target. The JC Penney and Lord and Taylor anchors were added in 1985 and 1992, respectively, and a lower level truck tunnel was subsequently converted to retail space. The main mall building is configured as two offset rectangles formed by the four anchors, with central bisecting corridors and lobbies. The two parking decks are located along the southwest and northeast portions of the main mall building. The Macy’s and outparcel building are owned by the borrower, with the building leased to L.A. Fitness. The 462,869 SF ground lease tenants include the Target, JC Penney, and Lord and Taylor anchor buildings, which are pad leased and owned (building improvements) by the respective retailers. The property consists of four anchor and seven junior anchor tenants.

As of December 2014, the enclosed, two-level mall was 98.0% occupied by 155 tenants (including the ground lease tenants). National in-line tenants include Aéropostale, American Eagle Outfitters, Banana Republic, Bath & Body Works, Charlotte Russe, Coach, Express, Godiva Chocolatier, Foot Locker, The Gap, J. Crew, Kay Jewelers, Sephora, Swarovski, Victoria’s Secret, Zumiez, and others. Net operating income (“NOI”) has increased 13.7% from approximately $15.5 million in 2011 to approximately $17.6 million in 2014. Recent leasing includes the first Uniqlo store in Connecticut, which opened in November 2013, the Cheesecake Factory, which opened its third Connecticut location at the property in August 2014, and Apple, which opened in October 2014. The property’s in-line (<10,000 SF) comparable tenant sales are $404 PSF for the trailing twelve months ending November 30, 2014.

In the fall of 2010, a $40.0 million renovation was completed at the property, which included relocating and renovating the former food court into a new dining commons, plus remodeling and remerchandising the property. The sponsors are assembling several single-family home sites (not part of the collateral) adjacent to the east totaling approximately 13 acres, to expand the property complex by up to approximately 180,000 SF, and possibly add a multi-screen theater or big box retailer (though specific plans as to development, if any, have not been finalized).

Primary access to the property is provided by Interstate 95 as well as Route 8, 15, 108, 127, and 111. The property is situated in the southwest quadrant of the intersection of Main Street (Route 111) and the Merritt Parkway (Route 15). The property’s primary 7-mile trade area has a population of 337,197 with an average household income of $93,263, and approximately 53,100 vehicles pass the property daily on the Merritt Parkway.

The Market. South of the property is densely developed with a variety of freestanding and strip retail centers, medical office buildings, fast food restaurants and service stations. Just south of the property, on the opposite side of Old Town Road is Commerce Park, a 5-building medical office park. Further south is Brookside Shopping Center, a 125,000 SF community center anchored by Stop & Shop and Staples. Recently the Brookside Shopping Center added The Sports Authority as a junior anchor tenant. A freestanding Marshalls and Red Lobster also shadow anchor this center. North of the property, Main Street is less developed and more residential in nature. Also, within one mile of the property is Sacred Heart University, the second largest Catholic university in New England (behind Boston College) which offers more than 40 degree programs to over 7,500 students at the bachelor’s, master’s and doctoral levels.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Mortgage Loan No. 7 — Westfield Trumbull

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales (PSF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Westfield - Connecticut Post	1960 /2005	1,331,918	$340	91%	9.5	Dick’s Sporting Goods, JC Penney
Stamford Town Center	1982 / 2007	767,000	$450	92%	20.3	Macy’s
Danbury Fair Mall	1986 / 2007	1,287,786	$636	97%	17.0	JC Penney, Lord and Taylor, Macy’s, Sears
Brass Mill Center	1997 / N/A	1,179,405	$350	89%	24.0	Macy’s, JC Penney, Sears, Burlington Coat Factory
Westfield - Meriden	1971 / 1999	893,052	$300	89%	30.0	Best Buy, Dick’s Sporting Goods, JC Penney, Macy’s

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
93.3%	79.9%	72.2%	79.7%	89.4%	88.3%	89.1%	98.0%

(1)	Source: Occupancy history report. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$179	1.7%	$174	1.8%	$173	2.1%
Majors(4)	$174	18.0%	$159	21.4%	$165	22.4%
Specialty Stores/Others(5)	$400	16.4%	$407	18.0%	$404	18.3%

(1)	Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors.
(2)	TTM Sales PSF and Occupancy Costs % represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.
(3)	Anchors include Target, JC Penney, and Lord and Taylor, each of which own their own improvements and operate under a pad lease.
(4)	Majors include tenants occupying between 10,000 and 40,000 SF. As of November 30, 2014, Majors included L.A. Fitness, Forever 21, H&M, Old Navy, Uniqlo, The Gap and Abercrombie & Fitch.
(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Macy’s	Baa2 / BBB+ / BBB	213,081	18.8%	$2.25	$132	2.6%	12/31/2018
Target(5)	A2 / A / A-	194,322	17.2%	$5.67	$269	2.1%	1/31/2029
JC Penney(5)	Caa1/ CCC+ / CCC	150,547	13.3%	$0.66	$83	1.5%	5/31/2017
Lord and Taylor(5)	B1 / B+ / NR	118,000	10.4%	$2.80	$206	1.6%	1/31/2043
L.A. Fitness	NA / NA / NA	39,151	3.5%	$19.75	$88	28.8%	3/20/2027
Forever 21	NA / NA / NA	21,906	1.9%	$14.48	$180	28.2%	1/31/2020
H&M	NA / NA / NA	20,649	1.8%	$19.69	$200	13.0%	1/31/2022
Old Navy	Baa3 / BBB- / BBB-	14,186	1.3%	N/A	$256	7.9%	1/31/2017
Uniqlo	NA / A / NA	11,144	1.0%	$30.90	$228	14.4%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increases occurring through March 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including ground leased units.
(4)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending November 30, 2014 as provided by the sponsors.
(5)	Tenant owns its improvements subject to a ground lease. Net rentable areas are derived from the improvements. Ground lease base rent and lease expiration provisions are presented.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Mortgage Loan No. 7 — Westfield Trumbull

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,090	2.0%	NAP	NAP	23,090	2.0%	NAP	NAP
MTM	15	42,368	3.7	$1,344,617	8.4%	65,458	5.8%	$1,344,617	8.4%
2015	0	0	0.0	0	0.0	65,458	5.8%	$1,344,617	8.4%
2016	30	72,915	6.4	2,518,815	15.7	138,373	12.2%	$3,863,432	24.2%
2017	9	176,817	15.6	799,146	5.0	315,190	27.9%	$4,662,578	29.1%
2018	24	231,911	20.5	1,966,102	12.3	547,101	48.4%	$6,628,680	41.4%
2019	13	33,955	3.0	1,103,578	6.9	581,056	51.4%	$7,732,258	48.3%
2020	7	28,510	2.5	925,415	5.8	609,566	53.9%	$8,657,673	54.1%
2021	10	21,725	1.9	956,604	6.0	631,291	55.8%	$9,614,277	60.1%
2022	14	52,943	4.7	1,516,441	9.5	684,234	60.5%	$11,130,718	69.6%
2023	7	11,856	1.0	286,111	1.8	696,090	61.6%	$11,416,829	71.4%
2024	11	45,851	4.1	1,013,527	6.3	741,941	65.6%	$12,430,356	77.7%
2025 & Beyond	16	388,531	34.4	3,565,398	22.3	1,130,472	100.0%	$15,995,754	100.0%
Total	156	1,130,472	100.0%	$15,995,754	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.
(2)	Ground lease tenants Target, JC Penney, and Lord and Taylor, totaling 462,869 SF, are included in the schedule.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$14,181,896	$14,058,529	$14,853,121	$15,623,072	$15,995,754	$14.15	49.8%
Vacant Income	0	0	0	0	1,023,008	0.90	3.2%
Percentage Rent(4)	376,297	492,691	685,197	546,013	645,760	0.57	2.0%
Gross Potential Rent	$14,558,193	$14,551,220	$15,538,318	$16,169,085	$17,664,522	$15.63	55.0%
Total Reimbursements	10,210,510	12,428,588	13,692,187	14,123,406	14,429,419	12.76	45.0%
Net Rental Income	$24,768,703	$26,979,808	$29,230,505	$30,292,491	$32,093,942	$28.39	100.0%
(Vacancy/Collection Loss)	(104,350)	(221,341)	(71,135)	11,819	(852,766)	(0.75)	(2.7%)
Other Income	1,647,370	1,491,487	1,441,195	1,254,026	1,254,026	1.11	3.9%
Effective Gross Income	$26,311,723	$28,249,954	$30,600,565	$31,558,336	$32,495,201	$28.74	101.3%
Total Expenses	$10,792,855	$12,779,170	$14,031,161	$13,916,324	$15,311,011	$13.54	47.1%
Net Operating Income	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$17,184,190	$15.20	52.9%
Total TI/LC, Capex/RR	0	0	0	0	1,177,466	1.04	3.6%
Net Cash Flow	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$16,006,725	$14.16	49.3%

(1)	Underwritten Rents in Place includes base rent and rent increases occurring through March 31, 2016, including ground lease tenants.
(2)	PSF based off total SF including ground lease tenant improvements.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 7 — Westfield Trumbull

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Tax and Insurance Escrows – The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

TI/LC Reserves – The lender will collect $55,634 monthly capped at $667,608 only during a Trigger Period or an event of default.

Replacement Reserves – The lender will collect $106,812 annually and $8,901 monthly (capped at $106,812) only during a Trigger Period or during a continuing of an event of default.

Deferred Maintenance Reserves – The engineer identified $89,613 of deferred maintenance, including $15,750 for pavement/parking lot repairs, $10,500 for site amenities/landscaping, $58,163 for façade work (walls/windows/doors), and $5,200 for ADA compliance. The lender did not reserve for these items but required the borrower to complete these items within 12 months of funding.

In lieu of funding the above reserve accounts, the borrower may (1) deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to a net worth requirement of $1,000,000,000, the sponsors may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield falls below the Minimum Debt Yield (defined below) and ends when the debt yield rises equal to or more than the Minimum Debt Yield for two consecutive fiscal quarters, or (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided that no event of default or Trigger Period is continuing, all funds contained in the lockbox account are required to be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas, from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Mortgage Loan No. 8 — Venue Emerald Coast

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Mortgage Loan No. 8 — Venue Emerald Coast

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Mortgage Loan No. 8 — Venue Emerald Coast

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Mortgage Loan No. 8 — Venue Emerald Coast

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	233
Loan Purpose:	Acquisition	Location:	Destin, FL
Borrower:	Henderson Beach Partners, LLC	Year Built / Renovated:	2014 / N/A
Sponsor:	Ryan L. Hanks	Occupancy:	97.9%
Interest Rate:	4.2700%	Occupancy Date:	5/22/2015
Note Date:	5/29/2015	Number of Tenants:	N/A
Maturity Date:	6/6/2025	2012 NOI(2):	N/A
Interest-only Period:	60 months	2013 NOI(2):	N/A
Original Term:	120 months	2014 NOI(2):	N/A
Original Amortization:	360 months	TTM NOI(3):	$2,635,785
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.0%
Call Protection:	L(26), Def(90), O(4)	UW Revenues:	$3,773,284
Lockbox(1):	Springing	UW Expenses:	$1,254,854
Additional Debt:	No	UW NOI:	$2,518,430
Additional Debt Balance:	N/A	UW NCF:	$2,471,830
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$37,600,000 / $161,373
Additional Future Debt Permitted:	No	Appraisal Date:	3/27/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$128,755
Taxes:	$148,860	$29,772	N/A	Maturity Date Loan / Unit:	$117,381
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	79.8%
Replacement Reserves:	$3,883	$3,883	N/A	Maturity Date LTV:	72.7%
				UW NCF DSCR:	1.39x
				UW NOI Debt Yield:	8.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	78.5%	Purchase Price	$37,280,000	97.6%
Borrower Equity	8,212,590	21.5	Upfront Reserves	152,743	0.4
			Closing Costs	779,846	2.0

Total Sources	$38,212,590	100.0%	Total Uses	$38,212,590	100.0%

(1)      For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2)      The property was newly constructed in 2014 and acquired by the borrower in 2015. Historical financials were not available.

(3)      Represents trailing twelve months ending April 30, 2015.

(4)      For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Venue Emerald Coast loan is a $30.0 million first mortgage loan secured by the fee interest in a 233-unit garden style multifamily property located in Destin, Florida. The loan has a 10-year term and will amortize on a 30-year schedule after an initial 60 month interest only period.

The Borrower. The borrowing entity for the Venue Emerald Coast loan is Henderson Beach Partners, LLC, a bankruptcy remote, single-purpose Georgia limited liability company. The borrowing entity is owned in part by White Point Partners, LLC and Elevate Partners, LLC.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Mortgage Loan No. 8 — Venue Emerald Coast

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Ryan L. Hanks, who is a partner and owner of White Point Partners, LLC. Mr. Hanks reports ownership in nine other multifamily properties totaling 2,032 units. He was previously a founding member and Chief Investment Officer of Trade Street Residential, Inc. (NASDAQ: TSRE), a publicly traded multifamily REIT focused on the Southeastern United States. Mr. Hanks has over 12 years of real estate experience in acquiring, developing, and brokering apartment communities, and a reported net worth of approximately $7.5 million and liquidity of approximately $1.0 million.

The Property. The property is a 233-unit garden-style multifamily property located in Destin, Florida that was built in 2014. The property consists of 6 residential three-story and four-story apartment buildings and 3 one-story non-residential buildings for tenant amenities, located on approximately 11.2 acres. The property provides 368 open parking spaces, 90 covered parking spaces and 10 parking garage spaces for a total of 468 parking spaces, or 2.01 parking spaces per unit. As of May 22, 2015, the property was 97.9% leased.

The property contains 106 one-bedroom units (45.5%), 105 two-bedroom units (45.1%) and 22 three-bedroom units (9.4%). One bedroom units range from approximately 661 SF to 902 SF, two-bedroom units range from 1,103 SF to 1,280 SF, and three-bedroom units range from 1,404 SF to 1,744 SF with an overall average unit size of 994 SF. The property’s common amenities include a leasing office, clubroom, business center, fitness center, and an outdoor pool with an adjacent cabana containing restrooms. Each unit features a full stainless steel appliance package including washer/dryer, a patio/balcony, ceiling fans and a pre-wired security system. Each unit is equipped with an electric oven/range combination, microwave, garbage disposal, dishwasher, and refrigerator/freezer. All appliances are stainless steel Whirlpool brand. The property’s units include wood cabinetry with raised panel doors and granite countertops in the kitchen and solid surface countertops in the bathrooms.

The property is located on Commons Drive West, north of Emerald Coast Parkway/US-98, about 1.7 miles west of SR 298. The area is popular due to its proximity to Gulf Coast resorts, golf clubs, fishing areas and watersporting locations. Other influences include Eglin Air Force Base, Northwest Florida State College, and Destin-Fort Walton Beach Airport. The entrance to the property is located at the intersection of Commons Drive and Henderson Beach Drive.

Multifamily Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
1 BD / 1 BA	106	45.5%	103	97.2%	758	$1,119	$1.48	$1,153	$1.52
2 BD / 2 BA	105	45.1%	104	99.0%	1,132	$1,439	$1.27	$1,469	$1.30
3 BD / 2 BA	22	9.4%	21	95.5%	1,466	$1,708	$1.16	$1,730	$1.18
Total/Wtd. Avg.	233	100.0%	228	97.9%	994	$1,319	$1.33	$1,350	$1.30

(1) Based on the underwritten rent roll.

(2) Source: Appraisal.

The Market. The property is located in Destin, Florida in the Fort Walton Beach-Crestview-Destin MSA. The neighborhood is projected to experience significant population growth of 9.6% over the next five years and in 2014 the neighborhood had a population of approximately 250,000. The surrounding area has developed from a tourist location and beach town into an area with major employers and year-round residents. Three military institutions, including Eglin Air Force Base and six hospitals, are among the metro area’s largest employers. Hospitality, tourism and defense-related employment drive the rental market and rental demand in Northwest Florida. Eglin Air Force Base has been a net beneficiary in the base realignment and closure decisions over the last 10 years with 2,200 new jobs added. As of the third quarter 2014, the Fort Walton Beach apartment market reported an average vacancy of 4.8%, which is down 280 bps from 2nd quarter 2014. The 5 year forecast for the metro area vacancy is 6.2%. According to a third party data provider, rent growth in the Fort Walton Beach-Crestview-Destin MSA is reported to be 2.1% over the next five years. The property is located within the coastal community of Destin, approximately 50 miles east of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Mortgage Loan No. 8 — Venue Emerald Coast

Pensacola, Florida. There are no new apartment projects currently under construction or planned within a 5 mile radius of the property.

The appraiser identified six comparable rental properties, ranging from 136 units to 340 units that were constructed between 1989 and 2013. The competitive set reported a weighted average occupancy of approximately 96%, with average rents ranging from $950 to $1,307 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in the Fort Walton Beach-Crestview-Destin MSA within 18 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Venue Emerald Coast	2014	233(2)	994(2)	$1,319(2)	98%(2)
Sugarloaf	1994	136	1031	$1,031	98%	1.9 miles
Alexan Henderson Beach	2009	340	807	$1,211	96%	0.2 miles
TerraMar Apartments	2013	250	962	$1,222	96%	17.5 miles
Legacy on the Bay	1999	300	983	$1,307	99%	2.2 miles
Cayo Grande	1989	216	1300	$950	95%	11.3 miles
Chez Elan	2006	266	1034	$1,049	95%	11.6 miles
Total/Wtd. Avg.(3)		1,508	999	$1,150	96%

(1)          Source: Appraisal.

(2)          Based on the underwritten rent roll.

(3)          Excludes the subject property.

Historical and Current Occupancy(1)

2013	2014(2)	Current(8)
N/A	46.2%	97.9%

(1)          Historical Occupancies are the average for each respective year.

(2)          2014 reflects 8 months of 2014.

(3)          Current Occupancy is as of May 22, 2015.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$3,682,349	$3,608,604	$15,488	95.2%
Vacant Income	0	81,060	348	2.1%
Gross Potential Rent	$3,682,349	$3,689,664	$15,835	97.4%
Reimbursements	0	100,000	429	2.6%
Net Rental Income	$3,682,349	$3,789,664	$16,265	100.0%
(Vacancy/Credit Loss)(5)	(396,869)	(221,380)	(950)	(5.8%)
Other Income	318,174	205,000	880	5.4%
Effective Gross Income	$3,603,654	$3,773,284	$16,194	99.6%
Total Expenses	$967,869	$1,254,854	$5,386	33.3%
Net Operating Income	$2,635,785	$2,518,430	$10,809	66.7%
Replacement Reserves	0	46,600	200	1.2%
Net Cash Flow	$2,635,785	$2,471,830	$10,609	65.5%

(1)          The property was newly constructed in 2014 and acquired by the borrower in 2015. Historical financials were not available.

(2)          The TTM column represents the trailing twelve month period ending April 30, 2015.

(3)          % column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)          Underwritten Rents in Place are based on the underwritten rent roll.

(5)          Includes vacancy and credit loss for underwriting.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Mortgage Loan No. 8 — Venue Emerald Coast

Property Management. The property is managed by First Communities Management, Inc., a third party manager based in Atlanta, Georgia. Founded in 1978, First Communities Management, Inc. currently manages over 30,000 apartment units across the Eastern United States and Southern half of the United States. The company’s clients include national banks, insurance and pension funds, syndicators, individual investors, HUD, FDIC, Freddie Mac, and Fannie Mae. The current market value of the company’s managed assets is reportedly in excess of one billion dollars.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,883 for replacement reserves and $148,860 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $29,772.

Insurance Escrows - For so long as the property is covered under a blanket or umbrella policy, no insurance escrows are required, provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to policies acceptable to lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,883 ($200 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon written notification from the lender that the first Cash Sweep Event, if any, has occurred, the borrower is required to promptly establish and maintain a lockbox account (the “Lockbox Account”) with the lockbox bank in trust for the benefit of the lender into which rents will be deposited. The related loan documents require the lender to have a first priority security interest in the Lockbox Account and the cash management account (the “Cash Management Account”). Upon the occurrence and during the continuance of a Cash Sweep Event, the borrower and property manager are required to hold rents and other income from the property in trust for lender and deposit such amounts in the Lockbox Account within one (1) business day of receipt. All funds deposited into the Lockbox Account will be periodically swept into the Cash Management Account and will be applied by the lender to the payment of tax and insurance (if applicable) escrows, debt service, replacement reserves, any other amounts then due to the lender and monthly cash expenses and extraordinary expenses. Any excess funds after deductions for these items must be deposited into the excess cash flow reserve account.

“Cash Sweep Event” means: (i) the occurrence of an event of default, or (ii) the debt service coverage ratio is less than 1.10x after the end of two (2) consecutive calendar quarters. A Cash Sweep Event will end with respect to clause (i) above, two (2) consecutive calendar quarters after the cure (if applicable) of such event of default (provided that no other Cash Sweep Event has occurred and is continuing), or with respect to clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two (2) consecutive calendar quarters (provided that no event of default has occurred and is continuing).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

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120

Mortgage Loan No. 9 — 16542 & 16550 Ventura

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Mortgage Loan No. 9 — 16542 & 16550 Ventura

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Mortgage Loan No. 9 — 16542 & 16550 Ventura

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type - Subtype:	Office – Medical
% of Pool by IPB:	1.9%	Net Rentable Area (SF):	95,355
Loan Purpose:	Refinance	Location:	Encino, CA
Borrower:	Diamond Capital Group, LP	Year Built / Renovated:	1960 / 2014
Sponsor:	Albert Taban	Occupancy:	93.7%
Interest Rate:	4.5800%	Occupancy Date:	5/1/2015
Note Date:	7/15/2015	Number of Tenants:	49
Maturity Date:	8/6/2025	2012 NOI:	$2,040,017
Interest-only Period:	60 months	2013 NOI:	$2,065,916
Original Term:	120 months	2014 NOI:	$2,036,314
Original Amortization:	360 months	TTM NOI(2) :	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.0%
Call Protection:	L(24),YM1(92),O(4)	UW Revenues:	$3,777,086
Lockbox(1):	Springing	UW Expenses:	$1,250,375
Additional Debt:	No	UW NOI:	$2,526,711
Additional Debt Balance:	N/A	UW NCF:	$2,357,075
Additional Debt Type:	N/A	Appraised Value / Per SF:	$38,200,000 / $401
Additional Future Debt Permitted:	No	Appraisal Date:	5/6/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$288
Taxes:	$106,962	$25,531	N/A	Maturity Date Loan / SF:	$264
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.0%
Replacement Reserve:	$2,217	$2,217	N/A	Maturity Date LTV:	66.0%
TI/LC:	$11,919	$11,919	$429,099	UW NCF DSCR:	1.40x
Engineering Reserve:	$10,750	N/A	N/A	UW NOI Debt Yield:	9.2%
Free Rent Reserve:	$68,112	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	100.0%	Payoff Existing Debt	$18,752,199	68.2%
			Upfront Reserves	199,961	0.7
			Closing Costs	172,910	0.6
			Return of Equity	8,374,931	30.5
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Monthly operating statements were not provided. Trailing twelve month operating statements not available.

(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Mortgage Loan No. 9 — 16542 & 16550 Ventura

The Loan. The 16542 & 16550 Ventura loan is a $27.5 million first mortgage loan secured by the fee interest in a 95,355 SF medical office building located in Encino, California. The 16542 & 16550 Ventura loan has an outstanding principal balance of $27.5 million. The loan has a 10-year term that will amortize on a 30-year schedule, following a 60-month interest only period.

The Borrower. The borrowing entity for the 16542 & 16550 Ventura loan, Diamond Capital Group, LP, is a California limited partnership and a bankruptcy remote special purpose entity, which is controlled by Jade Enterprises Inc.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Albert Taban, who is involved in a family-owned business, Jade Enterprises Inc. Jade Enterprises Inc. is a developer, operator and owner with real estate holdings primarily in California, with a concentration in Los Angeles. Three brothers, Albert, David, and Jacob Taban, are the primary controllers of the business.

The Property. The property is comprised of two Class A buildings totaling 95,355 SF situated on a 2.49-acre site on Ventura Boulevard in the submarket of San Fernando Valley, California. The property consists of two four and five-story buildings that were 93.7% occupied as of May 1, 2015. Both buildings were completed in 1960, renovated in 2014, and were constructed with steel and masonry. The loan collateral additionally includes a covered, parking garage with 383 spaces. The property is located in close proximity to the Encino Hospital and Medical Center o.5 miles east of the subject property, and Providence Tarzana Medical Center 3 miles to the west. The property features a mix of medical offices, traditional offices, and retail space. The medical offices are 49.8% of the net rentable area occupying 47,480 SF. Traditional office space occupies 38.6% of the net rentable area totaling 36,826 SF and the retail space on the ground level is responsible for 5.3% of the net rentable area at 5,030 SF. The property benefits from a rent roll consisting of 49 separate tenants currently in occupancy with no tenant occupying more than 12.1% of the total net rentable area.

The Market. The property is located in the Los Angeles Medical Office market in Encino, Los Angeles County, California and as of the fourth quarter 2014, the supply was approximately 40.2 million SF of net rentable area with a vacancy rate of 9.0%. This market has been characterized as having high barriers to entry, indicated by the limited supply entering the market over the last 10 years. Since 2005, only 5.0% of new medical office supply has been added to the market. Over the four quarters ending the first quarter 2015, the submarket has seen improving supply / demand conditions with a dip in vacancy and rental rates in the first quarter 2015. According to the appraiser, Los Angeles medical office properties will remain competitive.

The appraiser identified four comparable medical office leases, ranging from 930 SF to 9,047 SF, with an annual asking rent ranging from $28.80/SF to $36.96/SF. This is in line with the property, which is currently achieving an annual medical office rent of $34.36/SF. These four comparable medical office properties are located in Encino, in the San Fernando Valley submarket.

Competitive Set Summary(1)

Property	Address	Year Built	Building Class	Net Rentable Area (SF)	Distance from Property (Miles)	Vacancy
16542 & 16550 Ventura	16542 & 16550 Ventura Blvd, Encino CA, 91436	1960	A	95,355(2)		6.3%(2)
West Valley Medical Center	5363 Balboa Blvd, Encino CA, 91316	1986	A	62,000	1.1	10.0%
West Valley Medical Center	5353 Balboa Blvd, Encino CA, 91316	1965	A	41,500	1.1	4.0%
The Almar Building	16030 Ventura Blvd, Encino CA, 91436	1983	A	180,386	0.7	10.0%
Encino Medical Tower	16260 Ventura Blvd, Encino CA, 91436	1964	A	60,528	0.4	16.1%
Total/Wtd. Avg.(3)				344,414		10.3%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

(3)	Excludes the subject property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Mortgage Loan No. 9 — 16542 & 16550 Ventura

Historical and Current Occupancy(1)
2013	2014	3/31/2015	Current(2)
90.1%	91.6%	94.6%	93.7%

(1)	Historical occupancy schedule provided by the borrower.

(2)	Based on the underwritten rent roll.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Centre for Neuro Skills - LA	NA/ NA/ NA	11,522	12.1%	$35.24	5/31/2017
The Greenspan Company	NA/ NA/ NA	6,967	7.3%	$26.73	8/31/2021
Back2 Health Physical Therapy	NA/ NA/ NA	6,033	6.3%	$34.20	1/31/2020
Cardiovascular Consultants Med	NA/ NA/ NA	5,815	6.1%	$32.40	4/30/2025
Arkady Kagan, M.D.	NA/ NA/ NA	3,047	3.2%	$28.20	2/28/2025
Alan Sanders	NA/ NA/ NA	3,000	3.1%	$36.70	5/31/2020
Ferzaad Moosa, M.D., Inc.	NA/ NA/ NA	2,800	2.9%	$36.28	3/31/2019
Teiheiyo Corporation (Retail)	NA/ NA/ NA	2,530	2.7%	$60.74	1/31/2019
The Veggie Grill, Inc.	NA/ NA/ NA	2,500	2.6%	$47.05	4/30/2023
Mansouri & Curtin, Inc.	NA/ NA/ NA	2,440	2.6%	$33.00	1/31/2025

(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Mortgage Loan No. 9 — 16542 & 16550 Ventura

Lease Rollover Schedule(1)
	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Year
Vacant	NAP	6,019	6.3%	NAP	NAP	6,109	6.3%	NAP	NAP
MTM	2	1,441	1.5	$40,895	1.3%	7,460	7.8%	$40,895	1.3%
2015	2	2,397	2.5	64,763	2.1	9,857	10.3%	$105,658	3.4%
2016	14	12,900	13.5	403,131	13.0	22,757	23.9%	$508,788	16.5%
2017	9	18,323	19.2	644,035	20.8	41,080	43.1%	$1,152,824	37.3%
2018	3	3,212	3.4	124,855	4.0	44,292	46.4%	$1,277,678	41.3%
2019	5	7,880	8.3	332,444	10.8	52,172	54.7%	$1,610,122	52.1%
2020	8	16,451	17.3	578,001	18.7	68,623	72.0%	$2,188,124	70.8%
2021	3	9,953	10.4	312,766	10.1	78,576	82.4%	$2,500,890	80.9%
2022	1	1,857	1.9	60,294	2.0	80,433	84.4%	$2,561,185	82.9%
2023	1	2,500	2.6	117,619	3.8	82,933	87.0%	$2,678,803	86.7%
2024	1	1,120	1.2	57,600	1.9	84,053	88.1%	$2,736,403	88.5%
2025 & Beyond	3	11,302	11.9	354,851	11.5	95,355	100.0%	$3,091,255	100.0%
Total/Wtd. Avg.	52	95,355	100.0%	$3,091,255	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants have more than one lease.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	Underwritten	PSF	%(1)
Rents in Place	$2,708,867	$2,698,879	$2,728,946	$3,184,212	$33.39	86.6%
Vacant Income	0	0	0	210,665	2.21	5.7%
Gross Potential Rent	$2,708,867	$2,698,879	$2,728,946	$3,394,877	$35.60	92.4%
Total Reimbursements	139,816	216,762	213,246	280,361	2.94	7.6%
Other Recurring Income	0	0	0	0	0.00	0.0%
Net Rental Income	$2,848,683	$2,915,641	$2,942,192	$3,675,238	$38.54	100.0%
(Vacancy/Credit Loss)	0	0	0	(258,443)	(2.71)	(7.0)%
Parking Income	326,500	336,295	346,384	360,291	3.78	9.8%
Effective Gross Income	$3,175,183	$3,251,936	$3,288,576	$3,777,086	$39.61	102.8%
Total Expenses	$1,135,166	$1,186,020	$1,252,262	$1,250,375	$13.11	33.1%
Net Operating Income	$2,040,017	$2,065,916	$2,036,314	$2,526,711	$26.50	66.9%
Total TI/LC, Capex/RR	0	0	0	169,636	1.78	4.5%
Net Cash Flow	$2,040,017	$2,065,916	$2,036,314	$2,357,075	$24.72	62.4%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Mortgage Loan No. 9 — 16542 & 16550 Ventura

Property Management. The property is managed by Beverly Management Group, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $10,750 for engineering reserves, $106,962 for real estate taxes, $68,112 for a free rent reserve, $11,919 for leasing reserves, and $2,217 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $25,531.

Insurance Escrows – For so long as the property is covered under a blanket or umbrella policy, no insurance escrows are required, provided that (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to policies acceptable to lender.

Leasing Reserve Funds – On a monthly basis, the borrower is required to make a deposit with the lender in the amount of $11,919 for tenant improvements and leasing commissions ($1.50 annually per square foot), subject, for so long as no Cash Sweep Event (as defined below) exists, to a cap of $429,099.

Replacement Reserve – On a monthly basis, the borrower is required to make a deposit with the lender in the amount of $2,217 for replacement reserves ($0.28 annually per square foot).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon written notification from the lender that the first Cash Sweep Event, if any, has occurred, the borrower is required to promptly establish and maintain a lockbox account (the “Lockbox Account”) with the lockbox bank in trust for the benefit of the lender into which rents will be deposited. The related loan documents require the lender to have a first priority security interest in the Lockbox Account and the cash management account (the “Cash Management Account”). Upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited into the Lockbox Account will be swept into the Cash Management Account and will be applied by the lender to the payment of tax and, if applicable, insurance escrows, debt service, replacement reserves, any other amounts then due to the lender, monthly cash expenses and extraordinary expenses. Any excess funds after deductions for these items must be deposited into the excess cash flow reserve account.

“Cash Sweep Event” means: (i) an event of default has occurred and is continuing, or (ii) the debt service coverage ratio is less than 1.15x. A Cash Sweep Event will end with respect to clause (i) above, after the cure (if applicable) of such event of default (provided that no other Cash Sweep Event has occurred and is continuing pursuant to clause (ii)), or with respect to clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two (2) consecutive calendar quarters (provided that no other Cash Sweep Event has occurred and is continuing).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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128

Mortgage Loan No. 10 — 21 Astor Place

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Mortgage Loan No. 10 — 21 Astor Place

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Mortgage Loan No. 10 — 21 Astor Place

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Mortgage Loan No. 10 — 21 Astor Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Benefit Street Partners CRE Finance LLC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,650,000	Title:	Fee
Cut-off Date Principal Balance:	$26,650,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	1.9%	Net Rentable Area (SF):	11,121
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	21 Astor Partners LLC; 21 Astor Partners II LLC; 21 Astor Partners III LLC	Year Built / Renovated:	1930 / 2000
Sponsors:	Isaac A. Gindi; Edward Gindi	Occupancy:	100.0%
		Occupancy Date:	6/4/2015
		Number of Tenants:	2
Interest Rate:	4.6100%	2012 NOI:	$1,532,647
Note Date:	7/10/2015	2013 NOI:	$1,532,512
Maturity Date:	8/6/2025	2014 NOI:	$1,589,106
Interest-only Period:	120 months	TTM NOI(2):	$1,728,569
Original Term:	120 months	UW Economic Occupancy:	97.0%
Original Amortization:	None	UW Revenues:	$2,486,726
Amortization Type:	Interest Only	UW Expenses:	$669,230
Call Protection:	L(24),YM1(89),O(7)	UW NOI:	$1,817,495
Lockbox(1):	Hard	UW NCF:	$1,815,827
Additional Debt:	No	Appraised Value / Per SF:	$42,000,000 / $3,777
Additional Debt Balance:	N/A	Appraisal Date:	7/1/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,396
Taxes:	$137,416	$45,805	N/A	Maturity Date Loan / SF:	$2,396
Insurance:	$2,319	$464	N/A	Cut-off Date LTV:	63.5%
Replacement Reserves:	$0	$139	N/A	Maturity Date LTV:	63.5%
Condominium Funds:	$7,392	Springing	N/A	UW NCF DSCR:	1.46x
Major Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	6.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,650,000	100.0%	Payoff Existing Debt	$12,727,801	47.8%
			Partnership Buyout	12,077,777	45.3
			Return of Equity	724,072	2.7
			Upfront Reserves	147,127	0.6
			Closing Costs	973,222	3.7
Total Sources	$26,650,000	100.0%	Total Uses	$26,650,000	100.0%

(1) For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(2) Represents trailing twelve months ending June 30, 2015.

(3) For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Mortgage Loan No. 10 — 21 Astor Place

The Loan. The 21 Astor Place loan is an approximately $26.7 million first mortgage loan secured by the fee interest in an 11,121 SF landmarked one-story retail condominium located in the heart of the NoHo neighborhood in Manhattan, New York. The loan has a 10-year term and is interest-only for the term of the loan. The loan sponsor purchased the property in a joint venture in 2004 (67% stake). In conjunction with the 21 Astor Place loan closing, the sponsor completed the buyout of the remaining 33% stake at a negotiated price of approximately $13.1 million, of which $12.1 million was financed from the loan proceeds.

The Borrowers. The borrower entities for the loan are: 21 Astor Partners LLC; 21 Astor Partners II LLC; and 21 Astor Partners III LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Edward Gindi and Isaac A. Gindi of the Gindi Family. The Gindis actively invest in real estate through the family’s privately owned Century Realty. Century Realty owns a portfolio of over 50 retail, mixed-use, and office assets in the New York Tri-State area, Miami, Boston, Chicago and globally. Notable real estate investment interests include the leasehold ownership of the World Trade Center, River Place I and II (major multifamily assets in New York City managed by Silverstein), 650 Madison Avenue, the Bryant Park Hotel, the Wanamaker (Philadelphia), and the Cross County Mall (Yonkers). The Gindis also own and manage the Century 21 Department Store chain, a leading discount merchant with nine stores in the Northeast. Lender requires the sponsors to maintain net worth and liquidity in excess of $50 million and $10 million, respectively, throughout the life of the loan.

The Property. The 21 Astor Place property is a ground floor and basement level retail condominium unit at the base of an 11-story building housing luxury residential apartments and condominiums. 21 Astor Place is a city landmark that was converted into apartments in 2003. The property, bifurcated into two retail units totaling 11,121 SF, has 9,020 SF at-grade and 2,101 SF of basement space, with street frontage that consists of 159 feet on East 8th Street, 52.08 feet on Lafayette Street, and 149.08 feet on Astor Place. The eastern part of the property benefits from the right to enclose and conduct business on 862 SF of sidewalk.

The property has been 100.0% occupied by two investment grade tenants since 2005: FedEx (rated Baa1/BBB by Moody’s/S&P) and Starbucks (rated A3/A-/A- by Moody’s/S&P/Fitch). Both tenant leases contain contractual rent increases, require each tenant to pay directly for utilities and interior repairs and maintenance, and have no termination options. FedEx recently exercised a five-year renewal option extending its lease until 2021, and Starbucks has one, five-year renewal option remaining after having already exercised a five-year renewal, which extended its lease until 2025. FedEx provides global express delivery, supply chain management services, as well as other package and freight delivery solutions, and is headquartered in Memphis, Tennessee. FedEx currently has over 325,000 employees and a market cap of over $48 billion. In February 2000, FedEx acquired Tower Group International, an international logistics company. In February 2004, FedEx acquired privately held Kinko’s, Inc. and rebranded it FedEx Kinko’s. The acquisition was made to expand FedEx’s retail access to the general public. After the acquisition, all FedEx Kinko’s locations exclusively offered only FedEx shipping. Starbucks is a global coffee company and coffeehouse chain, headquartered in Seattle, Washington. Starbucks is the largest coffeehouse company in the world with 21,536 stores in 65 countries and territories, including 12,218 in the United States, 1,716 in China, 1,330 in Canada, 1,079 in Japan and 808 in the United Kingdom. Starbucks currently has approximately 191,000 employees and a market cap of over $83 billion.

The Market. The property is located on the western edge of Cooper Square in the NoHo neighborhood, which is contained within the lower Manhattan submarket. The property is located on the corner of Lafayette Street and Astor Place and directly next to the entrance for the 6-train Astor Place subway stop. The property is serviced by eight subway lines (6, N, R, B, D, F, M and L trains) within a 0.5-mile radius. The apartment units that are located at 21 Astor Place above the 21 Astor Place loan’s collateral have current average sales price of $3.2 million ($1,574 per SF). The property is across from 51 Astor Place – a 400,000 SF office building that is leased to Tudor Investment Corporation, IBM Watson Group, and Claren Road Asset Management. The property’s tenants benefit from proximity to an array of additional demand-drivers including New York University (NYU) and Cooper Union and popular NoHo retail destinations such as Superdry, Adidas, Aldo and American Apparel. Popular dining destinations include Bond St, Gato, Lafayette, ACME and Indochine. Furthermore, there are 10 fitness locations in the NoHo vicinity including Barry’s Bootcamp, Soul Cycle, and New York Health & Racquet Club as well as proximal theaters and events including Public Theatre, Blue Man Group, Angelika Film Center, and the Astor Place Theater.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Mortgage Loan No. 10 — 21 Astor Place

The property’s in-place rent of $185.16 PSF for retail space is approximately 14% below market. Per the appraisal, market rent for the ground floor space in the subject neighborhood is $275 PSF for grade level corner space, $250 PSF for grade level midblock space, and $25 PSF for basement space, resulting in a blended market rate of $214.68 PSF for the property. The submarket has very strong demographics. For the year 2015, the estimated population is 287,820 and median household income is $92,625 within a one mile radius of the property.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Sales Price/ PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
85 Fifth Avenue	1901 / N/A	12,946	$6,643	100%	0.7	Anthropologie
470 Broome Street	1915 / 2012	20,164	$2,728	100%	0.8	SICIS
1107 Broadway	1915 / 2013	20,609	$2,742	21%	1.4	Citibank
710 Madison Avenue	1910 / N/A	7,500	$9,333	100%	2.9	Graff Diamonds
121 Greene Street	1900 / N/A	7,131	$3,842	100%	0.7	Warby Parker and Proenza Schouler

(1) Source: Appraisal.

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Historical occupancies are as of December 31 of each respective year.
(2)	Based on the June 4, 2015 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
FedEx	Baa1 / BBB / NR	6,751	60.7%	$188.52	3/31/2021
Starbucks	A3 / A- / A-	4,370	39.3%	$236.76	3/31/2025

(1)	Given the investment grade nature of FedEx and Starbucks, Base Rent PSF is calculated by taking the average rent over the life of the loan. The in-place rent PSF for Starbucks and FedEx is $203.69 and $173.16 respectively.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” fields whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Mortgage Loan No. 10 — 21 Astor Place

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	6,751	60.7	1,272,712	55.2	6,751	60.7%	$1,272,712	55.2%
2022	0	0	0.0	0	0.0	6,751	60.7%	$1,272,712	55.2%
2023	0	0	0.0	0	0.0	6,751	60.7%	$1,272,712	55.2%
2024	0	0	0.0	0	0.0	6,751	60.7%	$1,272,712	55.2%
2025 & Beyond	1	4,370	39.3	1,034,638	44.8	11,121	100.0%	$2,307,351	100.0%
Total	2	11,121	100.0%	$2,307,351	100.0%

(1)	Based on the underwritten rent roll dated June 4, 2015. Given the investment grade nature of FedEx and Starbucks, Base Rent is calculated by taking the average rent over the life of the loan.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$2,007,471	$2,025,950	$2,189,952	$2,274,139	$2,059,140	$185.16	80.3%
Vacant Income	0	0	0	0	0	0	0.0%
Rent Steps	0	0	0	0	248,211	22.32	9.7%
Gross Potential Rent	$2,007,471	$2,025,950	$2,189,952	$2,274,139	$2,307,351	$207.48	90.0%
Total Reimbursements(4)	0	0	0	0	256,284	23.05	10.0%
Net Rental Income	$2,007,471	$2,025,950	$2,189,952	$2,274,139	$2,563,635	$230.52	100.0%
(Vacancy/Collection Loss)(5)	0	0	0	0	(76,909)	(6.92)	(3.0%)
Other Income	0	0	0	0	0	0	0.0%
Effective Gross Income	$2,007,471	$2,025,950	$2,189,952	$2,274,139	$2,486,726	$223.61	97.0%
Total Expenses	$474,824	$493,438	$600,846	$545,570	$669,230	$60.18	26.9%
Net Operating Income	$1,532,647	$1,532,512	$1,589,106	$1,728,569	$1,817,495	$163.43	73.1%
Total TI/LC, Capex/RR	0	0	0	0	1,668	0.15	0.1%
Net Cash Flow	$1,532,647	$1,532,512	$1,589,106	$1,728,569	$1,815,827	$163.28	73.0%

(1)	The TTM column represents the trailing twelve month period ending June 30, 2015.
(2)	Given the investment grade nature of FedEx and Starbucks, Gross Potential Rent is calculated by taking the average rent over the life of the loan.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Total Reimbursements underwritten based on contractual lease terms and underwritten real estate tax expense.
(5)	Although the property is currently 100% occupied, a 3% market vacancy factor is underwritten.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Mortgage Loan No. 10 — 21 Astor Place

Property Management. The property is managed by Astor Partners V LLC, an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow, $137,416 for real estate taxes, $2,319 for insurance and $7,392 for condominium funds.

Tax Escrows: On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $45,805.

Insurance Escrows: On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums due for the renewal of the coverage afforded by the policies, currently equal to $464.

Replacement Reserves: On a monthly basis, the borrower is required to escrow $139 for replacement reserves.

Condominium Funds: (i) In the event that the borrower fails to provide the lender evidence of paying monthly condominium charges directly and for the full preceding 3 month period, the borrower will be required to make monthly deposits in an amount, as determined by the lender, which would be sufficient to pay the condominium common charges payable for the next ensuing month and (ii) at any other time if the lender determines funds in the account are insufficient, the borrower will be required to deposit funds to cover such deficiency.

Major Tenant Reserve: Within 5 business days after either of the FedEx or Starbucks tenant (i) going dark; (ii) giving notice of non-renewal or non-extension of its lease; (iii) lease expiration; (iv) giving notice to terminate its lease for all or any portion of the space; or (v) being any default under its lease, the borrower will be required to deposit the sum of $1,500,000 (or a satisfactory letter of credit in lieu of a cash deposit) for each such tenant’s termination event.

Lockbox / Cash Management. The 21 Astor Place loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to deposit all rents directly to the lockbox account. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

“Cash Sweep Period” means an event of default.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Mortgage Loan No. 11 — Hendry Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 3 Properties
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	1.8%	Net Rentable Area (Units):	325
Loan Purpose:	Refinance	Location:	Various, FL
Borrower:	Summer Lake Villas LLC	Year Built / Renovated:	Various / Various
Sponsor:	Adam Hendry	Occupancy:	94.2%
Interest Rate:	4.8900%	Occupancy Date:	5/15/2015
Note Date:	6/16/2015	Number of Tenants:	N/A
Maturity Date:	7/6/2025	2012 NOI(1):	N/A
Interest-only Period:	36 months	2013 NOI(1):	N/A
Original Term:	120 months	2014 NOI:	$1,124,141
Original Amortization:	360 months	TTM NOI(2):	$1,784,075
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.6%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$4,045,702
Lockbox:	Springing	UW Expenses:	$1,945,794
Additional Debt:	No	UW NOI:	$2,099,908
Additional Debt Balance:	N/A	UW NCF:	$1,994,096
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$34,950,000 / $107,538
Additional Future Debt Permitted:	No	Appraisal Date:	April 2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$80,000
Taxes:	$103,404	$25,851	N/A	Maturity Date Loan / Unit:	$70,655
Insurance:	$192,264	$21,363	N/A	Cut-off Date LTV:	74.4%
Replacement Reserves:	$8,818	$8,818	N/A	Maturity Date LTV:	65.7%
Engineering Reserve:	$103,557	N/A	N/A	UW NCF DSCR:	1.21x
Holdback(3):	$1,000,000	N/A	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	100.0%	Payoff Existing Debt	$16,562,275	63.7%
			Return of Equity	7,597,118	29.2
			Upfront Reserves	1,408,043	5.4
			Closing Costs	432,564	1.7
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The properties were acquired in 2012 and 2013. Portfolio financials were not available for 2012 or 2013.
(2)	Represents trailing twelve months ending April 30, 2015.
(3)	The loan has a holdback reserve with respect to certain zoning matters at the Summer Lake Villas property. The zoning matters are with respect to a recently acquired portion of the Summer Lake Villas property being rezoned into a master planned unit development (consistent with the current zoning of the remainder of the property). At origination the borrower funded a $1.0 million reserve, which will be released to the borrower upon completion of such rezoning and upon satisfaction of certain other conditions. If such rezoning is not completed within 270 days of origination, such reserve will be retained by the lender as additional collateral for the loan. The borrower has requested release of the reserve.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Mortgage Loan No. 11 — Hendry Multifamily Portfolio

The Loan. The Hendry Multifamily Portfolio loan is a $26.0 million first mortgage loan secured by the fee interest in a 325 unit portfolio of three multifamily properties located in New Port Richey, Riviera Beach and Fort Lauderdale, Florida. The loan has a 10-year term and will amortize on a 30-year schedule after a three-year interest only period.

The Borrower. The borrowing entity for the loan is Summer Lake Villas LLC, a Florida limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Adam Hendry. Mr. Hendry is the founder and a managing director of Tzadik Management. Tzadik Management is a real estate firm that provides property management, development and capital markets services. Tzadik Management has managed over $300 million in real estate across the state of Florida including multifamily, office and industrial.

The Properties. The portfolio consists of three garden-style multifamily properties located in New Port Richey, Riviera Beach and Fort Lauderdale, Florida. The properties have an aggregate of 325 units. As of May 15, 2015, the portfolio was 94.2% leased.

Portfolio Summary (1)

Property	Location	Units	Year Built	Allocated Loan Amount	Allocated Loan Amount / Unit	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Summer Lake Villas	New Port Richey, FL	144	2003	$14,783,265	$102,662	56.9%	$21,700,000	$1,078,162
Spinnaker Landing	Riviera Beach, FL	123	1990	7,525,620	$61,184	28.9	8,650,000	656,374
New River	Fort Lauderdale, FL	58	1968	3,691,115	$63,640	14.2	4,600,000	259,560
Total/Wtd. Avg.		325		$26,000,000	$80,000	100.0%	$34,950,000	$1,994,096

(1) Based on the underwritten rent roll dated May 15, 2015.

Summer Lake Villas

Summer Lakes Villas is located in New Port Richey, Florida approximately 25 miles from Tampa. The property consists of 13 predominately three-story apartment buildings that surround a large pond in the center of an 11.4 acre site. The property contains 144 units including 23 three-bedroom units (16.0%) and 121 five-bedroom units (84.0%). Property amenities include a clubhouse, fitness center, beauty shop, leasing office, pool, sun deck, elevators in every building, putting green and a lakeside gazebo. Each unit features a full appliance package including private bathrooms for each room, electric range/oven, fan-hood, frost-free refrigerator with icemaker, microwave, garbage disposal and dishwasher. Additionally, as units have turned, management has installed granite counter tops and upgraded hardware and fixtures. As of May 15, 2015, the property was 90.3% leased.

The property is located in the Pasco submarket. The appraisal described the neighborhood as a stable area with a good mix of office, retail, multifamily and single-family residential developments. The site is conveniently located with respect to major roadways. Regional access to the property is provided by US19 and the Suncoast Parkway/Veterans Expressway. As of the fourth quarter of 2014, the submarket had a market vacancy of 4.5%.

Summer Lake Villas Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Three Bedroom / Four Bath	23	16.0%	23	100.0%	1,886	$1,325	$0.70	$1,177	$0.62
Five Bedroom / Five Bath	121	84.0	107	88.4	1,886	$1,535	$0.81	$1,351	$0.72
Total/Wtd. Avg.	144	100.0%	130	90.3%	1,886	$1,501	$0.80	$1,323	$0.70

(1) Based on the underwritten rent roll dated May 15, 2015.

(2) Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Mortgage Loan No. 11 — Hendry Multifamily Portfolio

Spinnaker Landing

Spinnaker Landing is located in Riviera Beach, Florida. The property consists of 23 two-story and three one-story garden style apartment buildings located on an 11.2 acre site. The property contains 123 units including 12 one-bedroom units (9.8%), 88 two-bedroom units (71.5%), 18 three-bedroom units (14.6%) and 5 four-bedroom units (4.1%). The sponsor acquired the property in 2013 and renovated the property, including performing unit upgrades with new countertops, cabinets, appliances, flooring and fixtures, as well as common area upgrades to the clubhouse, leasing office, fitness center, laundry rooms, maintenance area, pool, deck and playground. Each unit features a full appliance package including an electric range/oven, vent-hood, frost-free refrigerator and dishwasher. Additionally, renovated units have new appliances, granite countertops and new cabinets. As of May 15, 2015, the property was 95.9% leased.

The property is located in the Palm Beach submarket approximately 5 miles northwest of the West Palm Beach CBD. The appraisal described the property as conveniently located with respect to employment centers, major roadways and local entertainment destinations. Regional access to the neighborhood is provided by Interstate 95 and The Florida Turnpike. As of the February 2015, the submarket had a market vacancy of 3.4%.

The original builder utilized a form of bond financing to build the project that required the builder to set aside 20% of the units for “low-moderate” families at 80% of the Area Median Income (AMI) levels. The bonds were paid off and in 2013 the restrictive covenants that required the 20% income restrictions and all of the mandatory annual compliance reporting were removed by the Bond Trustee and Palm Beach Housing Authority. However, the builder had the 20% units written into the deed and the deed was not amended after 2013. The current owner still has a deed restriction that has regulatory requirements to be enforced or monitored. However, the current market rents achieved at the property are all below the 80% AMI restricted rent levels and are not affected by the rental rate restrictions.

Spinnaker Landing Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom / 1 Bath	12	9.8%	12	100.0%	762	$797	$1.05	$801	$1.05
Two Bedroom / 1.5 Bath	88	71.5	88	100.0%	940	$943	$1.00	$993	$1.06
Three Bedroom / 1.5 Bath	18	14.6	16	88.9%	1167	$1,144	$0.98	$1,199	$1.03
Four Bedroom/ 1.5 Bath	5	4.1	2	40.0%	1420	$1,259	$0.89	$1,250	$0.88
Total/Wtd. Avg.	123	100.0%	118	95.9%	975	$971	$1.00	1,015	$1.04

(1) Based on the underwritten rent roll dated May 15, 2015.

(2) Source: Appraisal.

New River

New River is located in Fort Lauderdale, Florida. The property consists of five, two-story walk-up-style apartment buildings located on a 1.6 acre site. The property contains 58 units including four one-bedroom units (6.9%), 52 two-bedroom units (89.7%) and 2 three-bedroom units (3.4%). The sponsor acquired the property in December 2012 and upon acquisition completely renovated the property, investing over $3.6 million or $62,500 per unit. As of May 15, 2015, the property was 100.0% leased.

The property is located in Fort Lauderdale approximately two miles northwest of the central business district. The appraisal described the property as conveniently located with respect to employment centers, major roadways and local entertainment destinations. Regional access to the property is provided by Interstate 95 and Interstate 595. As of the second half of 2014, Fort Lauderdale had a market vacancy of 4.9%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Mortgage Loan No. 11 — Hendry Multifamily Portfolio

New River Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom / 1 Bath	4	6.9%	4	100.0%	601	$879	$1.46	$846	$1.41
Two Bedroom / 1.5 Bath	52	89.7	52	100.0%	620	$995	$1.60	$919	$1.48
Three Bedroom / 1.5 Bath	2	3.4	2	100.0%	764	$1,095	$1.43	$1,095	$1.43
Total/Wtd. Avg.	58	100.0%	58	100.0%	624	$990	$1.59	920	$1.48

(1) Based on the underwritten rent roll dated May 15, 2015.

(2) Source: Appraisal.

Operating History and Underwritten Net Cash Flow

	2012(1)	2013(1)	2014	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	N/A	N/A	$3,599,610	$4,268,244	$4,653,724	$14,319	100.0%
Vacant Income	N/A	N/A	0	0	0	0	0.0%
Gross Potential Rent	N/A	N/A	$3,599,610	$4,268,244	$4,653,724	$14,319	100.0%
Reimbursements	N/A	N/A	0	0	0	0	0.0%
Net Rental Income	N/A	N/A	$3,599,610	$4,268,244	$4,653,724	$14,319	100.0%
(Vacancy/Collection Loss)(4)	N/A	N/A	(550,889)	(530,078)	(739,222)	(2,275)	(15.9%)
Other Income(4)	N/A	N/A	73,549	80,066	131,200	404	2.8%
Effective Gross Income(4)	N/A	N/A	$3,122,270	$3,818,232	$4,045,702	$12,448	86.9%
Total Expenses(5)	N/A	N/A	1,998,129	2,034,157	1,945,794	5,987	48.1%
Net Operating Income	N/A	N/A	$1,124,141	$1,784,075	$2,099,908	$6,461	51.9%
Replacement Reserves	N/A	N/A	0	0	105,812	326	2.6%
Net Cash Flow	N/A	N/A	$1,124,141	$1,784,075	$1,994,096	$6,136	49.3%

(1)	The properties were acquired in 2012 and 2013. Financials were not available for 2012 and 2013.
(2)	The TTM column represent the trailing twelve month period ending April 30, 2015.
(3)	% column represents percent of the Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Effective Gross Income exceeds the TTM because Underwritten Rents in Place, Vacancy/Collection Loss and Other Income are based on the annualized trailing three-months ending April 2015.
(5)	Underwritten Total Expenses are below the TTM because of an adjustment for certain expenses related to the Summer Lake Villas property’s Home Owners Association (“HOA”) expense. Now that the borrower has acquired all of the units, the HOA has been dissolved and those expenses will no longer be incurred.

Property Releases. After the lockout period and provided no event of default under the mortgage loan documents has occurred and is continuing, the borrower may release properties from the loan subject to the following conditions: (i) the borrower prepays or defeases for 125% of the allocated loan amount, (ii) the resulting DSCR is greater than the greater of (x) the DSCR for the trailing twelve month period immediately preceding the loan closing and (y) the trailing twelve month DSCR for the period immediately preceding the property release, (iii) the resulting LTV ratio is no greater than the lesser of (x) the LTV ratio immediately preceding origination and (y) the LTV ratio for the period immediately preceding the property release, and (iv) the resulting debt yield is equal to or greater than the greater of (x) 7.6% and (y) the debt yield for the period immediately preceding the property release.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Mortgage Loan No. 12 — Hampton Inn - Point Loma

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	The Bancorp Bank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,300,000	Title:	Fee
Cut-off Date Principal Balance:	$25,206,602	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	1.8%	Net Rentable Area (Rooms)(1):	207
Loan Purpose:	Refinance	Location:	San Diego, CA
Borrower:	Greenwood Holdings, LLC	Year Built / Renovated:	1991 / 2011-2015
Sponsor:	Imad T. Mansour	Occupancy / ADR / RevPAR(3):	71.7% / $133.70 / $95.80
Interest Rate:	4.5300%	Occupancy / ADR / RevPAR Date:	3/31/2015
Note Date:	5/1/2015	Number of Tenants:	N/A
Maturity Date:	5/5/2025	2012 NOI:	$2,490,191
Interest-only Period:	0 months	2013 NOI(2):	$2,401,995
Original Term:	120 months	2014 NOI(2):	$3,165,119
Original Amortization:	360 months	TTM NOI(3):	$3,415,981
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	71.7% / $133.70 / $95.80
Call Protection:	L(27),Def (89),O(4)	UW Revenues:	$7,581,950
Lockbox:	Springing	UW Expenses:	$4,607,880
Additional Debt:	No	UW NOI:	$2,974,070
Additional Debt Balance:	N/A	UW NCF:	$2,670,792
Additional Debt Type:	N/A	Appraised Value / Per Room:	$34,730,000 / $167,778
Additional Future Debt Permitted:	No	Appraisal Date:	2/28/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$121,771
Taxes:	$0	$24,950	N/A	Maturity Date Loan / Room:	$98,938
Insurance:	$11,580	$5,790	N/A	Cut-off Date LTV:	72.6%
FF&E Reserve:	$0	4% of gross monthly revenue	N/A	Maturity Date LTV:	59.0%
PIP Reserve:	$5,790,919	N/A	N/A	UW NCF DSCR:	1.73x
Debt Service Reserve:	$212,000	N/A	N/A	UW NOI Debt Yield:	11.8%
Builder’s Risk:	$9,400	N/A	N/A
Seasonality Reserve:	$0	Springing(4)	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,300,000	100.0%	Payoff Existing Debt	$15,410,497	60.9%
			Upfront Reserves	6,220,861	24.6
			Return of Equity	3,312,340	13.1
			Closing Costs	356,303	1.4
Total Sources	$25,300,000	100.0%	Total Uses	$25,300,000	100.0%

(1)	The PIP work will result in a reduction of the total number of rooms from a historical count of 208 to 207.
(2)	The property incurred significant water damage in May 2013 due to a faulty sprinkler head. The water damage affected 30 guestrooms, the 4,000 SF lobby area, breakfast area, breakfast kitchen, and a few offices and storage rooms. The borrower took the opportunity to renovate the exterior of the property during the restoration period. The entire project required the covering of windows and removal of air conditioner units, which resulted in many down rooms between May 2013 and May 2014. A total of 18,028 room nights were lost as a result of the renovations over this period.
(3)	Represents trailing twelve months ending March 31, 2015.
(4)	On each payment date occurring in July and August, the borrower is required to deposit $102,150 into a seasonality reserve account.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Mortgage Loan No. 12 — Hampton Inn - Point Loma

The Loan. The Hampton Inn - Point Loma loan is a $25.3 million first mortgage loan secured by the fee interest in a 207 room full service hotel located in San Diego, California. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Greenwood Holdings, LLC, a California limited liability company and special purpose entity, with one independent director. The borrowing entity is owned 84% by Newport Taft, Inc. and 16% by Mansour Brothers, Inc.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Imad T. Mansour. In 2004, Mr. Mansour founded Newport Taft, Inc. as a spinoff company from Mansour Brothers Inc. He initially grew the company through its investment and management of commercial real estate in Southern California and since then it has grown into a full service operator of hotels and commercial retail centers. Mr. Mansour has been a San Diego business owner and developer since 1980 and currently owns eight properties in the San Diego area, including one other hotel property, which have an estimated market value in excess of $82 million.

The Property. The property is a 207-room full service Hampton Inn located in San Diego, California. The property was originally constructed in 1991 and renovated between 2011 and 2015. Common area amenities include an in-ground pool, spa, gym, business center, conference room and sundry store. In 2014, the property received the 2014 TripAdvisor Certificate of Excellence Award.

Although the property is currently under the Hampton Inn flag, a Hilton Hotels (“Hilton”) brand, the borrower is in the process of converting to a Four Points Sheraton hotel, which is a Starwood Hotels & Resorts Worldwide (“Starwood”) brand. The new 20-year franchise agreement has been executed and will commence upon the completion of the property improvement plan (“PIP”) work identified in the franchise agreement. Approximately $5.8 million was escrowed at closing to cover the entirety of the PIP project. Improvements include the addition of a full service restaurant/bar, as well as upgrades to the guest rooms, corridors, signage areas, fitness center and pool deck. Work on the property commenced in January 2015 and is anticipated to be completed by November 2015. Commencement of the franchise agreement is contingent on the satisfactory completion of the PIP work in accordance with the schedule agreed upon with Starwood.

The conversion to a Starwood-branded flag is expected to benefit the property’s operations due to a higher brand contribution to transient revenue through Starwood’s strong rewards program, reduced competition for rewards customers as there are not many Starwood-branded hotels in the area, and increased flexibility in Food & Beverage (“F&B”) services. The borrower plans to increase the F&B offerings with an onsite restaurant, which is expected to increase revenues since Starwood’s franchise agreement does not include fees on F&B revenues or require that guests be offered a free continental breakfast as required under the existing Hilton franchise agreement.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Hampton Inn - Point Loma(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	71.3%	$112.87	$80.48	77.2%	$115.92	$89.51	108.3%	102.7%	111.2%
2013	69.8%	$113.25	$79.05	65.5%	$118.79	$77.79	93.8%	104.9%	98.4%
2014	65.6%	$121.86	$79.94	71.2%	$127.05	$90.44	108.5%	104.3%	113.1%

(1)	Source: Appraisal. The competitive set consists of the following hotels: DoubleTree San Diego, Handlery Hotel San Diego, Hilton San Diego Mission Valley, and Holiday Inn San Diego Mission Valley.
(2)	Based on borrower’s historical financial statements.

The Market. The property is located in San Diego, California in the Point Loma submarket. Point Loma is a seaside community within the city of San Diego. San Diego is part of the San Diego-Carlsbad-San Marcos Metropolitan Statistical Area (MSA), also known as Greater San Diego. San Diego, the primary city and economic core of the MSA has a population of approximately 1.3 million based on 2013 data, is the eighth-largest city in the United States and the second-largest city in California. The local

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Mortgage Loan No. 12 — Hampton Inn - Point Loma

beaches, Balboa Park, Belmont Park, San Diego Zoo, San Diego Wild Animal Park, and SeaWorld San Diego are some of the attractions that bring over 30 million visitors annually into the region, collectively spending over $15 billion annually. San Diego’s cruise ship industry is the second largest in California, injecting an estimated $2.0 million into the local economy per ship.

The property is located on Greenwood Street, in the northeastern portion of Point Loma. It is centrally located on a 2.51-acre site in San Diego, California, is less than 1 mile from both Sea World of San Diego and from the San Diego Airport, and is 4.1 miles from the San Diego CBD. Additionally, the property lies adjacent to two of San Diego’s busiest thoroughfares, Interstate-5 and Interstate-8, which afford convenient access to local and regional travelers as well.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	77.2%	65.5%	71.2%	71.7%	71.7%
ADR	$115.92	$118.79	$127.05	$133.70	$133.70
RevPAR	$89.51	$77.79	$90.44	$95.80	$95.80
Room Revenue	$6,795,478	$5,905,456	$6,866,002	$7,273,155	$7,238,188	$34,967	95.5%
Food and Beverage	0	0	0	0	0	0	0.0%
Other Departmental Revenues	103,545	171,018	343,444	344,584	343,762	1,661	4.5%
Total Revenue	$6,899,023	$6,076,474	$7,209,446	$7,617,739	$7,581,950	$36,628	100.0%
Room Expense	1,334,951	1,236,371	1,311,519	1,335,904	1,335,904	6,454	18.5%
Food and Beverage Expense	364,687	359,787	367,955	379,124	379,124	1,832	0.0%
Other Departmental Expenses	101,145	80,605	76,126	83,332	83,332	403	24.2%
Departmental Expenses	$1,800,783	$1,676,763	$1,755,600	$1,798,360	$1,798,360	$8,688	23.7%
Departmental Profit	$5,098,240	$4,399,711	$5,453,846	$5,819,379	$5,783,590	$27,940	76.3%
Operating Expenses	$2,289,970	$1,698,552	$1,973,025	$2,075,970	$2,435,643	$11,766	32.1%
Gross Operating Profit	$2,808,270	$2,701,159	$3,480,821	$3,743,409	$3,347,947	$16,174	44.2%
Fixed Expenses	318,079	299,164	315,702	327,428	373,877	1,806	4.9%
Net Operating Income	$2,490,191	$2,401,995	$3,165,119	$3,415,981	$2,974,070	$14,367	39.2%
FF&E Reserve(4)	0	0	0	0	303,278	1,465	4.0%
Net Cash Flow	$2,490,191	$2,401,995	$3,165,119	$3,415,981	$2,670,792	$12,902	35.2%

(1)	Represents trailing twelve months ending March 31, 2015.
(2)	Per room values are based on 207 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense, and Other Department Expenses, which are based on their corresponding revenue line items.
(4)	FF&E Reserve is underwritten at 4% of Total Revenue.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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144

Mortgage Loan No. 13 — Hilton Arden West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,700,000	Title:	Fee
Cut-off Date Principal Balance:	$23,700,000	Property Type – Subtype:	Hotel – Full Service
% of Pool by IPB:	1.7%	Net Rentable Area (Rooms):	335
Loan Purpose:	Acquisition	Location:	Sacramento, CA
Borrower:	SAC Hospitality LLC	Year Built / Renovated:	1985 / 2013
Sponsor:	Westmont Hospitality Group	Occupancy / ADR / RevPAR(1):	74.3% / $104.19 / $77.40
Interest Rate:	4.5600%	Occupancy Date:	4/30/2015
Note Date:	6/16/2015	Number of Tenants:	N/A
Maturity Date:	7/6/2020	2012 NOI:	$1,887,587
Interest-only Period:	12 months	2013 NOI:	$2,375,089
Original Term:	60 months	2014 NOI:	$2,788,580
Original Amortization:	360 months	TTM NOI(1):	$3,327,928
Amortization Type:	IO-Balloon	UW Economic Occupancy / ADR / RevPAR:	74.3% / $104.19 / $77.40
Call Protection:	L(25), Def(31), O(4)	UW Revenues:	$15,526,972
Lockbox:	Springing	UW Expenses:	$12,113,368
Additional Debt:	No	UW NOI:	$3,413,604
Additional Debt Balance:	N/A	UW NCF:	$2,792,525
Additional Debt Type:	N/A	Appraised Value / Per Room(2):	$38,260,000 / $114,209
Additional Future Debt Permitted:	No	Appraisal Date(2):	5/6/2017

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$70,746
Taxes:	$86,014	$28,671	N/A	Maturity Date Loan / Room:	$66,104
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV(2):	61.9%
PIP Reserve:	$3,750,000	N/A	N/A	Maturity Date LTV(2):	57.9%
FF&E Reserve:	$0	Springing(4)	N/A	UW NCF DSCR:	1.92x
				UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,700,000	71.0%	Purchase Price	$29,000,000	86.9%
Borrower Equity	9,670,802	29.0	Upfront Reserves	3,836,014	11.5
			Closing Costs	534,788	1.6
Total Sources	$33,370,802	100.0%	Total Uses	$33,370,802	100.0%

(1)	Represents trailing twelve months ending April 30, 2015.

(2)	The Cut-Off Date LTV and the Maturity Date LTV are based on the “as stabilized” value. The “as-is” appraised value is $30,460,000 as of May 6, 2015, and the Cut-off Date LTV and Maturity Date LTV calculated using the “as-is” appraised value are 77.8% and 72.7%, respectively.

(3)	Insurance escrows are not required for so long as the property is covered under a blanket or umbrella policy, provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to policies acceptable to the lender

(4)	Beginning on August 6, 2016, FF&E escrows will be collected at the greater of (i) 4% of underwritten revenues for the second calendar month immediately prior to the applicable monthly payment date, (ii) the deposit required by the franchisor under the franchise agreement or (iii) $51,757.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Mortgage Loan No. 13 — Hilton Arden West

The Loan. The Hilton Arden West loan is a $23.7 million first mortgage loan secured by the fee interest in a 335-room full service hotel property located in Sacramento, California. The loan has a five-year term and will amortize on a 30-year schedule after an initial 12 month interest only period.

The Borrower. The borrowing entity for the Hilton Arden West loan is SAC Hospitality LLC, a Delaware limited liability company and a special purpose entity with one independent director. The borrowing entity is indirectly 100% owned by Westmont Investments, LLC.

The Sponsor. The loan’s sponsor is Westmont Hospitality Group (“Westmont”). Westmont is one of the largest privately-held hospitality organizations in the world and currently operates over 500 hotels across three continents. Westmont has co-owned, and through its subsidiaries, operated over 800 hotels in North America. Currently, Westmont has ownership interests in excess of 400 hotels across North America, consisting of approximately 85,000 rooms. The majority of these hotels are operated under franchise agreements with international franchisors. Westmont’s portfolio in North America consists of a wide variety of hotel brands including Hilton, Fairmont, Hyatt, Radison, Crowne Plaza, DoubleTree, Holiday Inn, Holiday Inn Express, Comfort Inn, Travelodge and InTown Suites. Westmont has been the sponsor on numerous securitized loans. Westmont was recently the sponsor of a $360 million single borrower transaction (BBCMS 2015-RRI) that financed 89 Red Roof Inns. The loan’s non-recourse carveout guarantor is R-Roof Assets, LLC, an entity solely owned by the Westmont principals that has a reported net worth in excess of $16 million, cash in excess of $1.275 million and current assets of approximately $4.350 million.

The Property. The property is a 12-story 335-room full service hotel property located in Sacramento, California that was built in 1985. The property provides surface level parking and has a total of 404 outdoor parking spaces, or 1.21 parking spaces per room. With respect to the trailing twelve months period ending April 30, 2015, the property was 74.3% occupied.

The property includes 17,763 SF of meeting space, an outdoor pool, a spa, an exercise room, a business center, and a gift shop. The property includes one full service restaurant, the Harvard Street Grill, which serves three meals daily and has a seating capacity of 96. The property also features a bar, the Cameo Lounge, which has seating capacity of 39. Renovations in mid-2014 included a new concrete pool patio and patio furniture; new carpeting and soft goods in 66 guestrooms; new hallway carpeting and light diffusers; new tile flooring in the lobby elevator area; the conversion of three meeting rooms on the second floor to guestrooms; new wall vinyl on the 11th and 12th executive floor rooms; new closet doors, sheers and drapery in all room; and new sofas and chairs in rooms on floors 2 through 8. These renovations were reported by the sponsor to cost approximately $1.5 million. Prior renovations included new exterior paint and caulking at a cost of approximately $300,000 in 2013; new lobby furniture and décor in 2013; new parking turn stops in 2013, making it possible to collect parking revenue from guests and meeting/group visitors; and new heat pumps were added to 88 guestrooms in late 2012. The property is currently undergoing a franchisor-mandated PIP as a condition to the renewal of the franchise agreement, which was approved on June 4, 2015. $3.75 million was escrowed at loan closing and the work is required to be completed primarily in the 12 months following the franchise agreement commencement date, with a required completion date for all items of 48 months following the commencement date. The current franchise agreement expires on June 4, 2030.

The property has contracts with businesses which allow for discounted rates in exchange for the higher volume of rooms the businesses reserve throughout the year. Some of the larger accounts include Apple, AT&T, Bank of America, Blue Diamond, Cisco, Deloitte & Touche, Dow Chemical, General Electric, Hewlett Packard, Lockheed Martin, Nationwide Insurance, Northrop Grumman, PG&E, Sutter Health, UC Davis Medical Center, and Wells Fargo. All of these businesses are located in the immediate vicinity of the property. The property also has a contract with Southwest Airlines whereby Southwest Airlines can take up to 65 room nights per night at $81.00/room/night. Southwest is required to provide the property with the exact room requirements approximately two weeks prior to the beginning of each month. Southwest Airlines’ usage has ranged from 50 to 60 rooms per night ($120,000-$140,000 per month of room revenue).

The Market. The property is located in Sacramento, California. Sacramento is the state capital of California and enjoys the stability of a large public sector. Despite Governor Brown’s 4.5% funding reduction of government operations, state government payrolls have advanced at a faster pace than total employment since 2013. Sacramento is the home of UC Davis and California State University Sacramento. Sacramento benefits from its lower cost-of-living relative to San Francisco and in recent years, numerous employers have moved to or established Sacramento offices. The appraiser projects that Sacramento will continue to see positive

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Mortgage Loan No. 13 — Hilton Arden West

office absorption. The local primary competitive hotel set, including the Hilton Arden West, contains 1,786 rooms across six hotels. According to a third party data provider, the subject’s Central Valley lodging market grew 9.9% during the December 2014 trailing twelve months. According to a third party data provider, Sacramento RevPar is expected to grow by 6.7% in 2015 for all hotels. The subject is about three miles northeast of the Sacramento Central Business District. It is located directly north of Highway 160 and west of Business 80 (Capital City Freeway). The immediate neighborhood consists of a mixture of commercial and light industrial uses, with some residential uses located along secondary streets. Just east of the area is Arden Fair Mall, anchored by Macy’s, Nordstrom, JC Penney, and Sears. Many other national chain retailers and limited service lodging facilities lie in the area as well. The subject is also just west of the Cal Expo, home of the California State Fair, which includes a full horse racing track, multiple exposition buildings, and a water park. In addition, California State University Sacramento is to the south of the subject property. The City of Sacramento is subsidizing the construction of a basketball arena, which is expected to open downtown in Fall 2016, which includes a hotel, housing and offices. The appraiser reports that the new hotel development will be offset by the additional demand generated by the new arena.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Hilton Arden West			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	68.0%	$102.35	$69.58	57.0%	$106.33	$60.56	83.8%	103.9%	87.0%
2014	71.5%	$106.48	$76.16	70.1%	$102.88	$72.09	98.0%	96.6%	94.7%
2015(2)	75.1%	$112.70	$84.60	74.3%	$104.19	$77.40	98.9%	92.5%	91.5%

(1)	Source: Third party data provider and historical property financial statements. The competitive set contains the following properties: Crowne Plaza Sacramento Northeast, Holiday Inn Sacramento Capitol Plaza, Doubletree Sacramento, Marriott Sacramento Rancho Cordova and Courtyard Sacramento Cal Expo.

(2)	Represents the trailing year to date period ending April 30, 2015.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room (2)	%(3)
Occupancy	57.0%	57.0%	70.1%	74.3%	74.3%
ADR	$102.45	$106.33	$102.88	$104.19	$104.19
RevPAR	$58.43	$60.56	$72.09	$77.40	$77.40
Room Revenue	$7,164,277	$7,405,338	$8,814,279	$9,464,135	$9,464,135	$28,251	61.0%
Food and Beverage	4,875,584	5,137,169	5,324,954	5,303,269	5,303,269	15,831	34.2%
Other Department Revenues	320,769	509,375	419,744	759,568	759,568	2,267	4.9%
Total Revenue	$12,360,630	$13,051,882	$14,558,977	$15,526,972	$15,526,972	$46,349	100.0%
Room Expense	2,061,800	2,305,295	2,825,088	2,988,007	2,988,007	8,919	31.6%
Food and Beverage Expense	3,128,863	3,520,045	3,741,347	3,797,078	3,797,078	11,335	71.6%
Other Departmental Expenses	214,262	101,755	63,855	63,730	63,730	190	8.4%
Departmental Expenses	$5,404,925	$5,927,095	$6,630,290	$6,848,815	$6,848,815	$20,444	44.1%
Departmental Profit	$6,955,705	$7,124,787	$7,928,687	$8,678,157	$8,678,157	$25,905	55.9%
Operating Expenses	$4,342,293	$4,383,363	$4,596,775	4,832,586	$4,667,784	$13,934	30.1%
Gross Operating Profit	$2,613,412	$2,741,424	$3,331,912	3,845,571	$4,010,373	$11,971	25.8%
Fixed Expenses	725,825	366,335	543,332	517,643	596,769	1,781	3.8%
Net Operating Income	$1,887,587	$2,375,089	$2,788,580	$3,327,928	$3,413,604	$10,190	22.0%
FF&E(4)	494,425	522,075	582,359	621,079	621,079	1,854	4.0%
Net Cash Flow	$1,393,162	$1,853,013	$2,206,221	$2,706,849	$2,792,525	$8,336	18.0%

(1)	The TTM column represents the trailing twelve month period ending April 30, 2015.

(2)	Per Room values based on 335 rooms.

(3)	% column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

(4)	FF&E is underwritten at 4.0% of Total Revenue.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

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148

Mortgage Loan No. 14 — 2500 South Damen Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Benefit Street Partners CRE Finance LLC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,100,000	Title:	Fee
Cut-off Date Principal Balance:	$23,100,000	Property Type - Subtype:	Industrial – Cold Storage
% of Pool by IPB:	1.6%	Net Rentable Area (SF)(1):	128,200
Loan Purpose:	Acquisition	Location:	Chicago, IL
Borrowers:	Damen Freezer Owners, LLC; Damen Cold Storage Owners, LLC; Damen Warehouse Owners, LLC	Year Built / Renovated:	2003 / N/A
Sponsor:	Arnold Gumowitz	Occupancy:	100.0%
		Occupancy Date:	8/6/2015
		Number of Tenants:	1
Interest Rate:	4.3000%	2012 NOI(2):	N/A
Note Date:	5/28/2015	2013 NOI(2):	N/A
Maturity Date:	6/6/2025	2014 NOI(2):	N/A
Interest-only Period:	36 months	TTM NOI(2):	N/A
Original Term:	120 months	UW Economic Occupancy:	98.0%
Original Amortization:	360 months	UW Revenues:	$2,125,299
Amortization Type:	IO-Balloon	UW Expenses:	$63,759
Call Protection:	L(26),Def(90),O(4)	UW NOI:	$2,061,540
Lockbox:	Hard	UW NCF:	$2,048,720
Additional Debt:	No	Appraised Value / Per SF:	$33,000,000 / $257
Additional Debt Balance:	N/A	Appraisal Date:	5/7/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves	Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$0	Springing(3)	N/A	Maturity Date Loan / SF:	$157
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$0	$1,068	N/A	Maturity Date LTV:	61.0%
				UW NCF DSCR:	1.49x
				UW NOI Debt Yield:	8.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,100,000	69.5%	Purchase Price	$33,000,000	99.3%
Sponsor’s Equity	10,135,512	30.5	Closing Costs	235,512	0.7
Total Sources	$33,235,512	100.0%	Total Uses	$33,235,512	100.0%

(1)	Represents approximately 6.6 million cubic feet of cold storage space.
(2)	The property was acquired by the sponsor in 2015. Historical financials are not available.
(3)	To the extent of any taxes or insurance are paid directly by the tenant, the borrower has no obligation to make either its monthly (a) tax deposit, or (b) insurance deposit, so long as (i) no event of default has occurred and is continuing; (ii) the tenant is responsible, pursuant to the terms of its lease, for the direct payment of such taxes and for maintaining such insurance and no default has occurred under its lease; and (iii) the lender receives satisfactory evidence that all taxes and insurance payments have been made in full

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Mortgage Loan No. 14 — 2500 South Damen Avenue

The Loan. The 2500 South Damen Avenue loan, is a $23.1 million first mortgage loan secured by the fee interest in a 128,200 SF (approximately 6.6 million cubic feet) build-to-suit, state-of-the-art, cold and frozen storage facility located in Chicago, Illinois. The loan has a 10-year term with an interest-only period of 36 months and a 30-year amortization schedule thereafter.

The Borrower. The borrowing entities for the loan are: Damen Freezer Owners, LLC; Damen Cold Storage Owners, LLC; and Damen Warehouse Owners, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Sponsor. The loan’s sponsor and non-recourse carve-out guarantor is Arnold Gumowitz. Mr Gumowitz controls all of the three tenants-in-common. Mr. Gumowitz is the owner or manager of more than 50 real estate assets, consisting of several New York City multifamily assets, net leased grocery stores, and industrial properties with a focus on nationally recognized, high quality tenants. Mr. Gumowitz’s real estate holdings are currently valued in excess of $750 million and his personal financial statement reflects a net worth exceeding $218 million, with approximately $5 million of liquidity. Mr. Gumowitz’s ties to the grocery industry (he owns 21 grocery stores across the country) provide him with knowledge and resources relevant to the cold storage space. The property is his fourth cold storage investment. He owns a Preferred Freezer facility in Avon, Connecticut, a 768,000 SF Preferred Freezer warehouse facility in Indianapolis, Indiana, and recently purchased a freezer location (Chicago II – 4500 West Ann Lurie Place).

The Property. Preferred Freezer (“Preferred”) constructed the 2500 South Damen Avenue property in 2003 as a build-to-suit, state-of-the-art, cold and frozen storage facility. In 2005, as part of a sale-leaseback transaction, Preferred entered into a 25 year absolute net lease at the subject property. The lease expires in 2030 with four, five-year extensions options through July 2050. The lease contains contractual escalations of approximately 10% in years 2020 and 2025 (and subsequently for each option period). The building was designed to maximize density with approximately 6.6 million cubic feet of capacity and 59 feet clear heights, creating a high capacity to floor area ratio. Features at the property include: a 22,200 SF refrigerated loading/unloading dock; 16 dock doors with levelers and seals; private quality assurance laboratories for onsite sampling; designated inspection areas for government agencies; 24-hour onsite security; a 100% diesel backup generator that is capable of powering the facility for several weeks; computerized inventory management system; freight consolidation capabilities; and other ancillary services for its clients (repacking, weighing, labeling, etc.). A major strength of the property is the high percentage of freezer buildout (78.0%) and cooler area (17.3%) and the large freezer space (5.9 million cubic feet) created by the 59 feet clear height. Several hundred customers currently utilize the building. The top 10 customers utilize 30% of the cubic capacity and the top 20 customers account for over 60% of capacity. Over the past ten years, the building has averaged 95% capacity. The client roster primarily consists of multinational corporations.

Preferred, headquartered in Chatham, New Jersey, offers state-of-the-art, full service temperature-controlled warehouses throughout the United States. The company began providing cold storage services in 1989, with a 1.3 million SF refrigerated warehouse in Perth Amboy, New Jersey, with 25 full-time employees and gross revenues of $3.6 million. It has since grown to become one of the largest refrigerated warehousing companies in the world, with more than 213 million cubic feet of warehouse space in the United States and 258 million cubic feet globally, ranking the company as the fourth largest cold storage company in both North America and the world. Currently, the company operates 35 facilities in nine nationwide regions, with three additional facilities coming online in 2015. Preferred has carved out a niche in the seafood industry and reportedly handles approximately 80% of the U.S. seafood imports and exports. In 2008, Fenway Partners, a New York-based private equity firm, acquired a majority stake in Preferred, with the CEO, John Galiher, management and employees retaining a significant stake in the company.

The Market. The property is located within Chicago’s “City South” industrial corridor. The City South submarket benefits from its linkages provided by a well-developed highway system and being located in close proximity to Interstates 90/94, 294, and 55, as well as its proximity to Midway International Airport and the Chicago CBD. The property is strategically located less than 0.5 miles from Interstate 55, less than 1.5 miles from Interstate 90, less than two miles from Interstate 290, and less than three miles from downtown Chicago’s Lake Michigan waterfront. The property is located in one of Chicago’s busiest industrial corridors and is across the street from the Chicago International Produce Market and near the Chicago Canal – the only shipping link between the Mississippi River and the Great Lakes region. Chicago’s demand for logistics space is consistently strong as its central location and existing infrastructure make it a desired location for most companies’ supply chain models. The property is located

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Mortgage Loan No. 14 — 2500 South Damen Avenue

in a dense infill location that is accessible by tractor trailers with open lots with a wide turning radius. As of the Q1 2015, the total industrial inventory in the subject’s submarket was roughly 142 million SF, or 11.79% of the overall MSA. Vacancy in Q1 2015 was 4.4%. Further, from 2010 to Q1 2015, there has been no new construction undertaken, highlighting the scarcity of available developable parcels.

Historical and Current Occupancy(1)

2011	2012	2013	2014	Current
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	The property has been 100.0% occupied by Preferred Freezer since 2005.

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Preferred Freezer	NR/NR/NR	128,200	100.0%	$16.92	7/31/2030

Lease Rollover Schedule

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025 & Beyond	1	128,200	100.0	2,168,672	100.0	128,200	100.0%	$2,168,672	100.0%
Total	1	128,200	100.0%	$2,168,672	100.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Mortgage Loan No. 14 — 2500 South Damen Avenue

Operating History and Underwritten Net Cash Flow(1)

	Underwritten	PSF	%(2)
Rents in Place	$2,168,672	$16.92	100.0%
Percentage Rent	0	0.00	0.0%
Gross Potential Rent	$2,168,672	$16.92	100.0%
Total Reimbursements	0	0.00	0.0%
Net Rental Income	$2,168,672	$16.92	100.0%
(Vacancy/Collection Loss)	(43,373)	(0.34)	(2.0%)
Other Income	0	0.00	0.0%
Effective Gross Income	$2,125,299	$16.58	98.0%
Total Expenses	$63,759	$0.50	3.0%
Net Operating Income	$2,061,540	$16.08	97.0%
Replacement Reserves	12,820	$0.10	0.6%
Net Cash Flow	$2,048,720	$15.98	96.4%

(1)	The property was acquired by the sponsor in 2015. Historical financials are not available.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Mortgage Loan No. 15 — FL OH Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Portfolio of 6 Properties
Original Principal Balance:	$21,040,000	Title:	Fee
Cut-off Date Principal Balance:	$21,040,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	1.5%	Net Rentable Area (Units):	543
Loan Purpose:	Refinance	Location(2):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(2):	Various/2013 - 2014
Sponsor:	Arbor Realty SR, Inc.	Occupancy:	93.7%
Interest Rate:	4.3700%	Occupancy Date:	3/31/2015
Note Date:	3/3/2015	Number of Tenants:	N/A
Maturity Date:	3/6/2025	2012 NOI:	$1,695,601
Interest-only Period:	24 months	2013 NOI:	$1,937,049
Original Term:	120 months	2014 NOI:	$2,103,399
Original Amortization:	360 months	TTM NOI(3):	$2,137,835
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.1%
Call Protection:	L(29),Def(87),O(4)	UW Revenues:	$3,887,144
Lockbox:	Soft	UW Expenses:	$1,631,150
Additional Debt:	No	UW NOI:	$2,255,994
Additional Debt Balance:	N/A	UW NCF:	$2,093,094
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$29,190,000 / $53,757
Additional Future Debt Permitted:	No	Appraisal Date:	Various

Escrows and Reserves	Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$38,748
Taxes:	$109,998	$28,569	N/A	Maturity Date Loan / Unit:	$32,980
Insurance:	$0	Springing(4)	N/A	Cut-off Date LTV:	72.1%
Replacement Reserve:	$0	$13,892	N/A	Maturity Date LTV:	61.3%
Engineering Reserve:	$108,748	N/A	N/A	UW NCF DSCR:	1.66x
Radon Gas Remediation Reserve:	$3,000	N/A	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,040,000	100.0%	Payoff Existing Debt	$19,032,878	90.5%
			Closing Costs	263,487	1.3
			Upfront Reserves	221,746	1.1
			Return of Equity	1,521,889	7.2
Total Sources	$21,040,000	100.0%	Total Uses	$21,040,000	100.0%

(1)	Please refer to “The Borrowers” below.
(2)	Please refer to “The Properties” below.
(3)	Represents trailing twelve months ending March 31, 2015.
(4)	For so long as the property is covered under a blanket or umbrella policy, no insurance escrows are required, provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to policies acceptable to lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — FL OH Multifamily Portfolio

The Loan. The FL OH Multifamily Portfolio loan is a $21.04 million first mortgage loan secured by the fee interest in six garden multifamily properties, totaling 543 units located in Ohio (3 properties) and Florida (3 properties). The loan has a 10-year term with a 30-year amortization period, following an initial 2-year interest-only period.

The Borrowers. The borrowing entities for the loan are Sugartree Apartments, LLC, a Florida limited liability company, Empirian Sugartree II LLC, a Delaware limited liability company, Willowood Apartments of Grove City, LLC, an Ohio limited liability company, Willowood Apartments of Grove City, II, LLC, an Ohio limited liability company, Sandpiper Apartments II, LLC, a Florida limited liability company, Parkway North Apartments, LLC, a Florida limited liability company, Dartmouth Place Apartments of Kent, LLC, an Ohio limited liability company, Cardinal E.P., LLC, an Ohio limited liability company, and Meldon Place Apartments of Toledo, LLC, an Ohio limited liability company, each a special purpose entity whose managing member is Interstate Realty Holdings X, a Delaware limited liability company and special purpose entity with one independent director.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Arbor Realty SR, Inc., a wholly owned subsidiary of Arbor Realty Trust, Inc. (“Arbor”, NYSE:ABR). Arbor is a REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investments and other real estate-related assets. Arbor began operations in 2003, and as of the first quarter ended March 31, 2015, Arbor reported a total net worth of $550.9 million with liquidity of $105.43 million.

The Properties. The portfolio is comprised of six Class-C single-story, garden style apartment communities, containing 543 units located throughout Ohio and Florida. The properties were built between 1977 and 1985, and renovated between 2013 and 2014. All six properties feature similar apartment and community amenities. The apartment features generally include 9 ft. ceilings, air conditioning, ceiling fans, dishwasher, eat-in kitchen (excluding studios), individual heat/air conditioning controls, linen closets, mini blinds, private patio/balcony, utility room with washer/dryer hookups, and storm doors availability. The community amenities generally include 24/7 emergency maintenance, extra storage, high speed internet access availability on most properties, and on-site management, and all are pet friendly. Some, but not all, of the properties include separate laundry facilities as well. The unit mixes vary among the properties, but all include studios, one-bedroom and two-bedroom apartments. As of March 31, 2015, the portfolio had a 93.7% occupancy rate.

Property Information

Property	City	State	Units	Allocated Loan Amount ($)	Year Built / Renovated	Appraisal Value ($)	Appraisal Date	3/31/2015 Occupancy(1)	Average In Place Rent(1)
Dartmouth Place	Kent	OH	102	$5,512,000	1982 / 2014	$7,570,000	6/5/2015	100.0%	$687
Sugartree Apartments	New Smyrna Beach	FL	120	4,472,000	1984 / 2013-2014	5,970,000	6/5/2015	92.5%	$587
Meldon Place	Toledo	OH	127	3,712,000	1977 / 2014	4,750,000	6/4/2015	89.0%	$452
Willowood Apartments	Grove City	OH	72	2,848,000	1985 / 2014	3,840,000	6/8/2015	94.4%	$592
Parkway North Apartments	North Fort Myers	FL	56	2,456,000	1984 / 2014	3,720,000	6/11/2015	100.0%	$634
Sandpiper Apartments	Fort Pierce	FL	66	2,040,000	1982 / 2014	3,340,000	6/3/2015	89.4%	$560
Total/ Wtd. Avg.			543	$21,040,000		$29,190,000		93.7%	$577

(1)	Based on the underwritten rent roll.

The Dartmouth Place property is located in Kent, Ohio. Kent is located along the Cuyahoga River in Northeast Ohio, approximately 12 miles northeast of Akron, Ohio. Kent is accessible by major interstates, including Interstate 80 to the north and Interstate 76 to the south. Interstate 271 is to the west of Kent. Kent State University is the main economic generator in the market area, and is located just east of Dartmouth Place. With enrollment of 29,477 as of 2014, Kent State University is one of the largest universities in Ohio. Approximately 80% of the tenants are students at Kent State University. Kent is also home to a Land O’Lakes plant, and is the location for the headquarters of the Davey Tree Expert Company, the city’s largest private employer. The overall Akron apartment vacancy rate was 1.9% as of the first quarter 2015, the underwritten rent roll shows a 0.0% vacancy, while the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — FL OH Multifamily Portfolio

comparable set had a weighted average occupancy rate of 96.5%. As of March 31, 2015, in-place rents ranged from $514 to $945 per month, with an average of $687 per unit per month.

The Sugartree Apartments property is located in New Smyrna Beach, Volusia County, Florida, which is on the central east coast of Florida, approximately 16 miles south of Daytona Beach and 54 miles north east of Orlando, on the Indian River, with the Atlantic Ocean to its east. The property is accessible from FL-44, which connects to Interstate 95 approximately 3 miles west from the property. The headquarters for NASCAR, International Speedway Corporation, Brown and Brown, Ladies Professional Golf Association, Teledyne/Ocean Design, DaVita Inc., and Battelle Institute are located within the county. The overall Daytona apartment vacancy rate was 4.0% as of the first quarter 2015, the underwritten rent roll shows a 7.5% vacancy rate, while the five comparable rental properties surveyed had a weighted average occupancy rate of 97.0%. As of March 31, 2015, in-place rents ranged from $494 to $800 per month, with an average of $587 per unit per month.

The Meldon Place property is located in Toledo, Ohio, the fourth most populous city in Ohio. Toledo is in northwest Ohio on the western end of Lake Erie, and borders the state of Michigan. Interstate 475 is within 2 miles west of the property. U.S. Route 24, one of the original U.S. highways, is approximately 4 miles south of the property. Major employers in the Toledo metropolitan area include Jeep, the University of Toledo, HRC Manor, Dana Corporation, Owens Corning, and The Andersons. The overall Toledo apartment vacancy rate was 5.1% as of June 2015, the underwritten rent roll shows an 11.0% vacancy rate, and the five comparable rental properties surveyed had a weighted average occupancy rate of 95.6%. As of March 31, 2015, in-place rents ranged from $359 to $709 per month, with an average of $452 per unit per month.

The Willowood Apartments property is located in Grove City, Ohio, a suburb approximately 10 miles southwest of Columbus. The property is accessible by Interstate 270, a beltway around Columbus, and Interstate 71. Grove City is home to large industrial warehouse and distribution centers, including the 925,000 SF Walmart Distribution Center located approximately 2 miles from the property. Retail and dining opportunities are all in close proximity to the property. The Grove City submarket had an average vacancy rate of 5.6% as of the first quarter 2015, while the underwritten rent roll for the property shows a 5.6% vacancy rate. The weighted average occupancy rate of the five comparable rental properties identified by the appraiser was 94.7%. As of March 31, 2015, in-place rents ranged from $479 to $775 per month, with an average of $592 per unit per month.

The Parkway North Apartments property is located in North Fort Myers, Florida, which is on the southwest coast of Florida. The property is accessed by US Highway 41, also called Cleveland Ave., and Interstate 75. The property is also accessible to Pine Island Road (State Road 78) and the Hancock Bridge Parkway. Fort Myers is home to the 105-acre Calusa Nature Center and Planetarium, historic estates and has a Historic Downtown with a waterfront entertainment district. The overall Fort Meyers apartment vacancy rate was 2.5% as of the first quarter 2015, while the underwritten rent roll shows a 0.0% vacancy rate. The weighted average occupancy rate of the five comparable rental properties identified by the appraiser was 97.8%. As of March 31, 2015, in-place rents ranged from $549 to $754 per month, with an average of $634 per unit per month.

The Sandpiper Apartments property is located in Fort Pierce, Florida, which is on the central, east coast of Florida, approximately 63.5 miles north of West Palm Beach. The property is accessible from Interstate 95 and the Florida State Turnpike which is 3.9 miles west of the property. US Highway 1 is east and State Road 70 is north of the property. The property is located within the Fort Pierce market which as of June 2015 had an average vacancy rate of 2.4%, while the property’s underwritten rent roll shows a 10.6% vacancy rate, and the six comparable rental properties had a weighted average occupancy rate of 98.0%. As of March 31, 2015, in-place rents ranged from $430 to $749 per month, with an average of $560 per unit per month.

Historical Occupancy

In 2011, the sponsor acquired ownership of the portfolio and implemented its business plan, which included hands on property management, active leasing and reinvesting in the assets through significant capital improvements, which brought the portfolio weighted average occupancy and NOI from 88.1% and $1.75 million, respectively, at acquisition to 93.7% and $2.14 million, respectively. Since 2011, Arbor has invested an additional $1,293,093 in capital improvements across the portfolio that consisted of exterior repairs and painting, new signage, asphalt repairs, roof repairs, interior unit work, and landscape refurbishment.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — FL OH Multifamily Portfolio

Historical Occupancy and Capex

Property	State	Units	Capex	Allocated Loan Amount ($)	2011 Occupancy %	Current Occupancy %
Dartmouth Place	OH	102	$242,315	$5,512,000	99.5%	100.0%
Sugartree Apartments	FL	120	336,995	4,472,000	78.6%	92.5%
Meldon Place	OH	127	154,109	3,712,000	86.4%	89.0%
Willowood Apartments	OH	72	170,603	2,848,000	95.7%	94.4%
Parkway North Apartments	FL	56	105,052	2,456,000	88.9%	100.0%
Sandpiper Apartments	FL	66	284,019	2,040,000	82.2%	89.4%
Total/Wtd. Avg.		543	$1,293,093	$21,040,000	88.1%	93.7%

Operating History and Underwritten Net Cash Flow

	2011(1)	2012	2013	2014	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$2,975,080	$2,998,012	$3,157,639	$3,317,119	$3,372,918	$3,542,544	$6,524	93.6%
Vacant Income	461,650	462,673	357,030	346,307	338,498	240,756	443	6.4%
Gross Potential Rent	$3,436,730	$3,460,685	$3,514,669	$3,663,426	$3,711,416	$3,783,300	$6,967	100.0%
Other Income	348,908	392,094	424,470	476,275	462,712	479,636	883	12.7%
(Vacancy/Credit Loss)	(616,108)	(650,773)	(511,672)	(410,661)	(408,453)	(375,791)	(692)	(9.9)%
Effective Gross Income	$3,169,530	$3,202,006	$3,427,467	$3,729,040	$3,765,675	$3,887,144	$7,159	102.7%
Total Expenses	$1,417,885	$1,506,405	$1,490,418	$1,625,641	$1,627,840	$1,631,150	$3,004	42.0%
Net Operating Income	$1,751,645	$1,695,601	$1,937,049	$2,103,399	$2,137,835	$2,255,994	$4,155	58.0%
Replacement Reserves	0	0	0	0	162,900	162,900	300	4.2%
Net Cash Flow	$1,751,645	$1,695,601	$1,937,049	$2,103,399	$1,974,935	$2,093,094	$3,855	53.8%

(1)	The sponsor acquired ownership of the portfolio in 2011.
(2)	The TTM column represents the trailing twelve months ending March 31, 2015.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place are based on the underwritten rent roll.

Release of Properties with Defeasance

The borrowers are permitted to obtain the release of an individual property at any time following the second anniversary of the closing date of the securitization, and prior to the payment date occurring three months prior to the maturity date, subject to the satisfaction of certain conditions, including (i) the borrowers defease the FL OH Multifamilty Portfolio loan in an amount equal to the greater of (a) 115% of the allocated loan amount of such released property and (b) an amount such that after giving effect to such release, (1) the debt service coverage ratio of the remaining properties is no less than 1.30x and (2) the loan-to-value ratio of the remaining properties is no greater than 70%, (ii) delivery of a rating agency confirmation and (iii) delivery of a REMIC opinion that such release is permitted under REMIC requirements.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156